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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

United Online, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 27, 2010

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of United Online, Inc. will be held on May 27, 2010, at 10:30 a.m. Pacific time at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

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  to elect two directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal;

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  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

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  to approve the adoption and implementation of the United Online, Inc. 2010 Incentive Compensation Plan;

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  to approve the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan; and

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  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

        Only stockholders of record at the close of business on April 1, 2010, the record date, are entitled to notice of and to vote at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and at our executive offices located at 21301 Burbank Boulevard, Woodland Hills, California 91367.

        Under the Securities and Exchange Commission rules, we are providing our stockholders with access to our proxy materials on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you plan to attend, please vote as soon as possible.

Sincerely,

Mark R. Goldston Chairman, President and Chief Executive Officer

Woodland Hills, California
April 14, 2010

United Online, Inc.
21301 Burbank Boulevard
Woodland Hills, California 91367

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2010

General

        This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held on Thursday, May 27, 2010 at 10:30 a.m. Pacific time at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367, for the purposes of:

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  electing two directors to serve on our Board of Directors for a term of office to expire at the third annual stockholders' meeting following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal;

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  ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

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  approving the adoption and implementation of the United Online, Inc. 2010 Incentive Compensation Plan;

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  approving the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan; and

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  transacting such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Internet Availability of Proxy Materials

        Under the Securities and Exchange Commission (the "SEC") rules, we are providing our stockholders with access to our proxy materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, on the Internet in lieu of mailing printed copies. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

        Instead of printed copies of our proxy materials (unless you have previously requested electronic or paper delivery), you will receive, in the mail, a "Notice Regarding the Availability of Proxy Materials" (the "Notice"). The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. We will begin mailing the Notice to stockholders on or about April 15, 2010 and the proxy materials will be first made available on the Internet on or about April 15, 2010. Thereafter, we will also begin distributing proxy materials electronically to stockholders who have previously elected to receive these materials via email and mailing printed copies of our proxy materials to stockholders who have previously elected to receive these materials in paper format.

        The Notice will contain instructions on how to access and review our proxy materials and vote online. The Notice also will contain instructions on how you can request a printed copy of our proxy materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed or electronic copy of our proxy materials for the annual meeting and indicate such delivery preference for future proxy solicitations. If you request a printed or electronic copy of the proxy materials by Internet or telephone, you will be able to select whether you want this delivery method for future proxy solicitations. If you make such request by email and would like this delivery method for future proxy solicitations, you must specifically state in your email that such delivery preference should remain in effect for future proxy solicitations. Your request to receive future materials in paper or via email will remain in effect for future proxy solicitations until you terminate it. A copy of our proxy materials is available, free of charge, on our corporate Web site (www.unitedonline.com) under "Investor Relations." By referring to our Web site, we do not incorporate the Web site or any portion of the Web site by reference into this proxy statement.

        We follow a procedure called "householding," which the SEC has approved. Under this procedure, we may deliver a single copy of the Notice to stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. All stockholders have the ability to access the proxy materials on the Web site referred to in the Notice. If you would like to receive a separate copy of the Notice (or, if you requested a printed copy of the proxy materials, a separate copy of the proxy materials), please submit your request to: United Online, Inc., c/o Investor Relations, 21301 Burbank Boulevard, Woodland Hills, California 91367, telephone: 1 (818) 287-3000. Similarly, if you share an address with another stockholder and received multiple copies of the Notice, you may write or call us at the above address and telephone number to make arrangements to receive a single copy of the Notice at the shared address in the future.

        If your shares are registered differently or are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization, you may receive more than one Notice. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the proxy materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent at: Computershare Trust Company, N.A. at 1 (800) 962-4284 or in writing at Computershare Trust Company, N.A., P.O. Box 43070, Providence, Rhode Island 02940. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you can accomplish this by contacting the brokerage firm, bank, broker-dealer, or other similar organization.

Voting; Quorum

        Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Common stockholders of record at the close of business on April 1, 2010, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, 86,557,727 shares of our common stock were issued and outstanding. Each share of common stock is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 1, 2010 will constitute a quorum.

        All votes will be tabulated by the Inspector of Elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes are shares held of record by, among others, brokerage firms or financial institutions but not voted due to the failure of the beneficial owners of those shares to provide voting instructions in cases in which such brokerage firms or financial institutions do not have discretion to vote on the proposal without such instructions. See "Voting Procedure—Beneficial Owners of Shares Held in Street Name" below. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining whether a proposal has been approved, if that proposal involves a non-routine matter. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 is a routine matter. Non-routine matters are the election of the two directors to serve on our Board of Directors, the approval of the adoption and implementation of the United Online, Inc. 2010 Incentive Compensation Plan (the "2010 Incentive Compensation Plan") and the approval of the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan (the "2010 Employee Stock Purchase Plan").

        The election of directors will be by plurality vote, and the nominees receiving the highest number of affirmative votes will be elected. Votes marked "withheld" and broker non-votes will not affect the outcome of the election, although they will be counted as present for purposes of determining whether there is a quorum. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions with respect to this proposal will count as votes against this proposal. Approval of the 2010 Incentive Compensation Plan and the 2010 Employee Stock Purchase Plan each require the approval of the affirmative vote of a majority of the outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote. Abstentions with respect to each of these proposals will count as votes against the respective proposal, and broker non-votes will not be taken into account in determining whether those two proposals are approved, although broker non-votes will be counted as present for purposes of determining whether there is a quorum.

Voting Procedure

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company,  N.A., you are a stockholder of record and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. You can vote in person at the annual meeting or by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to us, your vote will not count. There are three ways stockholders of record can vote by proxy: (1) by telephone (by requesting a printed copy of the proxy materials and following the instructions on the proxy card, or by following the instructions on the Internet); (2) by Internet (by following the instructions provided in the Notice); or (3) by requesting (via telephone, Internet or email) a printed copy of the proxy materials, and then completing and returning the proxy card enclosed in such materials prior to the annual meeting or submitting a signed proxy card at the annual meeting. Unless there are different instructions on the proxy card, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal One (unless the authority to vote for the election of such directors is withheld), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Two, FOR the approval of the adoption and implementation of the 2010 Incentive Compensation Plan as described in Proposal Three and FOR the approval of the adoption and implementation of the 2010 Employee Stock Purchase Plan as described in Proposal Four.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and such organization forwarded to you the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to your broker, your vote will not count. There are two ways beneficial owners of shares held in street name can vote by proxy: (1) by requesting a printed copy of the proxy materials and following the instructions on the voting instruction form or (2) by Internet by following the instructions provided in the Notice. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. If you do not provide such organization with specific voting instructions, under the rules of the various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If such organization does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." A broker non-vote will have the effects described under "Voting; Quorum."

        Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Mark R. Goldston and Scott H. Ray to vote on such matters at his discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

        You may revoke your proxy at any time before it is actually voted at the annual meeting by:

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  delivering written notice of revocation to our Corporate Secretary at 21301 Burbank Boulevard, Woodland Hills, California 91367;

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  submitting a later dated proxy; or

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  attending the annual meeting and voting in person.

        Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person present at the annual meeting by executing a form of proxy designating that person to act on your behalf.

        Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner of our shares, but those shares are held of record by another person such as a brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote the shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Solicitation

        This solicitation is made on behalf of our Board of Directors, and we will pay the costs of solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners upon request. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies by telephone, fax or personal interview. No additional compensation will be paid to these individuals for any such services.

Stockholder Proposals for 2011 Annual Meeting

        Stockholder proposals that are intended to be presented at our 2011 annual meeting of stockholders and included in our proxy statement relating to the 2011 annual meeting must be received by us no later than December 16, 2010, which is 120 calendar days before the anniversary of the date on which this proxy statement is first distributed to the stockholders. If the date of the 2010 annual meeting is moved more than 30 days prior to, or more than 30 days after, May 27, 2011, the deadline for inclusion of proposals in our proxy statement for the 2011 annual meeting instead will be a reasonable time before we begin to print and mail our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2011 annual meeting.

        If a stockholder wishes to present a proposal at our 2011 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to the 2011 annual meeting, the stockholder must give advance notice to us prior to the deadline (the "Bylaw Deadline") for the annual meeting determined in accordance with our amended and restated bylaws ("bylaws"). Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than February 26, 2011, and no earlier than January 27, 2011, which dates are 90 days and 120 days, respectively, prior to the anniversary of the date of this year's annual meeting.

        However, if we determine to change the date of the 2011 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, May 27, 2011, stockholder proposals intended for presentation at the 2011 annual meeting but not intended to be included in our proxy statement relating to the 2011 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the day on which such notice of the date of the 2011 annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs (the "Alternate Date"). If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2011 annual meeting. All stockholder proposals must be in the form required by our bylaws.

        If a stockholder complies with such procedures and submits the proposal before the Bylaw Deadline (or the Alternate Date, if applicable), then the holders of proxies solicited by our Board of Directors for the annual meeting of stockholders at which that proposal is submitted will not have discretionary voting power with respect to that proposal and cannot vote those proxies in the absence of specific voting instructions from the persons who gave those proxies. For information and procedures regarding a stockholder's ability to nominate directors at an annual meeting or recommend to the Nominating Committee candidates for nomination as a director at an annual meeting, see "Stockholder Recommendations for Nominations to the Board of Directors" and "Director Nominees—Stockholder Nominations of Directors," which appear elsewhere in this proxy statement.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

 MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes with staggered terms, which will usually be approximately three years in length. Our bylaws provide that each director, once elected, holds office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

        The class whose term expires at this annual meeting has two directors, Robert Berglass and Kenneth L. Coleman, who are both nominated for re-election. Each of the directors elected at this annual meeting will hold office for a term to expire at the third annual meeting of stockholders following his election until his successor is duly elected and qualified or until such person's earlier resignation or removal. If both nominees are elected, our Board of Directors will consist of seven individuals.

        The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board of Directors. Unless a stockholder specifies otherwise, a returned proxy will be voted FOR the election of each of the nominees listed below.

        On September 25, 2001, NetZero, Inc. ("NetZero") and Juno Online Services, Inc. merged (the "Merger") into two wholly-owned subsidiaries of United Online, Inc. ("United Online") and each of the directors of NetZero became a director of United Online pursuant to the terms of the Merger. James T. Armstrong, Dennis Holt, Robert Berglass and Mark R. Goldston were directors of NetZero prior to the Merger.

        The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

Name	Age	Director Since	Positions
Robert Berglass	72	2001	Lead Independent Director; Compensation Committee Chair
Kenneth L. Coleman	67	2001	Director; Nominating and Corporate Governance Committee Chair; Member of Audit and Compensation Committees

        Robert Berglass has served as one of our directors since the Merger, and was a member of the board of directors of Classmates Media Corporation ("CMC"), a wholly-owned subsidiary of the company, from September 2007 to January 2010. Mr. Berglass was a director of NetZero from November 2000 until the Merger. Mr. Berglass has been our Lead Independent Director since February 2006. Since January 2002, Mr. Berglass has been the Chairman of DAVEXLABS LLC. From 1998 until April 2001, Mr. Berglass was the Chairman, Chief Executive Officer and President of Schwarzkopf & DEP, Inc. (formerly DEP Corporation), a division of Henkel KGAA. Mr. Berglass had held those positions following Henkel KGAA's acquisition of DEP Corporation in 1998. From 1969 to 1998, Mr. Berglass was the Chairman, Chief Executive Officer and President of DEP Corporation. Before joining DEP Corporation, Mr. Berglass held various positions at Faberge, Inc., including Corporate Executive Vice President. Having served as Chairman, Chief Executive Officer and President of a large, global personal care products company with some of the world's most recognized brands, Mr. Berglass presents valuable insight into organizational and operational management issues crucial to a public company as well as valuable insight on various aspects of consumer marketing. In addition, having served as a director of NetZero since 2000 and then United Online since 2001, Mr. Berglass possesses a breadth of knowledge regarding the company's business.

        Kenneth L. Coleman has served as one of our directors since September 2001, and was a member of the board of directors of CMC from September 2007 to January 2010. Since February 2006, Mr. Coleman has been the Chairman of Accelrys (formerly Pharmacopeia Inc.). In May 2002, Mr. Coleman founded ITM Software and served as its Chairman and Chief Executive Officer until January 2006. In May 2001, Mr. Coleman founded Coleman Consulting and consulted on various strategic matters for several companies through May 2002. From 1987 through May 2001, he held various positions, including Executive Vice President of Global Sales, Service and Marketing, with Silicon Graphics, Inc. Mr. Coleman serves on the board of directors of MIPS Technologies, Inc., City National Bank and Accelrys. Mr. Coleman received his B.S. and M.B.A. from Ohio State University. From his long and decorated career in the software and technology fields, Mr. Coleman brings to our Board of Directors a unique perspective on the intersection of technology and marketing which is critical to a company competing for the sale of online products and services. In addition, having served as a director of United Online since 2001, Mr. Coleman possesses a breadth of knowledge regarding the company's business.

Continuing Directors

        Our other directors are as follows:

Name	Age	Director Since	Positions
Mark R. Goldston	55	2001	Chairman, President, Chief Executive Officer; Director; Sole Member of Secondary Compensation Committee
James T. Armstrong	44	2001	Director; Member of Audit Committee
Dennis Holt	73	2001	Director; Member of Compensation and Nominating and Corporate Governance Committees
Howard G. Phanstiel	61	2008	Director; Audit Committee Chair
Carol A. Scott	60	2003	Director; Member of Audit and Nominating and Corporate Governance Committees

        The terms for Messrs. Goldston and Phanstiel and Dr. Scott will expire at the next annual meeting of stockholders and the terms for Messrs. Armstrong and Holt will expire at the next annual meeting of stockholders thereafter.

        Mark R. Goldston has served as our Chairman, Chief Executive Officer and a director since the Merger. Prior to May 2006 and since June 2007, Mr. Goldston served as our Chairman, President, Chief Executive Officer and a director. Between May 2006 and May 2007, he served as our Chairman, Chief Executive Officer and a director. He served as NetZero's Chairman and Chief Executive Officer and one of its directors from March 1999 until the Merger. Prior to joining NetZero, Mr. Goldston served as Chairman and Chief Executive Officer of The Goldston Group, a strategic advisory firm, from December 1997 to March 1999. From April 1996 to December 1997, he served as President, Chief Executive Officer and a director of Einstein/Noah Bagel Corp. after founding and serving his initial term with The Goldston Group from June 1994 to April 1996. Mr. Goldston also served as President and Chief Operating Officer of L.A. Gear from September 1991 to June 1994 and as a principal of Odyssey Partners, L.P., a private equity firm, from September 1989 to September 1991. Before joining Odyssey Partners, Mr. Goldston held various executive positions including Chief Marketing Officer of Reebok, President of Faberge USA, Inc. and Vice President of Marketing Worldwide for fragrance and skincare at Revlon, Inc. Mr. Goldston is the author of a business book entitled, The Turnaround Prescription, which was published in 1992 and is the named inventor on 13 separate U.S. patents on products such as inflatable pump athletic shoes, lighted footwear, and a method for delivering electronic content over the Internet. Mr. Goldston received his B.S.B.A. in Marketing and Finance from Ohio State University and his M.B.A. (M.M.) from the J.L. Kellogg School at Northwestern

University. He serves on the Dean's Advisory Board of the J.L. Kellogg School at Northwestern University and the Dean's Advisory Board of the Ohio State University Fisher School of Business. From his long and decorated career at several large, consumer-focused companies across a wide variety of industries, Mr. Goldston brings to our Board of Directors significant leadership, organizational and operational management skills combined with a wealth of unparalleled experience in global, consumer-oriented businesses vital to a public company in the consumer products space. In addition, having served as Chairman, President and Chief Executive Officer at NetZero since 1999 and then United Online since 2001, Mr. Goldston possesses a breadth of knowledge regarding the company's business.

        James T. Armstrong has served as one of our directors since the Merger and was a director of NetZero from 1998 until the Merger. Mr. Armstrong has been a Managing Director with Clearstone Venture Partners (formerly idealab! Capital Partners) since August 1998. From May 1995 to August 1998, Mr. Armstrong was an associate with Austin Ventures. From September 1989 to March 1992, Mr. Armstrong was a senior auditor with Ernst & Young. Mr. Armstrong serves on the board of directors of several private companies. Mr. Armstrong received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. from the University of Texas. Serving as a Managing Director of a venture capital fund focused on growing technology companies in a variety of markets, Mr. Armstrong brings to our Board of Directors well-developed business and financial acumen critical to the company, the success of which has been dependent on growing organically as well as through acquisitions. In addition, having served as a director of NetZero since 1998 and then United Online since 2001, Mr. Armstrong possesses a breadth of knowledge regarding the company's business.

        Dennis Holt has served as one of our directors since the Merger and was a director of NetZero from January 2001 until the Merger. Mr. Holt founded US International Media LLC, and has been its Chairman and Chief Executive Officer since March 2004. Mr. Holt also serves as Chairman and Chief Executive Officer of Patriot Communications LLC, a telecommunications service bureau, which he created in 1990 as a subsidiary of Western International Media. Mr. Holt founded Western International Media, a media buying service, in 1970 and was the Chairman and Chief Executive Officer from 1970 through January 2002. Mr. Holt also serves on the board of directors of Westwood One, Inc. and several private and philanthropic companies. Mr. Holt received his B.A. in Administration from the University of Southern California. Having served as Chairman and Chief Executive Officer of several companies focused on advertising media, Mr. Holt brings to our Board of Directors a wealth of knowledge of organizational and operational management as well as unique insight into advertising media, which is crucial to a consumer marketing-driven company largely dependent on online and other advertising. In addition, having served as a director of NetZero and then United Online since 2001, Mr. Holt possesses a breadth of knowledge regarding the company's business.

        Howard G. Phanstiel has served as one of our directors since October 2008, and was a member of the board of directors of CMC from September 2007 to January 2010. He has been a managing member of Phanstiel Enterprises LLC, a private consulting and investment firm, since April 2007. From January 2006 to April 2007, Mr. Phanstiel was an Executive Vice President of UnitedHealth Group Incorporated. From October 2000 to December 2005, Mr. Phanstiel was the Chief Executive Officer of PacifiCare Health Systems, Inc. and from 2002 to 2004 he was also its Chairman. Mr. Phanstiel earned a B.A. in Political Science from Syracuse University and a Masters in Public Administration from the Maxwell School of Citizenship and Public Affairs of Syracuse University. Having served as Chairman and Chief Executive Officer at one of the nation's largest health care companies, Mr. Phanstiel brings to our Board of Directors a wealth of knowledge of organizational and operational management, board and management leadership experience and financial acumen essential to a public company.

        Dr. Carol A. Scott, Ph.D., has served as one of our directors since April 2003, and was a member of the board of directors of CMC from September 2007 to January 2010. Dr. Scott is a professor of marketing at the UCLA Anderson Graduate School of Management where she served as the Associate

Dean for Academic Affairs and as the Chairman of the faculty from 1986 through 1994 as well as the faculty director of the school's Executive Program from 2005 to 2009. She was a visiting professor at the Harvard Business School in 1985, and was on the faculty at Ohio State University for three years prior to joining UCLA in 1977. Dr. Scott's research on customer decision-making and marketing strategy has been published in major academic journals, and she has served on the editorial boards of the Journal of Marketing, the Journal of Marketing Research and the Journal of Consumer Research. She received her B.S. (business and history) from the University of Texas at Austin, and her M.S. (management) and Ph.D. (marketing) from Northwestern University. In 2008, she co-founded Crossfield Associates, Inc., a litigation consulting company that provides expert services on matters of intellectual property to law firms and corporate clients. Also in 2008, she co-founded Nellie Analytics, Inc., a marketing and graphics services company. She serves as Chief Executive Officer of Nellie Analytics and co-Chief Executive Officer of Crossfield Associates. From her long and decorated career in academia and academic administration at some of the nation's most prestigious universities, in addition to her experience in consulting to major corporations, Dr. Scott brings to our Board of Directors a unique point of view regarding consumer marketing and organizational management that is vital to a marketing-driven company. In addition, having served as a director of United Online since 2003, Dr. Scott possesses a breadth of knowledge regarding the company's business.

Code of Ethics

        Our Code of Ethics applies to all of our directors and officers, including, but not limited to, our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is our "code of conduct" within the meaning of the Nasdaq Marketplace Rules applicable to companies whose stock is listed for trading on the NASDAQ Global Select Market. A current copy of the Code of Ethics is available on our corporate Web site (www.unitedonline.com) under "Investor Relations."

Stockholder Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 21301 Burbank Boulevard, Woodland Hills, California 91367.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any individual, group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to the director or to each director who is a member of the group or committee to which the envelope is addressed.

Board Independence

        Seven individuals sit on our Board of Directors, the following six of whom are "independent directors" as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Messrs. Armstrong, Berglass, Coleman, Holt and Phanstiel and Dr. Scott. Our Board of Directors held six meetings during 2009. Our Board of Directors currently has an Audit Committee, a Compensation Committee, a Secondary Compensation Committee and a Nominating and Corporate Governance Committee. As discussed in more detail below, in February of 2010, our Board combined the Nominating Committee and the Corporate Governance Committee into one committee.

Board Leadership Structure and Role in Risk Oversight

        The Board of Directors understands that board structures vary greatly among U.S. public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        The Board of Directors has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the company at this time and provides effective oversight of management and strong leadership of the independent directors. The Board believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The Board believes this leadership structure is particularly appropriate for the company at this time given Mr. Goldston's continuity of service with the company since joining NetZero in 1999 and the many changes the company has undergone as a result of its strategy to grow and diversify through acquisitions. As the individual with primary responsibility for managing the company's day-to-day operations, Mr. Goldston is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of the Board and the applicable committees.

        In 2006, the Board designated a Lead Independent Director, Mr. Berglass. The Lead Independent Director is responsible for presiding at the executive sessions of the Board of Directors, communicating to the Chairman such matters arising out of the executive sessions as the directors may desire to be communicated to him, and undertaking such further duties as may be determined by the Board of Directors. The Board believes that the Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. The Board of Directors furthermore believes that this structure is in the best interest of the company as it allows for a balance of power between the Chief Executive Officer and the independent directors and provides an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas, and are able to provide objective and thoughtful oversight of management. Nevertheless, the Board believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of Chairman and Chief Executive Officer will vary from company to company and depend upon a company's particular circumstances at a given point in time. Accordingly, the Board will continue to consider from time to time whether the Chairman and Chief Executive Officer positions should be combined based on what the Board believes is best for the company and its stockholders.

        The Board of Directors is primarily responsible for assessing risks associated with the company's business. However, the Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management the company's policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs and other matters. Under the direction of the Audit Committee, the company's internal audit department assists the company in the evaluation and improvement of the effectiveness of risk management. In addition, under the direction of the Board and certain of its committees, the company's legal department assists in the oversight of corporate compliance activities. As discussed under "Risk Assessment of Compensation Programs" which appears elsewhere in this proxy statement, the Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks. On a regular basis and from time to time as necessary or appropriate, updates are provided by these groups to the Board of Directors regarding their risk assessment and risk management activities and other risk-related matters.

Board Committees and Meetings

        During 2009, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted at various times during 2009 by written consent without a meeting. Additionally, non-management Board members met in executive sessions without the presence of management periodically, at least once each quarter, during 2009. We do not have a policy regarding director attendance at our annual meetings. Three of our directors attended our annual meeting held in 2009.

        Audit Committee.    The Audit Committee consists of four directors, Messrs. Armstrong, Coleman and Phanstiel and Dr. Scott. The Audit Committee oversees our accounting and financial reporting processes and audits of our consolidated financial statements. The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of our independent registered public accounting firm, including evaluating its independence and reviewing its performance. In addition, the Audit Committee is responsible for reviewing and discussing the annual audit plan with our independent registered public accounting firm, reviewing our annual consolidated financial statements, our interim consolidated financial statements and our internal controls over financial reporting and accounting practices and policies, reviewing with management our risk assessment and risk management policies and procedures, reviewing and approving or disapproving any proposed transactions required to be disclosed by Item 404 of Regulation S-K, and reviewing legal and regulatory matters. The Audit Committee also performs other functions or duties, within the scope of its responsibilities, as deemed appropriate by the Audit Committee or our Board of Directors. The Audit Committee was formed on September 25, 2001 and held 11 meetings during 2009. The Audit Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Audit Committee and revised as appropriate. A current copy of the Audit Committee charter is available on our corporate Web site (www.unitedonline.com) under "Investor Relations." Our Board of Directors has determined that all members of the Audit Committee are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and also satisfy the additional criteria for independence for Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of Mr. Phanstiel, who serves as Chairman of the Audit Committee, and Mr. Armstrong qualifies as a "financial expert" as that term is defined under applicable SEC rules. In 2004, the Audit Committee established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee meets privately with members and representatives of our independent registered public accounting firm, and members and representatives of our independent registered public accounting firm have unrestricted access and report directly to the Audit Committee. The Audit Committee has selected PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2010 and is recommending that our stockholders ratify this appointment at the annual meeting. The Audit Committee Report may be found on pages 81-82 of this proxy statement.

        Compensation Committee.    The Compensation Committee consists of three directors, Messrs. Berglass, Coleman and Holt, all of whom are independent directors as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Compensation Committee oversees our executive compensation and employee equity-based benefit plans. The Compensation Committee is responsible for reviewing the compensation of our executive officers and determining the nature and amount of the various components of such compensation, including any adjustments to their annual base salary, the establishment of the applicable company performance goals under our annual management incentive bonus plan and their bonus potential based on the attainment of those goals, and the grant of awards under our equity incentive plans. The Compensation Committee approves the employment agreements, severance or termination arrangements, and other compensatory contracts or arrangements made with our executive officers. The Compensation Committee also administers our equity incentive plans and has concurrent authority with our Board of Directors to make awards thereunder to our executive officers. The Compensation Committee will also perform other functions or duties as may be assigned to it under the terms of any executive compensation or equity-based benefit plan or otherwise deemed appropriate by our Board of Directors. The Compensation Committee was formed on September 25, 2001 and held 12 meetings during 2009. The Compensation Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually and revised as appropriate. A current copy of the Compensation Committee charter is available on our corporate Web site (www.unitedonline.com) under "Investor Relations."

        The Compensation Committee makes all decisions regarding the cash and equity compensation of our Chief Executive Officer, although the Compensation Committee may, in its discretion, request the concurrence or approval of such decisions by a majority of the independent directors serving on our Board of Directors. With respect to all other executive officers, the Compensation Committee determines their compensation, taking into account the recommendations of our Chief Executive Officer who annually reviews the performance of the other executive officers and then presents to the Compensation Committee the conclusions reached and his recommendations for their compensation based on those reviews. The Compensation Committee can, and often does, exercise its discretion in determining whether to approve or modify any recommended compensation adjustments or equity awards. Decisions regarding any other forms of compensation provided to our executive officers that are not provided to all senior-level employees (for example, any health and welfare benefits, deferral plans and perquisites) are made by the Compensation Committee after taking into consideration the recommendations made by our Chief Executive Officer.

        The Compensation Committee has the authority to retain the services of independent counsel, consultants or other advisors, including an independent compensation consulting firm, in connection with its responsibilities in setting compensation for the executive officers. Additional information regarding the Compensation Committee's use of outside advisors may be found under "Independent Compensation Consultant" which appears elsewhere in this proxy statement. Additional information concerning the compensation policies and objectives established by the Compensation Committee is included in the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement. The Compensation Committee Report for the 2009 fiscal year may be found on page 61 of this proxy statement.

        Secondary Compensation Committee.    The Board of Directors has delegated to the Secondary Compensation Committee of the Board the authority, concurrent with that of the Compensation Committee, to make discretionary awards under our equity incentive plans to employees other than executive officers. Mark R. Goldston, our Chairman, President and Chief Executive Officer, is the sole member of the Secondary Compensation Committee. The Secondary Compensation Committee held four meetings in 2009.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of three directors, Messrs. Coleman and Holt and Dr. Scott, all of whom are independent as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Board of Directors formed the Corporate Governance Committee in October of 2009. In February of 2010, the Board determined to combine the Corporate Governance Committee and the Nominating Committee rather than have two separate committees, and changed the name of the Nominating Committee to the

Nominating and Corporate Governance Committee accordingly. The Nominating and Corporate Governance Committee is in the process of considering proposed amendments to its current charter to add corporate governance-related duties and responsibilities. Once finalized, the Nominating and Corporate Governance Committee will submit such proposed amendments to the Board of Directors for its consideration. In the meantime, until such amended charter is finalized and adopted by the Board, the Nominating and Corporate Governance Committee continues to operate under the current charter for the Nominating Committee.

        Pursuant to its current charter, the Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors individuals qualified to serve as directors of the company. The Nominating and Corporate Governance Committee is responsible for assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, establishing procedures to be followed by stockholders in submitting recommendations for Board candidates, reviewing background and qualifications of individuals being considered as director candidates, recommending to the Board director nominees, and reviewing the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Nominating and Corporate Governance Committee and revised as appropriate. A current copy of the Nominating and Corporate Governance Committee charter is available on our corporate Web site (www.unitedonline.com) under "Investor Relations." As discussed in the preceding paragraph, the committee is in the process of considering amendments to its charter. After the Board adopts an amended charter, such amended charter will be posted on our corporate Web site. In 2009, which was prior to the combination of the Nominating Committee and the Corporate Governance Committee, the Nominating Committee held one meeting and the Corporate Governance Committee held one meeting.

  Director Nominees.

  •
  Criteria for Director Nominees.  The Board of Directors believes that the Board should be comprised of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to the industries in which the company operates. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the Nominating and Corporate Governance Committee will take into account a number of factors, including, without limitation, the following: independence from management; depth of understanding of the Internet, sales and marketing, finance and/or other elements directly relevant to our business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Nominating and Corporate Governance Committee may use the services of third-party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate's appointment or election. Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director's past attendance at, and participation in, meetings of the Board of Directors and its committees and the director's formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is or was a member. Although the Board of Directors does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the Nominating and Corporate Governance Committee are the benefits of diversity in board composition, including with respect to age, gender, race and specialized background. The directors nominated for re-election at this annual meeting were approved for nomination by all of the disinterested members of the Board of Directors. In connection with such nominations, the Nominating and Corporate Governance Committee and the Board of Directors considered, among other things, the information discussed in each such director's biographical information as set forth on pages 6-7.

  •
  Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by any stockholder. The Nominating and Corporate Governance Committee will evaluate such recommendations by applying its regular nominee criteria and considering the additional information set forth below. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chair of the Nominating and Corporate Governance Committee, United Online, Inc., 21301 Burbank Boulevard, Woodland Hills, California 91367. Prior to making such a recommendation, stockholders are encouraged to contact the Chair of the Nominating and Corporate Governance Committee to obtain a list of backgrounds that the Nominating and Corporate Governance Committee would consider for potential director nominees given the then-current composition of the Board of Directors. A stockholder recommendation must contain the following information: documentation supporting that the writer is a stockholder of United Online and indicating (i) the number of shares of our common stock beneficially owned by such person, (ii) the holder or holders of record of those shares and (iii) the number of shares (if any) held of record by such person but not beneficially owned, together with a statement that the writer is recommending a candidate for nomination as a director; the address of record of the proposing stockholder; a résumé of the candidate's business experience and educational background that also includes the candidate's name, age, business and residence addresses, and principal occupation or employment and an explanation of how the candidate's background and qualifications are directly relevant to United Online's business; the number of shares of our common stock beneficially owned by the candidate and owned of record by such individual; a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of United Online, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board; detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate; any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; a representation that the proposing stockholder intends to appear in person or by proxy at the annual meeting of stockholders at which the person named in such notice is to stand for election; and a signed consent of the candidate to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate or the proposing stockholder. The Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. No recommendations for director nominations were submitted by any stockholder in connection with the election of directors at the 2010 annual meeting. Any recommendations for candidates for nomination as a director at our next annual meeting must be received by the Chairman of the Nominating and Corporate Governance Committee no later than 120 calendar days prior to the anniversary of the date on which this proxy statement was first mailed to our stockholders.

  •
  Stockholder Nominations of Directors.  A stockholder that instead desires to nominate a person directly for election to the Board of Directors must comply with the advance notice procedures of our bylaws and attend the annual meeting to make the necessary motion. Our bylaws provide that nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders by any stockholder of United Online who is a stockholder of record on the date of the giving of the notice described below and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in our bylaws. Such stockholder must timely deliver or mail to our Corporate Secretary at 21301 Burbank Boulevard, Woodland Hills, California 91367, a notice containing the following information: (a) as to each candidate whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the candidate, (ii) the principal occupation or employment of the candidate, (iii) the class or series and number of shares of our common stock which are owned beneficially or of record by the candidate; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our common stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that the stockholder intends to appear in person or by proxy at the annual meeting of stockholders to nominate the candidate(s) named in such notice, and (v) any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such person as a director. In addition, the notice must be accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected. In order to be deemed properly presented, the notice must be delivered to our Corporate Secretary no later than February 26, 2011, and no earlier than January 27, 2011, which dates are 90 days and 120 days, respectively, prior to May 27, 2011, the anniversary of the date for this year's annual meeting; provided, that if the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. No director nominations were submitted by any stockholder in connection with the election of directors at the 2010 annual meeting.

Compensation Committee Interlocks and Insider Participation

        During 2009, Messrs. Berglass, Coleman and Holt served as members of the Compensation Committee, and Mr. Goldston, our Chairman, President and Chief Executive Officer, served as the sole member of the Secondary Compensation Committee. None of the Compensation Committee members was employed by us at any time during 2009, and none has ever served or acted as one of our officers or employees or had any relationships requiring disclosure by the company under the SEC's rules requiring disclosure of certain relationships and related party transactions.

        None of our current executive officers has ever served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other entity (other than our subsidiaries) that has or has had one or more of its executive officers serve as a member of our Board of Directors or our Compensation Committee.

Independent Compensation Consultant

        The Compensation Committee has the authority to retain the services of an independent compensation consulting firm in connection with its responsibilities in setting compensation for the executive officers. Pursuant to that authority, the Compensation Committee has historically engaged Frederic W. Cook & Co., Inc., a nationally-recognized, independent compensation consulting firm, to review the executive compensation program and individual compensation for the executive officers. The independent consultants provide the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our Chief Executive Officer regarding the other executive officers. In addition, in 2009, the Compensation Committee also engaged the independent consultants to assist with designing and structuring the 2010 Incentive Compensation Plan, which is being considered by the stockholders at this annual meeting. The independent consultants maintain no other direct or indirect business relationships with the company. All executive compensation services provided by the independent consultants are conducted under the direction or authority of the Compensation Committee. In addition to the independent consultants, members of our Human Resources, Legal and Finance Departments support the Compensation Committee in its work. For additional information on the Compensation Committee's activities, its use of outside advisors and its consideration and determination of executive compensation, see the Compensation Discussion and Analysis which appears elsewhere in this proxy statement.

Director Compensation

        Cash Retainer Fees.    During the 2009 fiscal year, our non-employee directors received an annual retainer fee of $25,000, which was paid quarterly in arrears, as well as $1,000 for each Board or Board committee meeting attended. Members of the Audit Committee and Compensation Committee received an additional annual retainer fee of $10,000, and the Chairs of the Audit Committee and Compensation Committee each received an additional annual retainer fee of $20,000 and $15,000, respectively. In addition, the Chair of the Nominating Committee received an additional annual retainer fee of $5,000, and the members of the Nominating Committee received an additional annual retainer fee of $2,500. The Lead Independent Director received an additional annual retainer fee of $25,000. With respect to the Corporate Governance Committee which held one meeting during the 2009 fiscal year before the Board determined in February of 2010 to combine the Nominating and Corporate Governance Committees, the fees paid for serving as a Chair and as a member of the Corporate Governance Committee were the same as those for the Nominating Committee. Messrs. Berglass, Coleman and Phanstiel and Dr. Scott also served as members of the board of directors of our subsidiary, Classmates Media Corporation ("CMC") during the 2009 fiscal year. For such service during the 2009 fiscal year, Messrs. Berglass, Coleman and Phanstiel and Dr. Scott each received an annual retainer fee of $25,000, which was paid quarterly in arrears for their service, as well as $1,000 for each CMC board meeting attended.

        Effective as of February 10, 2010, the following increases in compensation were approved by the Board of Directors: (i) the annual retainer fee for the Lead Independent Director was increased to $30,000; (ii) the annual retainer for the Chair of the Compensation Committee was increased to $16,500; (iii) the annual retainer for the Chair of the Nominating and Corporate Governance Committee was increased to $12,500; and (iv) the annual retainer for each member of the Nominating and Corporate Governance Committee was increased to $7,500.

        Effective as of January 2010, Messrs. Berglass, Coleman and Phanstiel and Dr. Scott each resigned from the board of directors of CMC and in connection with such resignation, each of them received a pro-rated annual retainer fee in the amount of $2,083 for their CMC board service during the 2010 calendar year. Pursuant to the terms of the letter agreement governing his compensation for service on the CMC board, Mr. Phanstiel received an additional cash payment of $50,000 upon the termination of his CMC board service.

        Equity Awards.    Under our 2001 Stock Incentive Plan, non-employee directors may receive option grants, restricted stock or restricted stock unit awards and other equity incentives in connection with their service on the Board.

        On February 15, 2009, the Board awarded restricted stock unit awards with a grant-date fair value of $127,500 to each non-employee director. The number of restricted stock units subject to the award was determined by dividing $127,500 by the $5.19 fair market value of our common stock on the award date. As a result, each such director received an award of 24,566 restricted stock units. Each unit entitled the non-employee director to receive one share of our common stock upon vesting. The shares subject to those units vested and became issuable upon the non-employee director's continuation in Board service through February 15, 2010. However, had the director voluntarily ceased Board service prior to such vesting date, then that director would have vested in the number of units in which he or she would have been vested as of such termination date had the units vested in successive equal monthly installments between the award date and the February 15, 2010 scheduled vesting date, and the remaining units would have been cancelled. In the event of a change in control, the shares subject to the units would have vested in full and become immediately issuable.

        The Board awarded restricted stock unit awards with a grant-date fair value of $127,500 to each non-employee director effective February 15, 2010. The number of restricted stock units subject to the award was determined by dividing $127,500 by the $6.27 fair market value of our common stock on the effective date of the award. As a result, each of our non-employee directors received an award of 20,334 restricted stock units. Each unit entitles the non-employee director to receive one share of our common stock upon vesting. The shares subject to those units will vest and become issuable upon the non-employee director's continuation in Board service through February 15, 2011. However, should the director voluntarily cease such Board service prior to such vesting date, then that director will vest in the number of units in which he or she would have been vested as of the termination date had such units vested in successive equal monthly installments between February 15, 2010 and the February 15, 2011 scheduled vesting date, and the remaining units will be cancelled. In the event of a change in control, the shares subject to the units will vest in full and become immediately issuable.

 Director Summary Compensation Table

        The following table provides certain summary information concerning the compensation earned by the non-employee directors of the company for the year ended December 31, 2009.

Name(1)	Fees Earned in Cash(2)	Stock Awards(3)	Total(4)
James T. Armstrong	$56,167	$127,498	$183,665
Robert Berglass	$108,000	$127,498	$235,498
Kenneth L. Coleman	$101,250	$127,498	$228,748
Dennis Holt	$59,000	$127,498	$186,498
Howard G. Phanstiel	$85,333	$127,498	$212,831
Carol A. Scott	$85,125	$127,498	$212,623

(1)
Mr. Goldston, the company's Chairman, President and Chief Executive Officer, is not included in this table because he is an employee of the company and does not earn any additional compensation for his services as a director. The compensation earned by Mr. Goldston as an employee of the company is shown in the Summary Compensation Table, which appears elsewhere in this proxy statement.

(2)
Messrs. Berglass, Coleman and Phanstiel and Dr. Scott, who also served on the board of directors of CMC during 2009 fiscal year, earned fees during such fiscal year for their service as board members of each company. The $25,000 of director fees earned by each of them for their service as a CMC director during the 2009 fiscal year is included in the table above.

(3)
On February 15, 2009, each non-employee director of the company was awarded 24,566 restricted stock units. Each unit provided such director with the right to receive one share of our common stock upon the vesting of that unit. The amount identified in the table represents the grant-date fair value of each such restricted stock unit award, calculated in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation ("ASC 718"). For information regarding assumptions underlying the ASC 718 valuation of our equity awards, see Note 9 of the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)
The non-employee directors hold restricted stock units which contain dividend equivalent rights. Pursuant to those rights, each non-employee director will receive, in the event dividends or other distributions are declared and paid on the company's outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to the company's stockholders. The payment will be made in the same form as the actual dividend or distribution is made to the stockholders. The ASC 718 value of restricted stock unit awards made to the non-employee directors after May 2005 takes the dividend equivalent rights into consideration, and accordingly, the amounts received by the non-employee directors pursuant to such rights are not included in the table above as part of their compensation for the 2009 fiscal year. During the 2009 fiscal year, Mr. Phanstiel received $13,670 in cash payments, and each of the other non-employee directors received cash payments in the amount of $8,549, pursuant to such dividend equivalent rights.

        The following table shows the number of shares of our common stock subject to the outstanding restricted stock units and stock options which each of our non-employee directors held as of the close of the 2009 fiscal year.

Name	Aggregate Shares Subject to RSUs	Aggregate Shares Subject to Options
James T. Armstrong	24,566	22,500
Robert Berglass	24,566	57,000
Kenneth L. Coleman	24,566	45,000
Dennis Holt	24,566	22,500
Howard G. Phanstiel	38,566	—
Carol A. Scott	24,566	22,500

Vote Required

        The vote of a plurality of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to elect the two director nominees to serve on our Board of Directors for a term of office to expire at the third annual meeting of stockholders following their election, with each director to hold office until his successor is duly elected and qualified or until his earlier resignation or removal. The nominees receiving the highest number of affirmative votes will be elected.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the election of the Board of Directors nominees listed above.

 PROPOSAL TWO: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009, to serve in the same capacity for the fiscal year ending December 31, 2010, and is asking the stockholders to ratify this appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee may reconsider its selection.

Principal Accountant Fees and Services

        The aggregate fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2009 and 2008 for the professional services described below were as follows:

	December 31,
	2009	2008
Audit Fees(1)	$2,399,000	$2,452,000
Audit-Related Fees(2)	233,000	1,679,000
Tax Fees(3)	207,000	91,000
All Other Fees(4)	144,000	5,000

Total	$2,983,000	$4,227,000

(1)
Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by PricewaterhouseCoopers LLP in connection with other statutory or regulatory filings or engagements. During 2008, these fees also included the opening balance sheet audit associated with our acquisition of FTD Group, Inc. (together with its subsidiaries, "FTD").

(2)
Represents fees incurred for assurance and related services that are normally performed by PricewaterhouseCoopers LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." During 2009 and 2008, audit-related fees included audit and review services relating to the issuance of stand-alone financial statements for FTD. During 2008, audit-related fees also included audit and review services relating to the issuance of stand-alone financial statements for CMC and due diligence services relating to our FTD acquisition.

(3)
Represents fees primarily incurred in connection with domestic and international tax compliance and consulting services.

(4)
Fees for other professional services were related to accessing PricewaterhouseCoopers LLP's online research database. During 2009, other fees also included consulting fees.

Determination of Independence

        The Audit Committee of the Board of Directors has determined that the provision by PricewaterhouseCoopers LLP of the services covered under the heading "All Other Fees" above is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

        Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. In 2003, the Audit Committee adopted a policy requiring the pre-approval of all services to be provided by our independent registered public accounting firm. Any proposed services exceeding previously pre-approved cost parameters will also require specific pre-approval. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full Audit Committee in the event a need arises for specific pre-approval between Audit Committee meetings. All of the audit, audit-related, tax services and all other fees for the 2008 and 2009 fiscal years were approved by the Audit Committee in accordance with the foregoing procedures.

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

 PROPOSAL THREE: APPROVAL OF 2010 INCENTIVE COMPENSATION PLAN

        We are asking our stockholders to vote on a proposal to approve the adoption and implementation of the 2010 Incentive Compensation Plan (the "2010 Incentive Compensation Plan") under which 23,600,000 shares of our common stock will initially be reserved for issuance. The 2010 Incentive Compensation Plan was adopted by our Board of Directors on April 9, 2010, subject to stockholder approval at the annual meeting, and is intended to serve as a successor to the following stock incentive plans under which shares of our common stock are currently reserved for issuance: (i) our 2001 Stock Incentive Plan, (ii) our 2001 Supplemental Stock Incentive Plan, (iii) the Classmates Online, Inc. 2004 Plan, and (iv) the FTD Group, Inc. 2005 Equity Incentive Plan (collectively, the "Predecessor Plans").

        The share reserve under the 2010 Incentive Compensation Plan is comprised of (i) 5,151,647 shares of our common stock that are currently reserved for issuance in the aggregate under the Predecessor Plans but that have not been issued under those plans or otherwise made the subject of outstanding awards under those plans as of December 31, 2009 and (ii) an additional share increase of 18,448,353 shares. However, the share reserve under the 2010 Incentive Plan will be reduced for any shares subject to awards made under the Predecessor Plans after December 31, 2009, as discussed in the "Share Counting Provisions" section below.

        Stockholder approval of the 2010 Incentive Compensation Plan will not affect any options or restricted stock unit awards that are outstanding under the Predecessor Plans. However, to the extent any options or restricted stock units awards that were outstanding under the Predecessor Plans on or after December 31, 2009 are subsequently forfeited or cancelled or otherwise expire or terminate unexercised, the number of shares of common stock subject to those options and restricted stock unit awards will be added to the share reserve available for award and issuance under the 2010 Incentive Compensation Plan, as discussed in the "Securities Subject to 2010 Incentive Compensation Plan" section below. No further awards will be made under the Predecessor Plans following stockholder approval of the 2010 Incentive Compensation Plan.

        Incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2010 Incentive Compensation Plan to provide us with more flexibility in designing cash and equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance shares. Accordingly, with the 2010 Incentive Compensation Plan, we will have a broader array of cash and equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

        In connection with our stock-based compensation programs, we also seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award "burn rate" each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock awards we grant in a fiscal year by the weighted average number of our shares of common stock outstanding for that fiscal year. In order to address any potential stockholder concerns regarding the number of shares of common stock that will be subject to awards that we intend to grant under the 2010 Incentive Compensation Plan in a given year, both our Board of Directors and the Compensation Committee of our Board commit to our stockholders that for the next three fiscal years, beginning with the 2010 fiscal year ending December 31, 2010, the "burn rate" will not exceed 6.11% per year on average, which is the average of the 2009 and 2010 "burn rate" limits published by RiskMetrics Group, Inc. for a Russell 3000 Company in the company's industry. For purposes of calculating the number of shares granted in a year in accordance with such "burn rate" commitment, each share of common stock subject to a stock award other than a stock option grant or stock appreciation right will count as equivalent to 1.5 shares. Please note, however that the "burn rate" calculation is different from the number of shares that will be charged against the 2010 Incentive

Compensation Plan share reserve for purposes of share counting, as explained in more detail below in the "Share Counting Provisions" section.

        The following is a description of the 2010 Incentive Compensation Plan. However, the description is intended to be only a summary of the material provisions of the 2010 Incentive Compensation Plan, and does not purport to be complete. A copy of the actual 2010 Incentive Compensation Plan is attached as Exhibit A to this proxy statement.

        Incentive Programs.    The 2010 Incentive Compensation Plan consists of three separate incentive compensation programs: (i) the discretionary grant program, (ii) the stock issuance program and (iii) the incentive bonus program. The principal features of each program are described below.

        Administration.    The Compensation Committee of our Board of Directors (either acting directly or through a subcommittee of two or more members) will have the exclusive authority to administer the discretionary grant, stock issuance and incentive bonus programs with respect to awards made to our executive officers and will also have the authority to make awards under those programs to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under those programs to individuals other than executive officers and non-employee Board members. All awards to non-employee directors will be made by our Board of Directors on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or a subcommittee thereof) comprised solely of independent directors.

        The term "plan administrator," as used in this summary, will mean our Compensation Committee (or subcommittee) and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 2010 Incentive Compensation Plan.

        Eligibility.    Officers and employees, as well as consultants and other independent advisors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, stock issuance and incentive bonus programs. The non-employee members of the Board of Directors will also be eligible to participate in those three programs and may receive periodic awards under one or more of those programs. As of March 19, 2010, approximately 1,766 persons (including eight executive officers and six non-employee Board member) were eligible to participate in the discretionary grant, stock issuance and incentive bonus programs.

        Securities Subject to 2010 Incentive Compensation Plan.    23,600,000 shares of our common stock will be reserved for issuance over the term of the 2010 Incentive Compensation Plan, subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock. Such share reserve will be comprised of (i) 5,151,647 shares of our common stock that was reserved for issuance under the Predecessor Plans but that had not been issued under those plans or otherwise made the subject of outstanding awards under such plan as of December 31, 2009 plus (ii) an additional 18,448,353 shares. However, such share reserve will be reduced for the shares of our common stock subject to any awards made under the Predecessor Plans after December 31, 2009 and prior to stockholder approval of the 2010 Incentive Plan. The actual number of shares by which the 2010 Incentive Compensation Plan will be so reduced for awards made under the Predecessor Plans will be determined in the same manner as for actual share awards made under the 2010 Incentive Compensation Plan. Please see the "Share Counting Provisions" section below for further information concerning the reduction process.

        To the extent any options or restricted stock unit awards that are outstanding under the Predecessor Plans on or after December 31, 2009 are subsequently forfeited or cancelled or otherwise expire or terminate unexercised the number of shares of common stock subject to those options and restricted stock unit awards will be added to the share reserve available for award and issuance under the 2010 Incentive Compensation Plan in accordance with the following parameters:

            (i)  for each share of Common Stock subject to such expired, forfeited, cancelled or unexercised option grant, the share reserve shall be increased by one share; and

           (ii)  for each share of Common Stock subject to any forfeited or cancelled restricted stock unit award, the share reserve shall be increased by 2.5 shares.

        The shares of common stock issuable under the 2010 Incentive Compensation Plan may be drawn from shares of the company's authorized but unissued common stock or from shares of its common stock that the company acquire, including shares purchased on the open market or in private transactions.

        Share Counting Provisions.    The following share counting provisions will be in effect under the 2010 Incentive Compensation Plan:

        A.    The number of shares of our common stock reserved for award and issuance under the 2010 Incentive Compensation Plan will be reduced on a one-for-one basis for each share of common stock subject to an award made under the discretionary grant program and by a fixed ratio of 2.5 shares of common stock for each share of common stock subject to an award made under the stock issuance or incentive bonus program. This same method of share counting will be used to reduce the share reserve under the 2010 Incentive Compensation Plan for any share awards made under the Predecessor Plans after December 31, 2009 and prior to stockholder approval of the 2010 Incentive Plan.

        B.    The shares of our common stock subject to outstanding awards made under the 2010 Incentive Compensation Plan will be available for subsequent award and issuance to the extent those awards subsequently expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of common stock subject to those awards. Such shares will be added back to the share reserve under the 2010 Incentive Compensation Plan as follows:

    •
    for each share of common stock subject to such an expired, forfeited, cancelled or terminated stock option or stock appreciation right award made under the discretionary grant program, one share of our common stock will become available for subsequent award and issuance under the 2010 Incentive Compensation Plan,

    •
    for each share subject to a forfeited or cancelled full value award made under the stock issuance or incentive bonus program, 2.5 shares will become available for subsequent award and issuance, and

    •
    for each unvested share issued under the plan for cash consideration not less than the fair market value per share of our common stock on the award date and subsequently repurchased by us, at a price per share not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2010 Incentive Compensation Plan, one share will be added back to the share reserve under the 2010 Incentive Compensation Plan.

        C.    There are no net counting provisions in effect under the 2010 Incentive Compensation Plan. Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance and award under the 2010 Incentive Compensation Plan:

    •
    Should the exercise price of an option be paid in shares of our common stock (whether by the optionee tendering previously owned shares or by our withholding shares otherwise issuable on exercise), then the number of shares reserved for issuance under the 2010 Incentive Compensation Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

    •
    Should shares of common stock be tendered by a participant or shares of common stock otherwise issuable under the 2010 Incentive Compensation Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2010 Incentive Compensation Plan will be reduced on the basis of the full number of shares that were issuable under the award, and not on the basis of the net number of shares actually issued after any such share withholding.

    •
    Upon the exercise of any stock appreciation right granted under the 2010 Incentive Compensation Plan, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of new shares issued.

        ISO Limitation.    The maximum number of shares of common stock which may be issued under the 2010 Incentive Compensation Plan pursuant to options intended to qualify as incentive stock options under the federal tax laws may not exceed 23,600,000 shares in the aggregate, subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock.

Equity Incentive Programs

        Discretionary Grant Program.    Under the discretionary grant program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of our common stock. The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

        Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. Each option will generally vest and become exercisable for the underlying shares in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

        Upon cessation of service, the optionee will have a period of time specified by the plan administrator in which to exercise his or her outstanding options to the extent they are at the time exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

        The 2010 Incentive Compensation Plan allows the issuance of two types of stock appreciation rights under the discretionary grant program:

  •
  Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

  •
  Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

        The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of the company's common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a period of time specified by the plan administrator in which to exercise such right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder's cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding.

        Repricing/Cash-Out Prohibition.    The plan administrator may not implement any of the following repricing/cash-out programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, equity securities or in the form of any other award under the 2010 Incentive Compensation Plan, except in connection with a change in control transaction, or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

        Stock Issuance Program.    Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient's service with us. Performance shares may also be issued under the program in accordance with the following parameters:

            (i)  The vesting of the performance shares will be tied to the attainment of corporate performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.

           (ii)  At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

          (iii)  The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Internal Revenue Code Section 409A.

          (iv)  Performance shares may be paid in cash or shares of our common stock.

           (v)  Performance shares may also be structured so that the shares are convertible into shares of our common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

        In order to assure that the compensation attributable to one or more awards made under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered employee which is imposed under Internal Revenue Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of our common stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries, (xix) debt reduction, (xx) litigation and regulatory resolution goals, (xxi) expense control goals, (xxii) budget comparisons, (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added, (xxvii) measures of customer satisfaction, (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance our revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary entity. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment or exclusion as to one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the company or any parent or subsidiary; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the 2010 Incentive Compensation Plan or other bonus or incentive compensation plans of the company or any parent or subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the company or any parent or subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the company or any parent or subsidiary or the gain or loss realized upon the sale of any such business or assets thereof; and (K) the impact of foreign currency fluctuations or changes in exchange rates.

        Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the specific vesting targets for one or more awards under the 2010 Incentive Compensation Plan that are intended to qualify as performance-based compensation under Section 162(m).

        Outstanding awards under the stock issuance program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. However, the plan administrator will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. In no event, however, will any vesting requirements tied to the attainment of performance objectives be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant's death or disability or in connection with a change in control of the company, as described under the heading "General Provisions—Change in Control."

        Incentive Bonus Program.    Cash bonus awards, performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program. Cash bonus awards will vest over an eligible individual's designated service period or upon the attainment of pre-established performance goals. Performance unit awards will be subject to the following parameters:

            (i)  A performance unit will represent either (a) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained or (b) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

           (ii)  Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

          (iii)  Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of our common stock valued at fair market value on the payment date.

        Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the discretionary grant program, stock issuance program or incentive bonus program. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of our common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made, in cash or shares of our common stock, either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be made subject to a specified vesting schedule or a deferred payment date. However, any amounts attributable to dividend equivalent rights relating to an award subject to performance-vesting requirements will not vest or become payable prior to the vesting of that award upon the attainment of the applicable performance goals and will, accordingly, be subject to cancellation and forfeiture to the same extent as the underlying award in the event the performance goals are not attained.

        The plan administrator has complete discretion under the program to determine which eligible individuals are to receive such awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of our common stock).

        In order to assure that the compensation attributable to one or more awards under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered employee which is imposed under Internal Revenue Code Section 162(m), the plan administrator also has the discretionary authority to structure one or more awards under the incentive bonus program so that those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

        The plan administrator has the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant's death or disability or in connection with a change in control as described under the heading "General Provisions—Change in Control."

        Award Limitations.    Awards made under the 2010 Incentive Compensation Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code ("Section 162(m)"):

  •
  For awards denominated in shares of our common stock at the time of grant (whether payable in such common stock, cash or a combination of both), a participant in the 2010 Incentive Compensation Plan may not receive awards for more than 5,000,000 shares of our common stock in the aggregate under the discretionary grant program in any calendar year and more than an additional 3,000,000 shares of our common stock in the aggregate under the stock issuance and incentive bonus programs during that same calendar year. Such share limitations will be subject to adjustment from time to time for stock splits, stock dividends and similar transactions affecting the number of outstanding shares of our common stock. Stockholder approval of this proposal will also constitute approval of those share limitations for purposes of Section 162(m). Accordingly, such limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered individual (i.e., our Chief Executive Officer and the three other most highly compensated named executive officers employed at the end of the year, other than our Chief Financial Officer) imposed under Section 162(m). In addition, shares issued under the stock issuance and incentive bonus programs may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed below in the summary description of that program.

  •
  For performance-based awards denominated in cash dollars at the time of grant (whether payable in cash, shares of our common stock, or both), a participant in the 2010 Incentive Compensation Plan may not receive awards that exceed in the aggregate more than $7,500,000 for each calendar year within the applicable performance measurement period, with such performance period limited to a maximum of 5 years and with pro-ration based on such dollar limit for any fractional year included within such performance period. Stockholder approval of this proposal will also constitute approval of such dollar limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the payment of cash bonuses or the settlement of performance unit awards under the incentive bonus plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed under Section 162(m), to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed below in the summary description of the stock issuance program.

  Stock Awards—Predecessor Plans

        The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of our common stock subject to restricted unit awards made in the aggregate under the Predecessor Plans from January 1, 2009 through March 19, 2010. During the period from January 1, 2009 through March 19, 2010, no other awards were made under the Predecessor Plans.

Name and Position	Number of Shares Subject to Restricted Stock Unit Award (#)
Mark R. Goldston, Chairman, President and Chief Executive Officer	1,813,142
Steven B. McArthur, President, Classmates Media Corporation(1)	204,029
Frederic A. Randall, Jr., Executive Vice President, Chief Strategy Officer	310,406
Scott H. Ray, Executive Vice President, Chief Financial Officer	276,898
Robert J. Taragan, President, Communications segment	342,006
Former Acting CFO:
Neil P. Edwards, Senior Vice President, Finance, and Chief Accounting Officer	80,000
All current executive officers as a group (8 persons)	3,432,592
Directors:
James T. Armstrong	44,900
Robert Berglass	44,900
Kenneth L. Coleman	44,900
Dennis Holt	44,900
Howard G. Phanstiel	44,900
Carol Scott	44,900
All current non-employee directors as a group (6 persons)	269,400
All employees, including current officers who are not executive officers, as a group (1,752 persons)	2,677,254

(1)
Mr. McArthur voluntarily resigned as of March 1, 2010.

New Plan Benefits

        No awards will be made under the 2010 Incentive Compensation Plan at any time prior to stockholder approval of the plan at the annual meeting.

General Provisions

        Change in Control.    In the event the company should experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:

            (i)  Each outstanding award may upon a change in control be assumed or otherwise continued in effect by the successor corporation or replaced with a comparable incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting schedule in effect for that award. In the absence of such assumption, continuation or replacement of the award, the award will accelerate in full upon the change in control.

           (ii)  Should an outstanding award be subject to performance vesting upon the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that award in a change in control transaction, the performance vesting condition will terminate, and such award will thereupon be converted into a service-vesting award that will vest upon the completion of a service period co-terminus with the portion of the performance period (and any subsequent service-vesting component that was part of the original award) remaining at the time of the change in control.

          (iii)  The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual's service with the company or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

          (iv)  The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

           (v)  Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2010 Incentive Compensation Plan in the event of (a) the closing of a merger or the sale of all or substantially all of the company's assets, other than a merger in which a person or group of related persons acquires fifty percent (50%) or less of the total combined voting power of the company's outstanding securities, (b) the occurrence of any transaction or series of related transactions pursuant to which any person or group of related persons acquires directly or indirectly beneficial ownership of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the company's outstanding securities or (c) a change in a majority of the membership of the Board over a period of thirty-six (36) months or less that is not approved by the current membership of the Board or their approved successors.

        The plan administrator's authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

        Changes in Capitalization.    In the event any change is made to the outstanding shares of the company's common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without the company's receipt of consideration or should the value of the company's outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, or should there occur any change in control transaction or any other merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2010 Incentive Compensation Plan; (ii) the maximum number and/or class of securities that may be issued pursuant to incentive stock options granted under the 2010 Incentive Compensation Plan; (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the discretionary grant program or the stock issuance and incentive bonus programs of the 2010 Incentive Compensation Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding awards under the discretionary grant program; (v) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share; (vi) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our common stock and (vii) the number and/or class of securities subject to our outstanding repurchase rights under the 2010 Incentive Compensation Plan and the repurchase price payable per share. Such adjustments will be made in such manner as the plan administrator deems appropriate, and such adjustments will be final, binding and conclusive.

        Valuation.    The fair market value per share of our common stock on any relevant date under the 2010 Incentive Compensation Plan will be deemed to be equal to the closing selling price per share on such date on the national stock exchange serving as the primary market for our common stock at that time. On March 19, 2010, the fair market value of our common stock determined on such basis was $7.70 per share, the closing price per share on that date on the Nasdaq Global Select Market.

        Stockholder Rights and Transferability.    No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of the shares of our common stock issued upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2010 Incentive Compensation Plan so that those options will be transferable during optionee's lifetime by a gratuitous transfer to one or more members of the optionee's family or to a trust established for the optionee and/or one or more such family members or to the optionee's former spouse pursuant to a domestic relations order. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

        A participant will have full stockholder rights with respect to any shares of our common stock issued to him or her under the stock issuance program, whether or not those shares are vested. A participant will not have any stockholder rights with respect to the shares of our common stock subject to a performance share or restricted stock unit award until that award vests and the underlying shares of common stock are actually issued. However, dividend equivalent rights may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the plan administrator may deem appropriate. In no event, however, will any dividends or dividend equivalent rights relating to awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying award vests and will accordingly be subject to cancellation and forfeiture to the same extent as the underlying award in the event those performance conditions are not attained.

        Special Tax Election.    The plan administrator may structure one or more awards so that shares of our common stock may be used as follows to satisfy all or part of the withholding taxes to which such holders of those awards may become subject in connection with the issuance, exercise, vesting or settlement of those awards:

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  We will automatically withhold, from the shares of common stock otherwise issuable upon the issuance, exercise, vesting or settlement of such award, a portion of those shares with an aggregate fair market value equal to the applicable withholding taxes. The shares so withheld shall reduce the number of shares of common stock authorized for issuance under the 2010 Incentive Compensation Plan in accordance with the applicable reduction parameters in effect under the 2010 Incentive Compensation Plan.

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  The holder of the award may be given the right to deliver to us, at the time of the issuance, exercise, vesting or settlement of such award, one or more shares of our common stock previously acquired by such individual with an aggregate fair market value equal to all or a portion of the required withholding taxes.

        Deferral Programs.    One of more of the following deferral programs may be implemented under the 2010 Incentive Compensation Plan:

          A.    The plan administrator may structure one or more awards under the stock issuance or incentive bonus programs so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.

          B.    The plan administrator may implement a non-employee Board member retainer fee deferral program that allows the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the stock issuance program that defer the issuance of the shares of common stock that vest under those restricted stock units until a permissible date or event under Internal Revenue Code Section 409A.

          C.    To the extent we maintain one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of our common stock, the plan administrator may authorize the share reserve under the 2010 Incentive Compensation Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the 2010 Incentive Compensation Plan will be reduced on a share-for-one share basis for each share of common stock issued under the 2010 Incentive Compensation Plan in settlement of the deferred compensation owed under those separate arrangements.

        Amendment and Termination.    Our Board of Directors may amend or modify the 2010 Incentive Compensation Plan at any time; provided, however, that stockholder approval will be required for any amendment which would (i) materially increase the number of shares of common stock authorized for issuance under the 2010 Incentive Compensation Plan (other than in connection with certain changes to the company's capital structure as explained above), (ii) materially increase the benefits accruing to participants, (iii) materially expand the class of individuals eligible to participate in the 2010 Incentive Compensation Plan, (iv) expand the types of awards which may be made under the 2010 Incentive Compensation Plan, (v) extend the term of the 2010 Incentive Compensation Plan, (vi) reduce or limit the scope of the prohibition on repricing programs set forth in the 2010 Incentive Compensation Plan or otherwise eliminate such prohibition or (vii) effect any other change or modification for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded.

        Unless sooner terminated by our Board of Directors, the 2010 Incentive Compensation Plan will terminate on the earliest of (i) April 9, 2020, (ii) the date on which all shares available for issuance under the 2010 Incentive Compensation Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2010 Incentive Compensation Plan.

        Option Grants.    Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Restricted Stock Awards.    The recipient of unvested shares of common stock issued under the 2010 Incentive Compensation Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the restricted stock award. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Cash Awards.    The payment of a cash award will result in the recipient's recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid. The deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Performance Units.    No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a payment pursuant to such right, whether in cash, securities or other property, is made to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for our taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights or the disqualifying disposition of incentive stock option shares will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2010 Incentive Compensation Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to the attainment of one or more of the performance milestones described above.

Accounting Treatment

        The accounting principles applicable to awards made under the 2010 Incentive Compensation Plan may be summarized in general terms as follows:

        Pursuant to the accounting standards under ASC 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and all other stock-based awards under the 2010 Incentive Compensation Plan. Accordingly, stock options and stock appreciation rights which we grant to our employees and non-employee Board members and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the requisite service period. For shares issuable upon the vesting of restricted stock units awarded under the 2010 Incentive Compensation Plan, we will be required to amortize over the requisite service period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the requisite service period. Such accounting treatment for restricted stock units and direct stock issuances will generally be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

        For performance units awarded under the 2010 Incentive Compensation Plan and payable in stock, we will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. For performance units awarded under the 2010 Incentive Compensation Plan and payable in cash, we will amortize the potential cash expense over the applicable performance period and any subsequent service vesting period. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. However, if the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, such dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

        Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2010 Incentive Compensation Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under ASC 718.

Vote Required

        The affirmative vote of the majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on this Proposal is required for approval of the adoption and implementation of the 2010 Incentive Compensation Plan. Should such stockholder approval not be obtained, then the 2010 Incentive Compensation Plan will terminate without any awards having been made under that plan. However, the outstanding stock option grants and restricted stock unit awards under the Predecessor Plans will continue in full force and effect in accordance with their terms, and additional awards may be made under each of the Predecessor Plans until the earlier of (i) the expiration date of the term of that plan or (ii) the date all the shares of our common stock reserved for issuance under that plan have been issued.

Recommendation of Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the approval of the adoption and implementation of the 2010 Incentive Compensation Plan. Our Board of Directors believes that it is in our best interests to implement and maintain a comprehensive incentive compensation program that will allow us the flexibility to design cash and equity awards to attract and retain key personnel essential to our long-term growth and financial success and to more closely align the interests of those individuals with those of our stockholders.

 PROPOSAL FOUR: APPROVAL OF 2010 EMPLOYEE STOCK PURCHASE PLAN

General

        Our stockholders are being asked to approve the adoption and implementation of our new 2010 Employee Stock Purchase Plan (the "2010 Employee Stock Purchase Plan"), under which 4,500,000 shares of our common stock will be reserved for issuance. The 2010 Employee Stock Purchase Plan was adopted by our Board of Directors on April 9, 2010, and the first offering period under the 2010 Employee Stock Purchase Plan will begin on May 3, 2010. However, no shares will actually be purchased in that offering period unless the 2010 Employee Stock Purchase Plan is approved by our stockholders at the annual meeting.

        The 2010 Employee Stock Purchase Plan is designed to allow our eligible employees and those of our participating parent and subsidiary corporations (whether now existing or subsequently established or acquired) to purchase shares of common stock at designated intervals through their accumulated payroll deductions or other permissible contributions under the 2010 Employee Stock Purchase Plan.

        The 2010 Employee Stock Purchase Plan will serve as the successor to our 2001 Employee Stock Purchase Plan (the "predecessor plan"), and no additional offering periods will commence under that predecessor plan after December 31, 2009. The predecessor plan will terminate upon the earlier of (i) April 29, 2011 or (ii) the completion of the last of the offering periods that were in effect under the predecessor plan on December 31, 2009. 4,534,218 shares of our common stock remain available under that plan to fund the share purchases that occur during those remaining offering periods. However, to the extent any shares available under the predecessor plan are not in fact used to fund purchases under the current offering periods under that plan, those shares will be cancelled and will not be carried over to the new 2010 Employee Stock Purchase Plan.

        The following is a summary of the principal features of the new 2010 Employee Stock Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2010 Employee Stock Purchase Plan. A copy of the actual 2010 Employee Stock Purchase Plan is attached as Exhibit B to this proxy statement.

Administration

        The 2010 Employee Stock Purchase Plan will be administered by the Compensation Committee of our Board of Directors. Such committee will as plan administrator have full authority to adopt administrative rules and procedures and to interpret the provisions of the 2010 Employee Stock Purchase Plan.

Securities Subject to the 2010 Employee Stock Purchase Plan

        The number of shares of our common stock reserved for issuance under the 2010 Employee Stock Purchase Plan will be limited to 4,500,000 shares. The shares issuable under the 2010 Employee Stock Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. Such reserve will be in addition to the 4,534,218 shares of our common stock that currently remain available for issuance under the predecessor plan with respect to offering periods that were outstanding under such plan on December 31, 2009. However, to the extent any shares available under the predecessor plan are not in fact used to fund purchases under the current offering periods under that plan, those shares will be cancelled and none of those shares will be added to the share reserve under the new 2010 Employee Stock Purchase Plan.

        Should any change be made to our outstanding common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class without our receipt of consideration or should the value of the outstanding shares of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments will be made by the plan administrator to (i) the maximum number and/or class of securities issuable under the 2010 Employee Stock Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant during any offering period and on any one purchase date during that offering period, (iii) the maximum number and/or class of securities purchasable in total by all participants on any one purchase date and (iv) the number and/or class of securities and the price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the plan administrator deems appropriate, and such adjustments shall be final, binding and conclusive.

Offering Periods and Purchase Rights

        Shares of our common stock will be offered for purchase under the 2010 Employee Stock Purchase Plan through a series of successive offering periods. Unless otherwise specified by the plan administrator prior to the start of the applicable offering period:

            (i)  each offering period will have a duration of twenty-four (24) months, and

           (ii)  offering periods will commence on the first business day of May and the first business day of November each year.

        The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the 2010 Employee Stock Purchase Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by us or under such other circumstances as the plan administrator deems appropriate. However, the participants in each separate offering period will have equal rights and privileges under that offering in accordance with the requirements of the federal tax laws and regulations applicable to employee stock purchase plans.

        Unless otherwise specified by the plan administrator prior to the start of the applicable offering period, each offering period will be comprised of four successive purchase intervals. Purchase intervals will run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year, unless the plan administrator specifies different purchase intervals prior to the start of the applicable offering period.

        The initial offering period under the 2010 Employee Stock Purchase Plan will commence on May 3, 2010 and will have a maximum duration of twenty-four (24) months. However, no shares may be purchased in that initial offering period unless the Purchased Plan is approved by our stockholders at the annual meeting. If such stockholder approval is not obtained, then (i) the initial offering period, together with the 2010 Employee Stock Purchase Plan, will immediately terminate, (ii) all payroll deductions collected from participants in that offering period will be promptly refunded, and (iii) no further offering periods will commence under the terminated plan.

        Should the fair market value per share of our common stock on any purchase date within an offering period be less than the fair market value per share of our common stock on the start date of that offering period, then the individuals participating in that offering period will, immediately after the purchase of our common stock on their behalf on such purchase date, be transferred from that offering period and automatically enrolled in the new offering period commencing on the next business day following such purchase date, provided the fair market value per share on the start date of that new offering period is lower than the fair market value per share of our common stock on the start date of the offering period in which they were currently enrolled.

Eligibility and Participation

        Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty hours per week for more than five months per calendar year in the employ of any participating parent or subsidiary corporation (whether now existing or subsequently acquired or established) will be eligible to participate in any offering period implemented under the 2010 Employee Stock Purchase Plan. However, for one or more distinct separate offering periods, the plan administrator may waive either or both of the twenty-hour or five-month service requirements.

        To participate in a particular offering period, an eligible employee must complete and file the requisite enrollment forms on or before the start date of that offering period. However, any individual enrolled in any offering period outstanding under the predecessor plan on the May 3, 2010 effective date of the 2010 Employee Stock Purchase Plan will automatically, following the completion of that offering period, be enrolled in the 2010 Employee Stock Purchase Plan upon the same terms and conditions in effect for that offering period, including the authorized rate of payroll deduction, on the start date of the first offering period under the 2010 Employee Stock Purchase Plan thereafter that incorporates those same terms and conditions.

        As of March 19, 2010, approximately 1,038 employees, including 8 executive officers, would have been eligible to participate in the 2010 Employee Stock Purchase Plan had it been in effect on such date.

Payroll Deductions and Stock Purchases

        For each offering period, the plan administrator may allow contributions to the 2010 Employee Stock Purchase Plan to be effected in the form of periodic payroll deductions or one or more other permissible forms specified by the plan administrator prior to the start date of the applicable offering period. However, all contributions, whether in the form of payroll deductions or other mode, must be based solely on the participant's cash earnings for the offering period and may not exceed fifteen percent of those cash earnings, unless the plan administrator authorizes a different maximum percentage prior to the start date of the applicable offering period.

        The accumulated contributions will automatically be applied to the acquisition of common stock at designated intervals. Accordingly, on each such purchase date (the last business day in April and October each year, unless the plan administrator specifies other purchase date prior to the start of the applicable offering period), each participant's payroll deductions or other permitted form of contribution accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date. The first purchase under the 2010 Employee Stock Purchase Plan is expected to occur on October 29, 2010.

Purchase Price

        The purchase price of the common stock acquired on each purchase date will be fixed by the plan administrator prior to the start of each offering period and will not be less than eighty-five percent (85%) of the lower of (i) the fair market value per share of our common stock on the start date of the offering period or (ii) the fair market value on the purchase date.

        The fair market value per share of our common stock on any particular date under the 2010 Employee Stock Purchase Plan will be deemed to be equal to the closing price per share on such date on the national stock exchange serving as the primary market for our common stock at that time. On March 19, 2010, the fair market value of our common stock determined on such basis was $7.70 per share, the closing price per share on that date on the Nasdaq Global Select Market.

Special Limitations

        The 2010 Employee Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

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  Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

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  Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

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  No participant may purchase more than 3,750 shares of common stock on any one purchase date or more than 15,000 shares per offering period.

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  The maximum number of shares of common stock purchasable in total by all participants on any one purchase date will be limited to 900,000 shares.

        The plan administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the 2010 Employee Stock Purchase Plan, with the new limits to be in effect for that offering period and each subsequent offering period until changed. As indicated above, the applicable limitations will be adjusted for any stock split, stock dividend, stock reclassification or similar transaction affecting the number of shares of our outstanding common stock without our receipt of consideration.

Termination of Purchase Rights

        The participant may withdraw from the 2010 Employee Stock Purchase Plan at any time up to the next scheduled purchase date, and his or her accumulated payroll deductions or other permitted contributions for the purchase interval in which that purchase date occurs will, at the participant's election, either be applied to the purchase of shares on the next scheduled purchase date or be refunded immediately.

        The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions or other permitted contributions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Stockholder Rights

        No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

        No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Change in Control

        Should we be acquired by merger, or should there occur a sale of all or substantially all of our assets or of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities, or should there occur certain changes in the majority of our board of directors, then all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction or change in board membership. The purchase price will not be less than eighty-five percent (85%) of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which such transaction or change in board membership occurs or (ii) the fair market value per share of common stock immediately prior to such transaction or change. The actual percentage purchase price will be equal to the percentage purchase price previously set by the plan administrator for the offering period in which the transaction or change in board membership occurs.

        The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such transaction or change in board membership.

Share Pro-Ration

        Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 2010 Employee Stock Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other permitted contributions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

        The 2010 Employee Stock Purchase Plan will terminate upon the earliest to occur of (i) the last business day in April 2020, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership.

        Our Board of Directors may alter or amend the 2010 Employee Stock Purchase Plan at any time to become effective as of the start date of the next offering period thereafter. In addition, the Board of Directors may suspend or terminate the 2010 Employee Stock Purchase Plan at any time to become effective immediately following the close of any purchase interval.

        In no event may our Board of Directors effect any of the following amendments or revisions to the 2010 Employee Stock Purchase Plan without the approval of the stockholders: (i) increase the number of shares of our common stock issuable under the 2010 Employee Stock Purchase Plan, except for permissible adjustments in the event of certain changes in our capitalization or (ii) modify the eligibility requirements for participation in the 2010 Employee Stock Purchase Plan.

Predecessor Plan Purchases

        The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and the other individuals and groups indicated, the number of shares of our common stock purchased under the predecessor plan from January 1, 2009 through March 19, 2010 and the weighted average purchase price paid per share.

Named Executive Officer and Principal Position	Number of Shares Purchased	Weighted Average Purchase Price
Mark R. Goldston Chairman, President and Chief Executive Officer	—	$—
Steven B. McArthur President, Classmates Media Corporation	—	$—
Frederic A. Randall, Jr. Executive Vice President and Chief Strategy Officer	4,310	$4.48
Scott H. Ray Executive Vice President and Chief Financial Officer	—	$—
Robert J. Taragan President, Communications	—	$—
Former Acting CFO:
Neil P. Edwards Senior Vice President, Finance, and Chief Accounting Officer	3,308	$4.50
All current executive officers as a group (8 persons)	13,204	$4.48
All employees, including current officers who are not executive officers, as a group (1,030 persons)	893,399	$4.49

New Plan Benefits

        Purchase rights will be granted under the 2010 Employee Stock Purchase Plan on May 3, 2010 to our Chief Executive Officer, our Chief Financial Officer, our other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement) and other eligible individuals. Each purchase right will provide such individual with the right to purchase up to 3,750 shares of our common stock on each semi-annual purchase date within the twenty-four (24)-month offering period that will begin on May 3, 2010 at a purchase price per share equal to the lower of (i) eighty-five percent (85%) of the fair market value per share on May 3, 2010 or (ii) eighty-five percent (85%) of the fair market value per share on the applicable purchase date.

        However, no shares may actually be purchased pursuant to those purchase rights unless the 2010 Employee Stock Purchase Plan is approved by our stockholders at the annual meeting.

Federal Tax Consequences

        The 2010 Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2010 Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of death, then the participant will recognize ordinary income at such time equal to the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the start date of the offering period in which those shares were acquired.

Accounting Treatment

        The grant date fair value of each purchase right granted will be charged as a direct compensation expense to our reported earnings over the offering period to which that purchase right pertains. The grant-date fair value of each such purchase right will be determined in accordance with an appropriate Black-Scholes option valuation formula that satisfies the standards of ASC 718.

Vote Required

        The affirmative vote of a majority of our outstanding shares of common stock represented in person or by proxy at the annual meeting and entitled to vote on this Proposal is required for approval of the adoption and implementation of the 2010 Employee Stock Purchase Plan. Should such stockholder approval not be obtained, then both the 2010 Employee Stock Purchase Plan and the initial offering period which will begin under the 2010 Employee Stock Purchase Plan on May 3, 2010 will immediately terminate, (ii) all payroll deductions collected from participants in that offering period will be promptly refunded, and (iii) no further offering periods will commence under the terminated plan.

Recommendation of the Board of Directors

        Our Board of Directors recommends that the stockholders vote FOR the approval of the adoption and implementation of the 2010 Employee Stock Purchase Plan. Our Board of Directors believes that it is in our best interests to provide our employees with the opportunity to acquire an ownership interest in us through their participation in the 2010 Employee Stock Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of the stockholders.

OTHER MATTERS

        We do not know of any matters to be presented at the 2010 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

 OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 19, 2010, by (i) each of our directors and nominees for director, (ii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), (iii) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our common stock, and (iv) all current directors and executive officers as a group. Except for shares of our common stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficial Ownership(1)
Directors and Named Executive Officers:
Mark R. Goldston(2)	3,084,534	3.5%
Steven B. McArthur	168,171	*
Frederic A. Randall, Jr.(3)	565,037	*
Scott H. Ray	200,529	*
Robert J. Taragan(4)	229,929	*
Neil P. Edwards(5)	248,277	*
James T. Armstrong(6)	80,202	*
Robert Berglass(7)	101,444	*
Kenneth L. Coleman(8)	77,244	*
Dennis Holt(9)	78,944	*
Howard G. Phanstiel(10)	43,649	*
Carol A. Scott(11)	31,383	*
All current directors and executive officers as a group (14 persons)(12)	4,862,238	5.5%
5% Stockholders Not Listed Above:
William Blair & Company, L.L.C.(13)	8,520,288	9.8%
BlackRock Inc.(14)	6,483,246	7.5%
LSV Asset Management(15)	4,328,250	5.0%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Based on 86,557,727 shares of common stock outstanding on March 19, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable or will become exercisable within 60 days after March 19, 2010 and shares issuable within 60 days after March 19, 2010 pursuant to outstanding restricted stock units awarded under our stock incentive plans are deemed outstanding for computing the percentage ownership of the person or entity holding such securities but are not outstanding for computing the percentage ownership of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 21301 Burbank Boulevard, Woodland Hills, California 91367.

(2)
Includes (i) 884,038 shares owned by Mr. Goldston; (ii) 920,622 shares owned by the Mark and Nancy Jane Goldston Family Trust dated November 8, 1997, over which Mr. Goldston exercises voting power, as trustee; (iii) 1,219,457 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iv) 60,417 restricted stock units which will become issuable within 60 days after March 19, 2010.

(3)
Includes (i) 552,329 shares owned by Mr. Randall; and (ii) 12,708 restricted stock units which will become issuable within 60 days after March 19, 2010.

(4)
Includes (i) 205,554 shares owned by Mr. Taragan; (ii) 16,250 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 8,125 restricted stock units which will become issuable within 60 days after March 19, 2010.

(5)
Includes (i) 169,445 shares owned by Mr. Edwards; (ii) 600 shares owned by Mr. Edwards' daughter; (iii) 200 shares owned by Mr. Edwards' son; (iv) 76,157 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (v) 1,875 restricted stock units which will become issuable within 60 days after March 19, 2010.

(6)
Includes (i) 52,619 shares owned by Mr. Armstrong; (ii) 22,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2010 if the director were to cease Board service during that period. Mr. Armstrong has shared voting and investment power over the shares reflected in the table and disclaims beneficial interest of such shares except to the extent of his beneficial ownership in Clearstone Venture Management Services.

(7)
Includes (i) 39,361 shares owned by Mr. Berglass; (ii) 57,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2010 if the director were to cease Board service during that period.

(8)
Includes (i) 27,161 shares owned by Mr. Coleman; (ii) 45,000 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2010 if the director were to cease Board service during that period.

(9)
Includes (i) 51,361 shares owned by Mr. Holt; (ii) 22,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2019; and (iii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2019 if the director were to cease Board service during that period.

(10)
Includes (i) 38,566 shares owned by Mr. Phanstiel; and (ii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2010 if the director were to cease Board service during that period.

(11)
Includes (i) 3,800 shares owned by Dr. Scott; (ii) 22,500 shares subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 5,083 restricted stock units which will become issuable within 60 days after March 19, 2010 if the director were to cease Board service during that period.

(12)
Includes (i) 3,316,096 shares owned by the directors and executive officers; (ii) 1,427,207 shares of our common stock subject to options which are currently exercisable or which will become exercisable within 60 days after March 19, 2010; and (iii) 88,437 restricted stock units which will become issuable within 60 days after March 19, 2010; and (iv) 30,498 restricted stock units which will become issuable within 60 days after March 19, 2010 if the directors were to cease Board service during that period.

(13)
This information is derived solely from the Schedule 13G/A filed with the SEC on February 5, 2010 and includes 8,520,288 shares beneficially owned by William Blair & Company, L.L.C. The address for William Blair & Company, L.L.C. is 222 W. Adams, Chicago, Illinois 60606.

(14)
This information is derived solely from the Schedule 13G filed with the SEC on January 29, 2010 and includes 6,483,246 shares beneficially owned by BlackRock, Inc. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(15)
This information is derived solely from the Schedule 13G filed with the SEC on February 11, 2010 and includes 4,328,250 shares beneficially owned by LSV Asset Management. The address for LSV Asset Management is 1 N. Wacker Drive, Suite 400, Chicago, Illinois 60606.

        The following table shows the number of shares of our common stock subject to outstanding restricted stock units held by our executive officers as of March 19, 2010 but not otherwise scheduled to vest and become issuable within the 60-day period measured from March 19, 2010. Each restricted stock unit entitles the executive officer to one share of common stock at the time of vesting. The restricted stock units generally vest over a one- to four-year period of continued service with us. However, 600,000 restricted stock units held by Mr. Goldston will vest as follows: (i) 200,000 units will vest and become issuable upon Mr. Goldston's continuation in service through February 28, 2011 and (ii) the remaining 400,000 units will vest depending on the company's highest 30-day volume-weighted average closing share price for any consecutive 30 days between December 1, 2010 and February 28, 2011. However, if beginning July 1, 2009, the company's volume-weighted average closing share price had remained at a certain threshold for the next six months, all 600,000 units would have vested on the last day of the six-month period.

Executive Officer	Number of Underlying Shares
Mark R. Goldston	2,464,584
Frederic A. Randall, Jr.	174,792
Scott H. Ray	235,000
Robert J. Taragan	186,042
Other Executive Officers	904,897

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following table sets forth certain information regarding all our executive officers as of April 14, 2010:

Name	Age	Positions
Mark R. Goldston	55	Chairman, President, Chief Executive Officer and Director
Charles B. Ammann	55	Executive Vice President, General Counsel and Secretary
Robert S. Apatoff	51	President, FTD Group, Inc.
Jeremy E. Helfand	38	Executive Vice President, Sales and Chief Sales Officer
Paul E. Jordan	51	Executive Vice President and Chief Personnel Officer
Frederic A. Randall, Jr.	53	Executive Vice President and Chief Strategy Officer
Scott H. Ray	45	Executive Vice President and Chief Financial Officer
Robert J. Taragan	53	President, Communications Segment

        The following is a brief description of the capacities in which each of the executive officers has served during the past five or more years. The biography for Mr. Goldston appears earlier in this proxy statement under the heading "Proposal One: Election of Directors."

        Charles B. Ammann has been our Executive Vice President, General Counsel and Secretary since August 2009. Prior to that, Mr. Ammann served as our Senior Vice President and Deputy General Counsel. Before joining United Online in August 2006, Mr. Ammann served as Senior Vice President and Deputy General Counsel of Gemstar-TV Guide International, Inc. and was the Senior Vice President and General Counsel of publicly-traded TV Guide, Inc. from 1999 until its acquisition by Gemstar. From 1996 to 1999, Mr. Ammann served as the Senior Vice President and General Counsel of publicly-traded United Video Satellite Group, Inc. From 1990 to 1996, Mr. Ammann held the position of Vice President of Administration and General Counsel of Flint Industries, Inc. Prior to that, from 1980 to 1990, Mr. Ammann was an attorney at Gable & Gotwals and was a partner at such firm from 1985 to 1990. Mr. Ammann received a B.B.A. from the University of Notre Dame with a double major in Finance and Management and graduated magna cum laude, and he received a J.D. from the University of Oklahoma and an M.B.A. from The University of Tulsa.

        Robert S. Apatoff has been President of FTD Group, Inc. since November 2008. Prior to that, Mr. Apatoff served as Managing Director with Patriarch Partners, LLC, a private equity investment firm, from May to October 2008, where he was responsible for the management and development of Patriarch's consumer goods companies. From August 2003 to May 2008, he served as President and Chief Executive Officer of Rand McNally & Company. Prior to that, Mr. Apatoff served as Senior Vice President and Chief Marketing Officer at The Allstate Corporation and held senior management and marketing roles at Aetna, Inc., L.A. Gear, Inc., Reebok International, Ltd. and Anheuser Busch, Inc. Mr. Apatoff earned a B.A. in Business and Communications from DePauw University.

        Jeremy E. Helfand has been our Executive Vice President, Sales and Chief Sales Officer since July 2006. From September 1999 to January 2006, he served as Senior Vice President and General Manager of Advertising.com, a subsidiary of America Online, Inc. that provides interactive marketing services. Prior to Advertising.com, Mr. Helfand was a manager at Arthur Andersen LLP. A Certified Public Accountant, Mr. Helfand received his Bachelor of Business Administration from Loyola College.

        Paul E. Jordan has been our Executive Vice President and Chief Personnel Officer since March 2007. Prior to that, he served as our Senior Vice President and Chief Personnel Officer since the

Merger. Before the Merger, he served as NetZero's Vice President of Human Resources from July 1999 to September 2001. Prior to joining NetZero, he was with Fremont General Corporation from 1996 to 1999 where he most recently served as Vice President of Human Resources for Fremont Financial Corporation. Mr. Jordan holds a bachelor's degree in organizational communications from Brigham Young University.

        Frederic A. Randall, Jr. has been our Executive Vice President and Chief Strategy Officer since August 2009 and our Interim President of CMC since March 2010. Prior to August 2009, he was our Executive Vice President, General Counsel and Secretary since the Merger. Prior to that, he served as NetZero's Senior Vice President and General Counsel from March 1999 until the Merger and was the Secretary from May 1999 to September 2001. Prior to joining NetZero, Mr. Randall was a partner at Brobeck, Phleger & Harrison LLP from January 1991 to March 1999, and an associate from 1984 to December 1990. Mr. Randall received his B.A. in English Literature with distinction from the University of Michigan and his J.D., cum laude, from the University of San Francisco School of Law.

        Scott H. Ray has been our Executive Vice President and Chief Financial Officer since October 2007. Between May 2005 and September 2007, Mr. Ray served as Chief Financial Officer for ValueClick, Inc. Prior to serving as Chief Financial Officer for ValueClick, he was its Executive Vice President, Finance from August 2004 to May 2005 and its General Manager, Technology Segment from November 2002 to August 2004. Mr. Ray has also served as chief financial officer for other public technology and financial services companies including OpenTV Corp., Silicon Valley Bancshares and Bay View Capital Corporation. During his career, he has also worked for Coopers & Lybrand and Price Waterhouse. Mr. Ray is a certified public accountant and a certified forensic accountant with a B.S. in Accounting, with honors, from Arizona State University.

        Robert J. Taragan has served as President of the Communications Segment since December 2008. Prior to that, he served as our Executive Vice President, Operations and General Manager of our CyberTarget division since the Merger. Prior to that, he served as NetZero's Senior Vice President and General Manager of NetZero's CyberTarget division from March 2000 until the Merger. Prior to joining NetZero, Mr. Taragan held various management positions with Nielsen Media Research for 21 years. His positions included Executive Vice President of Marketing and General Manager of Local Services. Mr. Taragan received his B.A. in Economics from Colgate University.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Compensation Committee seeks to provide a level of compensation for our executive officers that is fair, reasonable and appropriate to support our business objectives.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the 2009 fiscal year, as well as the other individuals included in the Summary Compensation Table that appears elsewhere in this proxy statement, are referred to as the "named executive officers." In February 2009, our Chief Financial Officer, Scott H. Ray, went on a temporary medical leave of absence. Neil P. Edwards, our Senior Vice President, Finance, Treasurer and Chief Accounting Officer, served as our Acting Chief Financial Officer until Mr. Ray returned from his leave in May 2009. As a result of his serving as the Acting Chief Financial Officer during part of the 2009 fiscal year, Mr. Edwards is considered a named executive officer for purposes of this proxy statement. However, Mr. Edwards was an executive officer of the company only during the period for which he served as Acting Chief Financial Officer, and his compensation is separately discussed at the end of the Compensation Discussion and Analysis.

General Philosophy

        The Compensation Committee sets total compensation and the components of compensation for our executive officers at a level designed to attract outstanding talent capable of managing and operating large and complex organizations such as ours and to continue to retain such talent. Most of our executive officers have been providing services to us for several years, and the stability and experience of that executive management group is believed to be key to our ongoing success and to creating and sustaining stockholder value. To secure the services of those executive officers over the long term and at a high performance level, the Compensation Committee generally sets total compensation in the top quartile of competitive practice. The benchmark for competitive comparisons is similarly-situated executives of a peer group of companies selected by the Compensation Committee and described in more detail below.

        Our executive officers are compensated primarily through a combination of base salaries, annual "pay-for-performance" bonuses in the form of stock awards, and long-term incentives primarily in the form of restricted stock unit awards tied to multi-year service vesting schedules. The Compensation Committee evaluates both performance and market compensation levels to ensure that we maintain our ability to attract and retain superior executive officers in key positions. The Compensation Committee believes that the most effective way to align management's incentives with the long-term interests of our stockholders is to reward achievement of specific annual and strategic goals with the ultimate objective of creating and sustaining stockholder value.

Setting Executive Compensation

        In making compensation decisions, the Compensation Committee compares total compensation and, where comparative information is available, each element of total compensation against a peer group of publicly-traded Internet/software/technology/retail companies with revenues in a similar range as ours (the "Peer Group"). The Peer Group consists of companies against which the Compensation Committee believes we compete for talent and stockholder investment. The Peer Group is comprised of companies selected by the Compensation Committee with guidance from Frederic W. Cook & Co., a nationally recognized, independent compensation consulting firm (the "independent consultants") engaged by the Compensation Committee. The independent consultants provide compensation data relating to the executives at the selected Peer Group companies. The Compensation Committee typically meets without the presence of any members of management and several times per year will meet with the independent consultants present. The independent consultants have also assisted the Compensation Committee in designing and structuring the 2010 Incentive Compensation Plan, the implementation of which is being presented to the stockholders for approval at the 2010 annual meeting. Neither the independent consultants nor any of their affiliates have provided any additional services to us during the 2009 fiscal year.

        In February 2009, the Compensation Committee, with guidance from the independent consultants, selected a new group of peer companies for the Peer Group. Following the acquisition of FTD Group, Inc. and its subsidiaries ("FTD") in August 2008, the company's business became further diversified, including Internet access, social networking and floral-related businesses. The Compensation Committee determined that the selection of a new group of peer companies was appropriate due to the increase in our revenues and the diversification of our business. The Compensation Committee considered the comparative pay and performance information of this new Peer Group, and recognized the salaries and other forms of compensation awarded to executive officers of the companies in the Peer Group, in connection with its determinations regarding executive compensation for our Chief Executive Officer and Chief Financial Officer for the 2009 fiscal year. The Compensation Committee also considered the comparative information of the Peer Group in connection with its determinations regarding executive compensation for our Chief Executive Officer, Chief Financial Officer, and certain of our other executive officers for the 2010 fiscal year.

        The companies that comprised the new Peer Group are:

•	1-800-Flowers	•	Netflix
•	American Greetings	•	Orbitz
•	EarthLink	•	Priceline
•	GSI Commerce	•	RealNetworks
•	IAC Interactive	•	Tiffany
•	McAfee	•	Value Click
•	Mediacom	•	Williams Sonoma
•	Monster

        The Compensation Committee believes we also compete for top-level executive talent with many larger, higher-paying companies. In addition, we expect exceptional performance at all times. As such, the Compensation Committee generally sets compensation for our executive officers in the top quartile of compensation paid to similarly-situated executive officers of the companies comprising the Peer Group. Exceptions to this competitive position may occur as dictated by the experience level of the individual, their performance and market factors.

        A significant percentage of our executive officers' total compensation is allocated to incentive compensation as a result of the philosophy described above. The company does not have a pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the competitive data provided by the independent consultants to determine the appropriate level and balance of incentive compensation. Incentive compensation is realized depending on our performance compared to established goals.

2009 Executive Compensation Components

        For the 2009 fiscal year, the principal components of compensation for our executive officers, including the named executive officers, were as follows:

  •
  Base salary;

  •
  Performance-based incentive compensation in the form of stock awards;

  •
  Long-term incentives; and

  •
  Other benefits (such as health care benefits and 401(k) deferral matching).

Base Salary

        We provide our executive officers with a base salary to maintain a fixed amount of compensation for their services during the year and stability from year to year. All of our executive officers have employment agreements which guarantee a minimum base salary for each such officer. The Compensation Committee generally reviews base salary levels for executive officers annually and may, in its discretion, approve increases. The Compensation Committee generally reviews base salary levels taking into consideration the following:

  •
  Market data;

  •
  Internal review of the executive officer's compensation, both individually and relative to other executive officers of the Peer Group;

  •
  Scope of responsibility and professional experience of the executive officer; and

  •
  Performance of the individual executive officer and that of the company.

        Salary levels are typically considered as part of our annual performance review process as well as upon a promotion or other change in job responsibility. Merit-based salary increases take into consideration the recommendations of our Chief Executive Officer in the case of the other executive officers. The Compensation Committee reviews the Chief Executive Officer's salary without his being present, in consultation with the independent consultant.

        In February 2009, the Compensation Committee conducted its annual review of base salaries for the 2009 fiscal year. Due to the ongoing economic downturn, the Compensation Committee determined to increase the annual base salary rates of only certain executive officers. The only named executive officers to receive an increase in annual base salary rate at such time were Scott H. Ray and Steven B. McArthur. Mr. Ray's base salary was increased by 14.2% to recognize the increase in the scope of his responsibilities as a result of the acquisition of FTD. Mr. McArthur's base salary was increased by 4.9% in recognition of his promotion to President of Classmates Media Corporation. In August 2009, Charles B. Ammann was promoted to General Counsel, which is an executive officer level position, and his annual rate of base salary was increased in connection with such promotion. Additional information regarding Mr. Ammann's promotion and the related compensation changes are set forth below under "New Executive Officer's Compensation." The annual rates of base salary (reflecting the increases described above) of the named executive officers for the 2009 fiscal year were as follows:

Named Executive Officer	Base Salary
Mark R. Goldston	$952,750
Steven B. McArthur	$540,000
Frederic A. Randall, Jr.	$439,810
Scott H. Ray	$500,000
Robert J. Taragan	$400,000
Neil P. Edwards	$309,000

        In February 2010, the Compensation Committee conducted its annual review of base salaries for the 2010 fiscal year. Based on the continuing economic challenges and the Peer Group's comparative information, the Compensation Committee determined not to increase the base salaries of our executive officers, including our named executive officers.

Performance-Based Incentive Compensation

        We provide performance-based incentive compensation to our executive officers to promote strong annual performance and achievement of corporate goals and to encourage the growth of stockholder value. The management bonus plan is a performance-based incentive plan which sets forth specific annual goals and guidelines for calculating the incentive compensation to be awarded for achieving such goals. Starting with the 2008 Management Bonus Plan, bonuses awarded under the bonus plans have been entirely in the form of stock awards instead of cash. The Compensation Committee believes that awarding the "pay-for-performance" annual bonuses in the form of stock awards aligns the payment of such bonuses with stockholder value creation and further aligns the interests of our executive officers with those of our stockholders.

        The Compensation Committee determines the executive officers eligible to participate in the plan, the performance goals, and the appropriate incentive levels based on each executive officer's position in the company. Revenue and adjusted operating income (defined, for purposes of the management bonus plan, as operating income before depreciation and amortization, and subject to certain adjustments such as the add-back of restructuring costs and stock-based compensation as described in the management bonus plan) were selected as financial goals for determining annual bonus compensation because the Compensation Committee believes these are the best measures of annual operating performance within the control of management and that continued achievement of these annual operating goals will drive stockholder value. The financial goals are established based on a review of the operating budget presented to the Board of Directors for the upcoming fiscal year and, in particular, the financial goals set forth therein, and an assessment of the level of difficulty to meet or exceed the goals in light of the challenges faced by the company. The bonus payout levels are established as a percentage of the participant's base salary considering the individual's relative responsibilities and contribution towards our achievement of the goals. Our Chief Executive Officer's employment agreement provides that he will be eligible to receive an annual bonus of not less than 100% of his annual rate of base salary. Our employment agreements with each of the named executive officers (other than Mr. Edwards who does not have an employment agreement) provide that each such executive officer will be eligible to receive an annual bonus of up to 100% of his annual rate of base salary. In setting the goals and the bonus payout levels, the Compensation Committee considers the specific circumstances facing the company during the coming year.

        2009 Management Bonus Plan.    The United Online, Inc. 2009 Management Bonus Plan (the "2009 Bonus Plan"), which was approved by the Compensation Committee in February 2009, governed the incentive awards of the participating executive officers for the 2009 fiscal year. The 2009 Bonus Plan was in the form of a "pay-for-performance" stock bonus program under which each participant could earn a bonus payable in shares of our common stock based on either the financial performance of the particular business segment to which that participant was assigned (Communications segment, Classmates Media segment or FTD segment) or the combined performance of all such business segments (the "combined segments"). Financial performance was measured in terms of the revenue and the adjusted operating income of one segment or the combined segments, as applicable, for the 2009 fiscal year. Pursuant to the 2009 Bonus Plan, "adjusted operating income" was to be determined consistent with our historical methodology for calculating adjusted operating income for financial reporting purposes (which is currently defined as operating income before depreciation; amortization; stock-based compensation; restructuring and related charges; and impairment of goodwill, intangible assets and long-lived assets) and without taking into account merger-related expenses and expenses associated with the relocation of the company's or any of its subsidiaries' offices. In addition, pursuant to the 2009 Bonus Plan, in computing adjusted operating income, the following items were specifically excluded: (i) any bonus amounts which accrued under the 2009 Bonus Plan, (ii) any adjustments attributable to a change in accounting principles, and (iii) all items of gain, loss or expense for the 2009 fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence, or related to the disposal of a segment of a business. The 2009 Bonus Plan also provided that the final adjusted operating income amounts for the FTD segment and the combined segments were to be calculated using a foreign currency exchange rate floor of 1.4:1 for the British Pound:U.S. Dollar in the event that the foreign currency exchange rate for the British Pound:U.S. Dollar dropped below such rate. In addition, if the company acquired other companies or businesses during the 2009 fiscal year, the financial performance of those acquired entities was not to be taken into account in determining whether the revenue or adjusted operating income targets for such fiscal year were achieved under the 2009 Bonus Plan.

        Fifty percent (50%) of each participant's potential stock bonus was tied to the level of revenue attained by the business segment or the combined segments to which that participant was assigned, and the other fifty percent (50%) was tied to the level of adjusted operating income attained by the applicable segment or the combined segments. Seven potential levels of attainment from threshold to maximum were established for the revenue goal and the adjusted operating income goal. For each specified level of attainment, a specific number of bonus shares was individually allocated to each participant. The actual number of shares of our common stock to which the participant became entitled was based on the actual level at which each of the revenue and adjusted operating income goals was attained. If there was not at least threshold attainment of the applicable revenue or adjusted operating income goal, then none of the bonus shares allocated to that goal would have been issued.

        The Compensation Committee determined the ranges of the specific goals based on its assessment of the financial objectives set forth in our confidential, internal operating budget for the 2009 fiscal year, basing the ranges of the goals on the Compensation Committee's assessment as to the minimum amount that would have to be achieved by the business segment or the combined segments, as applicable, in order for the executive officers to earn an incentive award, and the maximum amount that our executive officers reasonably could attain given competitive conditions and other circumstances. The Compensation Committee believed the goals at the low end of the ranges would be moderately challenging, the goals in the middle of the ranges would be challenging, and the goals at the high end of the ranges would be significantly challenging to achieve. With respect to the potential bonus payout levels, the Compensation Committee established them based on a range of percentages of base salary for each participant, depending on the individual's relative responsibilities and contribution towards our achievement of such goals. The bonus payout levels ranged from 150% to 300% of base salary for Mr. Goldston, and 60% to 140% of base salary for the other participating executive officers. The number of bonus shares allocated to each level was based on the closing price per share of our stock on the date of the Compensation Committee's adoption of the 2009 Bonus Plan. The Compensation Committee set greater potential bonus awards for Mr. Goldston than for the other executive officers to reflect the greater impact the duties and responsibilities of his position would have upon the company's ability to meet these goals. The Compensation Committee also increased Mr. Goldston's range of potential bonus payout levels from the historical 100% to 200% of base salary to 150% to 300% of base salary, based on its analysis of the bonus levels relative to salaries of comparative executive officers in the Peer Group. The financial goals and bonus payout levels are also discussed in the footnotes to, and discussion that follows, the Grants of Plan-Based Awards Table, which appears elsewhere in this proxy statement.

        The nine executive officers who were selected for participation in the 2009 Bonus Plan are as follows: Mark R. Goldston, Robert S. Apatoff, Jeremy E. Helfand, Paul E. Jordan, Steven B. McArthur, Frederic A. Randall, Jr., Scott H. Ray, Robert J. Taragan and Matthew J. Wisk. The following tables set forth the 2009 Bonus Plan's financial performance goals and related bonus payout levels, the number of shares of common stock each participant would have been eligible to receive if the performance goals were attained at such payout levels, and the payout levels as a percentage of base salary.

Revenue Goals (in millions)
	Communications Segment	Classmates Media Segment	FTD Segment	Combined	Bonus Payout Level
Threshold	$191.0	$248.0	$544.0	$983.0	1
	$199.0	$258.0	$567.0	$1,024.0	2
Target	$207.3	$268.4	$591.1	$1,066.8	3
	$212.5	$275.1	$605.9	$1,093.5	4
	$217.7	$281.8	$620.7	$1,120.1	5
	$222.8	$288.5	$635.4	$1,146.8	6
Maximum	$228.0	$295.2	$650.2	$1,173.5	7

Adjusted Operating Income Goals (in millions)
	Communications Segment	Classmates Media Segment	FTD Segment	Combined	Bonus Payout Level
Threshold	$74.0	$78.0	$86.0	$238.0	1
	$78.0	$82.0	$90.0	$250.0	2
Target	$80.6	$84.5	$93.8	$258.9	3
	$82.6	$86.6	$96.1	$265.4	4
	$84.6	$88.7	$98.5	$271.8	5
	$86.6	$90.8	$100.8	$278.3	6
Maximum	$88.7	$93.0	$103.2	$284.8	7

Stock Bonus Amounts
Payout Level for Revenue Goal	Goldston (# shares)	McArthur (# shares)	Randall (# shares)	Ray (# shares)	Taragan (# shares)
1	133,813	30,337	24,708	28,089	22,471
2	160,575	40,449	32,944	37,453	29,962
3	200,719	50,561	41,180	46,816	37,453
4	227,482	55,618	45,298	51,498	41,198
5	240,863	60,674	49,416	56,179	44,943
6	254,245	65,730	53,534	60,861	48,689
7	267,626	70,786	57,653	65,543	52,434

Payout Level for Adjusted Operating Income Goal	Goldston (# shares)	McArthur (# shares)	Randall (# shares)	Ray (# shares)	Taragan (# shares)
1	133,813	30,337	24,708	28,089	22,471
2	160,575	40,449	32,944	37,453	29,962
3	200,719	50,561	41,180	46,816	37,453
4	227,482	55,618	45,298	51,498	41,198
5	240,863	60,674	49,416	56,179	44,943
6	254,245	65,730	53,534	60,861	48,689
7	267,626	70,786	57,653	65,543	52,434

	Payouts (% of base salary)			Payouts (% of base salary)
Payout Level for Adjusted Operating Income Goal	Goldston	Other Participants	Payout Level for Revenue Goal	Goldston	Other Participants
1	75.0%	30.0%	1	75.0%	30.0%
2	90.0%	40.0%	2	90.0%	40.0%
3	112.5%	50.0%	3	112.5%	50.0%
4	127.5%	55.0%	4	127.5%	55.0%
5	135.0%	60.0%	5	135.0%	60.0%
6	142.5%	65.0%	6	142.5%	65.0%
7	150.0%	70.0%	7	150.0%	70.0%

        Participants were generally required to continue in our employ through the February 15, 2010 scheduled payment date in order to earn their bonuses, with a pro-rated payout based on actual attained levels of performance to be provided to any participant whose employment terminated before that date by reason of death or disability or who was on a leave of absence during part of the earn-out period. The common stock issued under the 2009 Bonus Plan was drawn from the authorized share reserve under our 2001 Stock Incentive Plan. Up to a maximum of 1,482,148 shares of common stock were issuable under the 2009 Bonus Plan.

        Awards earned under the 2009 Bonus Plan were paid on February 15, 2010. For the 2009 fiscal year, the revenue and adjusted operating income results achieved by the Communications, Classmates Media, FTD and Combined segments under the 2009 Bonus Plan were as follows:

	Revenue Attained (in millions):	Adjusted Operating Income Attained (in millions):
Communications Segment	$208.8	$88.1
Classmates Media Segment	$235.5	$77.8
FTD Segment	$545.8	$86.5
Communications, Classmates Media and FTD Segments (Combined)	$990.1	$252.3

        The Classmates Media segment achieved revenue and adjusted operating income results that fell below the thresholds for earning a stock bonus award. As a result, Mr. McArthur, whose potential stock bonus award was tied to the financial results of such segment, did not earn a bonus award for the 2009 fiscal year. Since the results attained by the Communications, FTD and Combined segments fell between the payout levels, the actual distributions made under the 2009 Bonus Plan were interpolated by the Compensation Committee. The following table sets forth the stock bonuses awarded to each of the named executive officers who were participants under the 2009 Bonus Plan:

Named Executive Officer(1)	2009 Bonus Plan Award (# shares)
Mark R. Goldston	309,594
Steven B. McArthur	—
Frederic A. Randall, Jr.	61,250
Scott H. Ray	69,631
Robert J. Taragan	89,895

(1)
Mr. Edwards was not a participant under the 2009 Bonus Plan. His bonus is discussed under "Acting Chief Financial Officer's Compensation."

        The grant date fair value of the stock bonus award that was probable as of the date on which the Compensation Committee adopted the 2009 Bonus Plan is reflected in the Summary Compensation Table, which appears elsewhere in this proxy statement.

        2010 Management Bonus Plan.    In February 2010, the Compensation Committee adopted the United Online, Inc. 2010 Management Bonus Plan (the "2010 Bonus Plan") to govern the incentive awards of the participating executive officers for the 2010 fiscal year. The structure of the 2010 Bonus Plan remains unchanged from the 2009 Bonus Plan, except the Compensation Committee (i) adjusted the revenue and adjusted operating income goals for the 2010 fiscal year, (ii) reduced the number of potential levels of revenue attainment from seven to six, and (iii) set British Pound and Euro floors for the purposes of determining the revenue and adjusted operating income amounts in order to eliminate the negative effects of foreign currency exchange fluctuations. As was the case with the 2009 Bonus Plan, the Compensation Committee determined the ranges of the specific goals of the 2010 Bonus Plan based on its assessment of the financial objectives set forth in our confidential, internal operating budget for the 2010 fiscal year. Therefore, we do not publicly disclose the specific 2010 goals for competitive reasons.

        The executive officers selected to participate in the 2010 Bonus Plan remained the same as those who participated in the 2010 Bonus Plan, except for the addition of Mr. Ammann and the removal of Mr. Wisk. The common stock issuable under the 2010 Bonus Plan will be drawn from the authorized share reserve under our 2001 Stock Incentive Plan or any successor plan. Up to a maximum of 1,255,112 shares of common stock may be issued under the 2010 Bonus Plan.

Long-Term Incentives

        We provide equity-based long-term incentives to align the interests of our executive officers with those of the stockholders and to retain such executives through vesting and wealth-creation opportunities. The Compensation Committee further considers the fact that long-term incentive compensation is in part intended to be a supplemental form of retirement income due to the fact that we do not maintain any type of retirement plan, other than our 401(k) plan, which provides limited ability for our executive officers to defer income for retirement due to annual contribution limitations imposed under the federal tax laws. Long-term incentive grants to executive officers are based on job responsibilities and individual contribution levels, with reference to the levels of total direct compensation (i.e., total cash compensation plus the value of long-term incentives) of executive officers at companies in the Peer Group. Generally, the Compensation Committee sets awards of long-term incentives in the top quartile of our peers. In making decisions regarding grants, the Compensation Committee also considers previous long-term incentive grants made to the executive officers (including whether such grants are vested and the value thereof).

        The primary form of long-term incentive compensation that we provide to our executive officers consists of restricted stock units. Prior to 2005, the primary form of long-term incentive compensation that we provided was stock options. The change to restricted stock units was made due to a number of factors, including the less favorable accounting treatment for stock options under ASC 718, the fact that restricted stock units permit us to issue fewer shares as compared to stock options, and that generally, shares of restricted stock and restricted stock units are somewhat less subject to market volatility than stock options and establish a more direct correlation between the ASC 718 cost to us and the value delivered to the executive officers. Notwithstanding the foregoing, the Compensation Committee may determine to make stock option grants rather than restricted stock unit awards to our executive officers in the future. The Compensation Committee typically makes an annual equity grant to the executive officers in the first quarter of the fiscal year, and then at various times during the fiscal year in connection with particular events such as the execution or amendment of an employment agreement, a promotion or increase in responsibilities, or the special recognition of certain achievements. The company does not have any policy requiring executive officers to hold shares acquired upon the vesting of restricted stock unit awards or following the exercise of vested options.

        2009 Restricted Stock Unit Awards.    In February 2009, the Compensation Committee granted the named executive officers restricted stock unit awards covering the number of shares set forth in the table below. Unlike the restricted stock unit awards historically granted to executive officers, the Compensation Committee set a one-year vesting period for these awards, and they vested in full on February 15, 2010. The Compensation Committee set a one-year vesting period for these awards because they were granted, in part, in recognition of the company's performance and the consummation of the FTD acquisition.

Named Executive Officer	Restricted Stock Unit Award (# shares)
Mark R. Goldston	370,000
Steven B. McArthur	90,000
Frederic A. Randall, Jr.	50,000
Scott H. Ray	90,000
Robert J. Taragan	80,000
Neil P. Edwards(1)	40,000

(1)
Although Mr. Edwards was not our Acting Chief Financial Officer (and thus not an executive officer) at the time the Compensation Committee granted the restricted stock unit awards described in the paragraph above, the Compensation Committee determines the equity awards made to Mr. Edwards due to his position as our Chief Accounting Officer.

        2009 Stock Option Exchange Program.    In February 2009, the Compensation Committee adopted a stock option exchange program (the "Exchange Program") pursuant to which Messrs. Goldston, Randall and Taragan were given the opportunity to exchange certain "out-of-the-money," or "underwater," stock options previously granted to them under our 2001 Stock Incentive Plan, for an award of restricted stock units pursuant to which the executive officer would be entitled to receive one share of our common stock for each unit that is granted under the award on the date that each such unit vests in accordance with its terms and the designated vesting schedule. The company implemented a stock option exchange program for its employees in 2006, but executive officers were not permitted to participate. The Compensation Committee determined that it was in our best interests to provide executive officers with compensation comprised in part of equity incentives designed to retain their services and to align their interests more closely to those of our stockholders. In addition, the Compensation Committee believed the stock options selected for the Exchange Program no longer constituted a sufficient incentive compensation award for these executive officers. The Compensation Committee believed that the restricted stock units for which such stock options would be exchanged would be adequate to satisfy our desired level of compensation.

        The number of restricted stock units issued for each exchanged underwater stock option was determined in accordance with a 1-for-3 exchange ratio, which permitted each executive officer to exchange his underwater stock options for the number of restricted stock units set forth opposite the name of such executive officer in the table below. The exchange occurred in March 2009, and all underwater stock options were cancelled upon exchange for restricted stock units pursuant to our 2001 Stock Incentive Plan.

Named Executive Officer	Underwater Stock Options (# shares)	Restricted Stock Unit Award (# shares)
Mark R. Goldston	1,450,000	483,333
Frederic A. Randall, Jr.	305,000	101,666
Robert J. Taragan	195,000	65,000

        The restricted stock units will vest in quarterly increments over two years measured from February 15, 2009, subject to the executive officer's continued employment through the vesting date of such restricted stock units. The terms of the Exchange Program were described in the proxy statement filed on April 29, 2009.

        2010 Restricted Stock Unit Awards.    In February 2010, the Compensation Committee granted the named executive officers restricted stock unit awards covering the number of shares of our common stock set forth in the table below. The awards were granted for the reasons set forth in the opening paragraph of the "Long Term Incentives" section of this Compensation Discussion and Analysis. The awards will vest in three successive equal annual installments on each anniversary of February 15, 2010, provided the executive officer remains employed through each such vesting date.

Named Executive Officer(1)	Restricted Stock Unit Award (# shares)
Mark R. Goldston	500,000
Steven B. McArthur	65,000
Frederic A. Randall, Jr.	50,000
Scott H. Ray	70,000
Robert J. Taragan	70,000
Neil P. Edwards(1)	40,000

(1)
Although Mr. Edwards was not Acting Chief Financial Officer (and thus not an executive officer) at the time the Compensation Committee granted the restricted stock unit awards described in the paragraph above, the Compensation Committee determines the equity awards made to Mr. Edwards due to his position as our Chief Accounting Officer.

Equity Grant Practices

        We historically have made "company-wide" equity awards to our current employees during the first quarter of each year following the availability of the financial results for the prior year, and to newly-hired employees, on the fifteenth day of the second month of each quarter, or the next business day thereafter. Commencing in 2009, these company-wide annual grants were limited generally to vice presidents and more senior executives. This change was made due to the increased size of our employee base as a result of the FTD acquisition and the determination that the limited number of shares available under our equity plans should be used generally for awards to the company's vice presidents and more senior executives.

        Grants to employees who are non-executive officers of the company may be made by the Compensation Committee or by the Secondary Compensation Committee, of which our Chief Executive Officer is the sole member. It is our practice for all equity grants to be made with the required approvals obtained in advance of or on the grant date. All grants to our executive officers require the approval of the Compensation Committee or the Board of Directors.

Other Benefits

        We provide eligible employees with a 401(k) plan and various health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Our 401(k) plan helps employees save and prepare financially for retirement. Our health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

        401(k) Plan.    Our tax-qualified 401(k) plan allows eligible employees to contribute up to 40% of their pre-tax earnings, up to the annual dollar limit set by law, which was $16,500 for 2009. We provide matching contributions equal to 25% of the employee's contribution, to the extent such contribution does not exceed 6% of the employee's bi-weekly gross compensation. The matching contributions vest 25% for each year of the employee's service and are fully vested after four years of service. When the Compensation Committee calculates the targeted overall compensation for our executive officers, it does not factor in the 401(k) matching contributions because they do not represent a significant portion of the executive officers' overall compensation.

        Health and Welfare Benefits.    In addition to regular health and welfare benefits generally offered to our U.S. employee base, certain vice presidents and more senior executives, including our executive officers, are also eligible to participate in the Exec-U-Care plan. Under this plan, such individual's health insurance premiums are paid by us, and certain other medical and dental expenses are reimbursed, up to certain maximum limits set forth in the plan.

        Perquisites.    We generally do not provide perquisites or other personal benefits to our executive officers. In connection with our hiring of an executive officer who must relocate to join the company, we typically provide relocation-related reimbursements approved by the Compensation Committee.

Severance and Change-in-Control Benefits

        The Compensation Committee believes that we should provide fair and reasonable severance and change-in-control benefits to executives. These severance and change-in-control benefits are intended to promote stability and continuity of senior management, attract and retain superior talent, and reflect the potential difficulty for them to find comparable employment within a short period of time following their termination of employment with us. Furthermore, the Compensation Committee believes such benefits align the interests of the executive officers with those of the stockholders with regard to any potential sale of the company by neutralizing any personal disincentive to pursue transactions that may result in loss of employment.

        Our severance plan applies to all eligible full-time U.S. employees. However, our employment agreements with the named executive officers (other than Mr. Edwards) set forth severance and change-in-control benefits that exceed those provided under our general severance plan. The severance and change-in-control benefits provided to our named executive officers (other than Mr. Edwards) are in the top quartile of the Peer Group companies.

        The benefits and payments for which the named executive officers (other than Mr. Edwards) are eligible are described in greater detail under "Employment Agreements and Potential Payments Upon Termination or Change in Control," which appear elsewhere in this proxy statement.

New Executive Officer's Employment Agreement and Compensation

        In August 2009, Mr. Ammann became an executive officer following his promotion to Executive Vice President and General Counsel. In connection with such promotion, we entered into an employment agreement with him, pursuant to which we increased his annual rate of base salary to $350,000 and granted him a restricted stock unit award, among other things. His employment agreement is based on substantially the same form as Mr. Taragan's employment agreement, which is summarized under "Employment Agreements" and "Potential Payments Upon Termination or Change in Control," which appear elsewhere in this proxy statement. The Compensation Committee determined an employment agreement was appropriate given that many of the companies in our Peer Group have employment agreements with their executive officers and we have entered into employment agreements with each of our other executive officers. The restricted stock unit award granted to Mr. Ammann covers 50,000 shares of our common stock and will vest in full on August 15, 2012 subject to his continued service with us. The Compensation Committee believed this award was necessary to secure the services of Mr. Ammann at least through the end of its vesting period.

Acting Chief Financial Officer's Compensation

        Neil P. Edwards, our Senior Vice President, Finance, Treasurer, and Chief Accounting Officer, served as our Acting Chief Financial Officer from February 2009 through May 2009. Mr. Edwards did not receive any additional compensation in connection with his appointment or service as Acting Chief Financial Officer. In addition, as was generally the case for our executive officers, he did not receive a base salary increase for the 2009 and 2010 fiscal years due to the continuing economic conditions.

Mr. Edwards received a bonus for the 2009 fiscal year in an amount determined by the Compensation Committee based on its evaluation of his performance during such year and the company's performance. The discretionary cash bonus awarded to Mr. Edwards for the 2009 fiscal year as well as his annual rate of base salary are reflected in the Summary Compensation Table, which appears elsewhere in this proxy statement.

Tax and Accounting Considerations

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") generally disallows a tax deduction to publicly held companies for compensation paid to certain "covered" officers (a subset of the named executive officers), to the extent such compensation exceeds $1 million per covered officer in any year. However, the limitation does not apply to compensation that is performance-based pursuant to certain milestones established under a stockholder-approved plan.

        The 2009 Bonus Plan was not submitted for stockholder approval, and all compensation deemed paid by us in connection with stock bonuses awarded under that plan was accordingly subject to the $1 million limitation. The Compensation Committee has decided not to submit the 2010 Management Bonus Plan for stockholder approval at the 2010 annual meeting or to take any other action to limit or restructure the elements of compensation payable to our executive officers.

        In addition, the deductibility of any compensation deemed paid by us in connection with the award of restricted stock or restricted stock units, or the exercise of option grants made under our 2001 Stock Incentive Plan on or after the date of the 2004 annual meeting (or prior to that date for certain grants made to executive officers), will also be subject to the $1 million limitation per covered officer. For the 2009 fiscal year, the cash compensation paid to the covered officers, together with the compensation deemed paid by us in connection with equity awards, exceeded the $1 million limit per covered officer to the extent set forth in the table below. The approximate amount of total compensation that will not be deductible pursuant to Section 162(m) is set forth in the table below.

Covered Officers Under Section 162(m)	Total Amount of Compensation Not Deductible
Mark R. Goldston	$6,788,403
Steven B. McArthur	$332,363
Frederic A. Randall, Jr.	$990,413
Robert J. Taragan	$496,040

        The Compensation Committee believes that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

        Accounting for Stock-Based Compensation.    Our stock option grant policies have been impacted by the implementation of ASC 718, which we adopted in the first quarter of the 2006 fiscal year. Under ASC 718, we are required to value unvested stock options granted prior to our adoption of ASC 718 under the fair value method and expense those amounts in the consolidated statements of operations over the stock option's remaining vesting period. Our current intent is to limit the number of stock option grants and to rely on restricted stock and restricted stock units instead. The Compensation Committee believes this strategy is best aligned with the philosophy of increasing stockholder value because it is intended to limit future earnings dilution from options while at the same time retaining the goals of long-term incentives. For additional discussion regarding the goals of long-term incentives, see "Long-Term Incentives," which appeared earlier in this proxy statement.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2010 Annual Meeting of Stockholders.

        Submitted by the Compensation Committee of the Board of Directors:

Robert Berglass Kenneth L. Coleman Dennis Holt

Risk Assessment of Compensation Programs

        The Board of Directors has conducted a company-wide risk assessment to evaluate any potential linkage between the company's compensation programs and corporate risks. With input from the Compensation Committee, the Board of Directors has concluded that the company's current compensation programs are not reasonably likely to have a material adverse effect on the company.

        In reaching this conclusion, the Board of Directors and the Compensation Committee considered both the cash and equity components of total compensation. With respect to cash compensation, the Board of Directors and the Compensation Committee noted that base salaries are fixed in amount and thus do not encourage risk taking. Separately, while the discretionary performance-based cash bonus awards that are payable to non-executive officer employees focus on the achievement of annual goals, and annual goals may encourage a focus on shorter-term performance, annual cash bonuses do not represent a majority of any such individual's total compensation opportunities. Furthermore, since 2008, the management bonus plan for executive officers is payable entirely in shares of the company's common stock and thus, is substantially aligned with the creation of stockholder value. The Board of Directors and the Compensation Committee believe that the bonuses appropriately balance risk and the desire to focus employees on specific annual goals which are important to both the company's annual and multi-year financial success, and that the bonuses do not encourage unnecessary or excessive risk taking.

        A significant portion of the compensation provided to executive officers and other senior employees of the company is in the form of long-term equity incentive awards that are important to help further align the interests of the recipient with those of the company's stockholders. The Board of Directors and the Compensation Committee believe that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the company's stock price. These equity awards are staggered for overlapping multi-year periods and subject to long-term vesting schedules to help ensure that recipients have significant value tied to the company's long-term, and sustained stock price performance.

 SUMMARY COMPENSATION TABLE

        The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the company and its subsidiaries for the fiscal years ended December 31, 2009, 2008 and 2007, by the company's Chief Executive Officer, Chief Financial Officer, each of the company's three other most highly compensated executive officers whose total compensation for the 2009 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2009 fiscal year. Also included in the table is the company's Senior Vice President, Finance, Treasurer and Chief Accounting Officer, who served as the company's principal financial officer for part of the 2009 fiscal year. The individuals listed in the table will be hereinafter referred to as the "named executive officers."

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(4)		Non-Equity Incentive Plan Compensation		All Other Compensation (7)(8)(9)(10)	Total
Mark R. Goldston	2009	$989,394	—		5,916,321		—		18,776	$6,924,491
Chairman, President	2008	$952,750	—		13,455,294	(5)	—		129,489	$14,537,533
and Chief Executive	2007	$925,000	—		14,176,246		1,143,049	(6)	468,366	$16,712,661
Officer
Steven B. McArthur	2009	$560,769	—		1,007,091		—		6,870	$1,574,730
President, Classmates	2008	$515,000	—		6,014,984		—		12,970	$6,542,954
Media Corporation
Frederic A. Randall, Jr.	2009	$456,726	—		1,089,154		—		24,105	$1,569,985
Executive Vice	2008	$439,810	—		1,301,550		—		39,481	$1,780,841
President, Chief	2007	$427,000	—		3,716,640		427,000	(6)	162,434	$4,733,074
Strategy Officer
Scott H. Ray	2009	$519,231	—		967,095		—		14,851	$1,501,177
Executive Vice President	2008	$437,750	—		437,750		—		12,364	$887,864
and Chief Financial	2007	$106,250	180,000	(3)	4,581,500		—		460	$4,868,210
Officer(11)
Robert J. Taragan	2009	$415,385	—		1,064,445		—		10,120	$1,489,950
President, Communications
Former Acting CFO:
Neil P. Edwards	2009	$320,885	185,400	(2)	207,600		—		9,252	$723,137
Senior Vice President,	2008	$309,000	162,225	(2)	591,735		—		27,151	$1,090,111
Finance, Treasurer and Chief Accounting Officer	2007	$287,165	300,000	(2)	1,082,567		—		37,099	$1,706,831

(1)
For information regarding the minimum annual rate of base salary required for the named executive officers (other than Mr. Edwards) under their respective employment agreements, see "Employment Agreements and Potential Payments Upon Termination or Change in Control," which appears elsewhere in this proxy statement.

(2)
Represents a discretionary cash bonus awarded to the named executive officer.

(3)
Represents a guaranteed cash bonus awarded to Mr. Ray pursuant to his employment agreement.

(4)
Amounts reflect the aggregate grant-date fair value with respect to stock awards which were made in the applicable fiscal year. For awards that are subject to performance conditions, the grant-date fair value of those awards is based upon the probable outcome of achieving the performance conditions. The grant-date fair values are, in each instance, calculated in accordance with ASC 718. For information regarding the assumptions underlying the ASC 718 valuation of our equity awards made in 2009, see Note 9 of the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

  For the included awards that were subject to performance conditions, the grant-date fair value, assuming the highest level of performance were achieved would be as follows:

	Year Ended December 31,
	2009	2008	2007
Mark R. Goldston	$2,858,246	$1,905,492	$878,744
Steven B. McArthur	$755,994	$720,988
Frederic A. Randall, Jr.	$615,734	$615,721	$298,891
Scott H. Ray	$699,999	$612,850	$—
Robert J. Taragan	$559,995

  For the included awards that were subject to performance conditions, the grant-date fair value, based on the actual level of attained performance was as follows:

	Year Ended December 31,
	2009	2008	2007
Mark R. Goldston	$1,653,232	$1,750,005	$—
Steven B. McArthur	$—	$571,188
Frederic A. Randall, Jr.	$327,075	$553,259	$14,479
Scott H. Ray	$371,830	$550,661	$—
Robert J. Taragan	$480,039

  For restricted stock units that were awarded in exchange for previously granted options, as described in the section entitled "2009 Stock Option Exchange Program" in the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement, the amount included in the table is equal to the difference between the Black-Scholes value of the cancelled options, immediately prior to the cancellation, and the grant-date fair value of the restricted stock unit award at the time of the exchange, with each value calculated in accordance with ASC 718. Also includes, in 2008, the grant-date fair value, calculated in accordance with ASC 718, of the fully vested restricted stock units awarded to Messrs. Goldston, Randall and Edwards as a discretionary bonus. The number of shares of our common stock covered by each such award is as follows: Mr. Goldston, 100,000 shares; Mr. Randall, 25,000 shares and Mr. Edwards, 11,500 shares. For information regarding assumptions underlying the ASC 718 valuation of our equity awards made in 2008, see Note 5 of the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(5)
The grant-date fair value of the performance-based restricted stock unit award granted to Mr. Goldston on March 14, 2008 was erroneously overstated in the Grants of Plan-Based Awards Table included in the proxy statement for the annual meeting of stockholders held in 2009, and should have been $3,772,680. The amount reported with respect to such award in this Summary Compensation Table reflects the $3,772,680 grant date fair value.

(6)
Represents the portion of the annual incentive award earned by each applicable named executive officer under the 2007 Management Bonus Plan that was paid in cash.

(7)
Each of our named executive officers holds restricted stock units which contain dividend equivalent rights. Pursuant to those rights, each named executive officer will receive, in the event dividends or other distributions are declared and paid on the company's outstanding shares of common stock, an additional payment equal to each dividend or distribution which would have been paid on the shares of common stock underlying those units had such shares been issued and outstanding at the time that dividend or distribution was made to the company's stockholders. The payment will be made in the same form as the actual dividend or distribution is made to the stockholders. This column includes the amounts received pursuant to the dividend equivalent rights pertaining to the restricted stock units awarded in March 2005 to Messrs. Goldston, Randall, Taragan, and Edwards, because the company initiated its quarterly cash dividend in May 2005, and accordingly, the grant-date fair value of those earlier units did not reflect the potential dividends on the company's common stock. See Note 10 below for dividend equivalent amounts included in the All Other Compensation column of the Summary Compensation Table.

The grant-date fair value of restricted stock units awarded subsequent to May 2005 does take such dividend equivalent rights into consideration. Accordingly, the payments received by the named executive officers in the 2009 fiscal year pursuant to the dividend equivalent rights pertaining to such subsequent restricted stock units are not included as part of their compensation in the All Other Compensation column for the 2009 fiscal year, and payments made in the two immediately prior fiscal years pursuant to such dividend equivalent rights were not included in the All Other Compensation

  Column for those years. The aggregate amount received by each of the named executive officers for the last three fiscal years pursuant to dividend equivalent rights associated with such subsequent restricted stock unit awards was as follows:

	Year Ended December 31,
	2009	2008	2007
Mark R. Goldston	$817,875	$723,334	$600,000
Steven B. McArthur	$99,667	$36,334
Frederic A. Randall, Jr.	$131,355	$209,334	$84,000
Scott H. Ray	$115,000	$192,500
Robert J. Taragan	$94,396
Former Acting CFO:
Neil P. Edwards	$36,250	$69,125	$67,370
(8)
Includes a matching contribution by the company to the 401(k) plan on behalf of each participating named executive officer in an amount not to exceed 6% of the participating officer's eligible compensation, as determined under such plan. See Note 10 below for the dollar amount of the matching contributions included in the All Other Compensation column of the Summary Compensation Table.

(9)
The company provides medical and dental benefits to its U.S. employee base. For vice presidents and more senior executives, including the executive officers, the company pays the portion of the insurance premiums for such benefits that otherwise would have been payable by such employees. In addition to the medical and dental benefits provided to U.S. employees, the company also provides supplemental medical and dental coverage to certain vice presidents and more senior executives, including the executive officers, under the Exec-U-Care plan. Included in the Exec-U-Care premium amounts is an accidental death and dismemberment insurance policy with up to $100,000 in coverage. See Note 10 below for the dollar amount of medical and dental benefits included in the All Other Compensation column of the Summary Compensation Table.

(10)
The table below sets forth the various items included in the "All Other Compensation" column for the 2009 fiscal year for each named executive officer:

Name	Dividend Equivalents	Matching Contribution	Medical/Dental Benefits	Total
Mark R. Goldston	$12,500	3,675	2,601	$18,776
Steven B. McArthur	$—	3,675	3,195	$6,870
Frederic A. Randall, Jr.	$3,125	3,675	17,305	$24,105
Scott H. Ray	$—	—	14,851	$14,851
Robert J. Taragan	$1,250	3,675	5,195	$10,120
Former Acting CFO:
Neil P. Edwards	$313	3,675	5,264	$9,252

  The table below sets forth the various items included in the "All Other Compensation" column for the 2008 fiscal year for each named executive officer:

Name	Dividend Equivalents	Matching Contribution	Medical/Dental Benefits	Total
Mark R. Goldston	$112,500	3,450	13,539	$129,489
Steven B. McArthur	$—	3,450	9,520	$12,970
Frederic A. Randall, Jr.	$28,125	3,450	7,906	$39,481
Scott H. Ray	$—	—	12,364	$12,364
Former Acting CFO:
Neil P. Edwards	$8,125	3,450	15,576	27,151

  The table below sets forth the various items included in the "All Other Compensation" column for the 2007 fiscal year for each named executive officer:

Name	Dividend Equivalents	Matching Contribution	Medical/Dental Benefits	Housing Expense Reimbursements	Legal Fees Reimbursement	Total
Mark R. Goldston	$425,000	3,375	2,687	—	37,304	$468,366
Frederic A. Randall, Jr.	$136,250	3,375	13,629	9,180	—	$162,434
Scott H. Ray	$—	—	460	—	—	$460
Former Acting CFO:
Neil P. Edwards	$18,750	3,375	14,974	—	—	$37,099
(11)
Mr. Ray joined the company in October 2007 as Executive Vice President and Chief Financial Officer.

 GRANTS OF PLAN-BASED AWARDS

        The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2009 fiscal year under any incentive compensation plan.

		Potential Payouts Under Equity Incentive Plan Awards (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units (4)
							Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold (1)	Target (2)	Maximum (3)
Mark R. Goldston	2/12/09	267,626	401,438	535,252			$2,143,679	(7)
	2/15/09				370,000	(5)	$1,920,300	(7)
	3/06/09				483,333	(6)	$1,852,342	(8)
Steven B. McArthur	2/12/09	60,674	101,122	141,572			$539,991	(7)
	2/15/09				90,000	(5)	$467,100	(7)
Frederic A. Randall, Jr.	2/12/09	49,416	82,360	115,306			$439,802	(7)
	2/15/09				50,000	(5)	$259,500	(7)
	3/06/09				101,666	(6)	$389,852	(8)
Scott H. Ray	2/12/09	56,178	93,632	131,086			$499,995	(7)
	2/15/09				90,000	(5)	$467,100	(7)
Robert J. Taragan	2/12/09	44,942	74,906	104,868			$399,998	(7)
	2/15/09				80,000	(5)	$415,200	(7)
	3/09/09				65,000	(6)	$249,247	(8)
Former Acting CFO:
Neil P. Edwards	2/15/09				40,000	(5)	$207,600

(1)
Represents the minimum number of shares of our common stock that would have been issuable to the applicable named executive officers if each of the revenue and adjusted operating income objectives established for the Communications, Classmates Media and FTD segments and the combined segments (i.e., all such segments) for the 2009 fiscal year under the 2009 Management Bonus Plan had been attained at the minimum threshold levels.

(2)
Represents the number of shares of our common stock that would have been issuable to the applicable named executive officers if each of the revenue and adjusted operating income objectives established for the Communications, Classmates Media and FTD segments and the combined segments for the 2009 fiscal year under the 2009 Management Bonus Plan had been attained at the target levels. Under the 2009 Management Bonus Plan, the bonus amounts were payable in shares of our common stock. The value of our common stock on December 31, 2009 was $7.19 per share based on the closing price of our common stock on such date. Please see the discussion of the 2009 Management Bonus Plan in the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement, for the actual number of shares awarded under such plan to the named executive officers.

(3)
Represents the maximum number of shares of our common stock that would have been issuable to the applicable named executive officers if each of the revenue and adjusted operating income objectives established for the Communications, Classmates Media and FTD segments and the combined segments for the 2009 fiscal year under the 2009 Management Bonus Plan had been attained at the maximum levels.

(4)
With the exception of Mr. Edwards, each named executive officer's restricted stock unit awards are subject to accelerated vesting in whole or in part upon the occurrence of certain events, as described in the section entitled "Employment Agreements and Potential Payments Upon Termination or Change in Control," which appears elsewhere in this proxy statement.

(5)
Represents an award of restricted stock units. Each unit provided the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units vested in full on February 15, 2010 as a result of the named executive officer's continued employment through such date.

(6)
Represents an award of restricted stock units. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The units will vest in a series of eight successive equal quarterly installments measured from February 15, 2009, subject to the named executive officer's continued service with the company through each such date. These awards were granted in exchange for certain previously granted options, as described in the section entitled "2009 Stock Option Exchange Program" in the Compensation Discussion and Analysis, which is included elsewhere in this proxy statement.

(7)
Reflects the aggregate grant-date fair value of the stock award, calculated in accordance with ASC 718. For awards that are subject to performance conditions, the grant-date fair value is based upon the probable outcome of achieving the performance conditions. For information regarding the assumptions applied in the calculation of the ASC 718 valuation of such equity awards, see Note 9 of the Consolidated Financial Statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(8)
Represents the awards granted in exchange for certain previously granted options, as described in the section entitled "2009 Stock Option Exchange Program" in the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement. Accordingly, the amount included in the table is equal to the incremental difference in value between the Black-Scholes value of the cancelled options, immediately prior to the cancellation, and the grant-date fair value of the restricted stock unit award at the time of the exchange, with each such value calculated in accordance with ASC 718.

2009 Management Bonus Plan

        The company's 2009 Management Bonus Plan was in the form of a stock bonus program under which each participant could earn a bonus payable in shares of our common stock based on either the financial performance of the particular business segment to which that participant was assigned (Communications, Classmates Media or FTD segment) or the performance of the combined segments (i.e., all such business segments). Financial performance was measured in terms of the revenue and the adjusted operating income (as defined in the 2009 Management Bonus Plan) of one segment or the combined segments, as applicable, for the 2009 fiscal year. The bonus potential for each attained level of performance was tied to a specified number of shares of our common stock. That number was determined by dividing the applicable percentage of the participant's annual rate of base salary by the closing price per share of our common stock on the date of the Compensation Committee's adoption of the 2009 Management Bonus Plan. The percentages used for purposes of calculating the potential number of bonus shares ranged from 150% of annual base salary at threshold level performance to 300% of annual base salary at maximum performance goal attainment for our Chief Executive Officer and ranged from 60% of annual base salary at threshold level performance to 140% of annual base salary at maximum performance goal attainment for the other executive officers participating in the plan.

        For additional information regarding the 2009 Management Bonus Plan, including the annual incentive bonus award actually earned by each participating named executive officer for the 2009 fiscal year, the specific performance goals and the corresponding bonus potential at each level of attainment, see the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement.

        Restricted Stock Units.    Each restricted stock unit entitles the executive officer to one share of our common stock at the time of vesting. When the shares vest and become issuable, we withhold a portion of the vested shares to cover applicable withholding taxes. Restricted stock units awarded in 2009 generally will vest over a three- or four-year period of service, with the exception of the restricted stock unit awards granted to our named executive officers in February 2009, which vested in full in February 2010, and the restricted stock unit awards granted in exchange for certain previously granted options, as described in the section entitled "2009 Stock Option Exchange Program" in the Compensation Discussion and Analysis, that will vest in a series of either successive equal quarterly installments measured from February 15, 2009, subject to the individual's continued service with the company through each such vesting date. The restricted stock units awarded to our executive officers (other than Mr. Edwards) are subject to accelerated vesting under certain circumstances as described in such individual's employment agreement, such as change in control, involuntary termination of employment or resignation for good reason. In general, each restricted stock unit award also contains dividend equivalent rights in order to provide the same total stockholder return to the executive officers on the shares of common stock underlying their restricted stock units.

        In February 2010, restricted stock units were awarded to the named executive officers. Each such restricted stock unit award will vest in three successive equal annual installments upon the named executive officer's completion of each year of service with the company over the three-year period measured from February 15, 2010. For additional information regarding such restricted stock unit awards, please see the Compensation Discussion and Analysis, which appears elsewhere in this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2009.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (14)(15)
Mark R. Goldston	394,457	$3.334	02/08/2011	83,334	(1)	$599,171
	825,000	$5.767	05/06/2012	750,000	(2)	$5,392,500
				600,000	(3)	$4,314,000
				433,334	(4)	$3,115,671
				370,000	(5)	$2,660,300
				302,084	(6)	$2,171,984
Steven B. McArthur	—	$—	—	272,502	(7)	$1,959,289
				90,000	(5)	$647,100
Frederic A. Randall, Jr.	—	$—	—	23,334	(1)	$167,771
				140,000	(8)	$1,006,600
				33,334	(9)	$239,671
				50,000	(5)	$359,500
				63,542	(6)	$456,867
Scott H. Ray	—	$—	—	165,000	(10)	$1,186,350
				90,000	(5)	$647,100
Robert J. Taragan	16,250	$5.767	05/06/2012	16,667	(1)	$119,836
				75,000	(11)	$539,250
				33,334	(9)	$239,671
				80,000	(5)	$575,200
				40,625	(6)	$292,094
Former Acting CFO:
Neil P. Edwards	7,875	$2.554	02/20/2011	1,875	(12)	$13,481
	39,688	$1.227	09/25/2011	9,375	(13)	$67,406
	28,594	$5.767	05/06/2012	26,667	(9)	$191,736
				40,000	(5)	$287,600

(1)
This represents part of an award of restricted stock units granted on February 15, 2007. Each restricted stock unit provided the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The shares subject to the number of restricted stock units indicated in the table above vested in full on February 15, 2010.

(2)
On April 3, 2007, Mr. Goldston was awarded a total of 750,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in full upon completion of four years of service with the company measured from February 15, 2007.

(3)
On March 14, 2008, Mr. Goldston was awarded a total of 600,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. 200,000 units will vest upon Mr. Goldston's continuation in service through February 28, 2011. The remaining units will vest depending on the company's highest 30-day volume-weighted average closing price for any consecutive 30-days between December 1, 2010 and February 28, 2011. If beginning July 1, 2009, the company's closing share price had remained at a certain threshold for at least six months, all 600,000 units would have vested on the last day of such six-month period.

(4)
On August 26, 2008, Mr. Goldston was awarded a total of 650,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in three successive equal annual installments upon completion of each year of service with the company over the three-year period measured from August 15, 2008.

(5)
This represents an award of restricted stock units granted on February 15, 2009. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units vested in full on February 15, 2010 upon the named executive officer's continuation in employment through such date.

(6)
This represents a restricted stock unit award granted on March 6, 2009, with respect to Messrs. Goldston and Randall, and March 9, 2009, with respect to Mr. Taragan, covering the following number of shares: Mr. Goldston, 483,333 shares; Mr. Randall, 101,666 shares; and Mr. Taragan, 65,000 shares. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in a series of eight successive equal quarterly installments, subject in each case, to the named executive officer's continued service with the company through each such vesting date. This award was granted in exchange for certain previously granted options, as described in the section entitled "2009 Stock Option Exchange Program" in the Compensation Discussion and Analysis, which is included elsewhere in this proxy statement.

(7)
Pursuant to the terms of Mr. McArthur's employment agreement, he would have received awards of fully vested restricted stock units which would have covered a total of 454,170 shares of our common stock, subject to certain conditions, including continued employment through each stock issuance date. Under the terms of the agreement, on August 15, 2010 and 2011, Mr. McArthur would have received 90,834 and 181,668 fully vested restricted stock units, respectively, and the underlying shares of common stock would have been issued to him immediately on each such date. Mr. McArthur voluntarily resigned as of March 1, 2010 and as a result, such awards were forfeited.

(8)
On August 15, 2007, Mr. Randall was awarded a total of 210,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in three successive equal annual installments upon completion of each year of service with the company over the three-year period measured from February 15, 2008.

(9)
This represents a restricted stock unit award granted on February 15, 2008 covering the following number of shares: Mr. Randall, 50,000 shares; Mr. Taragan, 50,000 shares; and Mr. Edwards, 40,000 shares. Each unit provides the named executive officer with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in a series of three successive equal annual installments, subject in each case, to the named executive officer's continued service with the company measured from February 15, 2008.

(10)
On November 15, 2007, Mr. Ray was awarded a total of 275,000 restricted stock units. Each unit provides him with the right to receive one share of our common stock upon the vesting of that unit. 60% of the total number of shares underlying the restricted stock units will vest in three successive equal annual installments upon the named executive officer's completion of each year of service with the company over the three-year period measured from November 15, 2007, and the remaining 40% of the total number of underlying shares will vest upon continuation in service with the company through November 15, 2011.

(11)
This represents a restricted stock unit award granted on August 15, 2007. Each unit provides Mr. Taragan with the right to receive one share of our common stock upon the vesting of that unit. The restricted stock units will vest in full upon completion of three years of service with the company measured from August 15, 2007.

(12)
This represents part of a restricted stock unit award granted on March 30, 2006. Each restricted stock unit provided Mr. Edwards with the right to receive one share of our common stock upon the vesting of that unit. The shares subject to the number of restricted stock units indicated in the table above vested in full on February 15, 2010 upon his continuation in employment through such date.

(13)
This represents part of a restricted stock unit award granted on February 15, 2007. Each unit provides Mr. Edwards with the right to receive one share of our common stock upon the vesting of that unit. The shares subject to the number of restricted stock units indicated in the table above will vest in five successive equal quarterly installments, measured from November 15, 2009, subject to Mr. Edwards' continued service with the company through each such vesting date.

(14)
The valuations are based on the $7.19 closing price of our common stock on December 31, 2009.

(15)
With the exception of Mr. Edwards, each named executive officer's outstanding equity awards are subject to accelerated vesting as described in the section entitled "Employment Agreements and Potential Payments Upon Termination or Change in Control" which appears elsewhere in this proxy statement.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth, for each of the named executive officers, the number and value of shares of our common stock subject to each restricted stock or restricted stock unit award that vested during the year ended December 31, 2009. No stock options were exercised during the year ended December 31, 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mark R. Goldston	756,463	$4,806,998
Steven B. McArthur	139,863	$927,540
Frederic A. Randall, Jr.	226,863	$1,261,546
Scott H. Ray	102,267	$694,116
Robert J. Taragan	107,319	$610,773
Former Acting CFO:
Neil P. Edwards	51,458	$320,492

(1)
Value realized is determined by multiplying (i) the amount by which the market price per share of our common stock on the applicable vesting date exceeded the price payable per share, if any, by (ii) the number of shares of our common stock as to which each award vested on such date.

 EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

        Employment Agreements.    The company has employment agreements in place with each of its named executive officers, other than Mr. Edwards. Among other things, these employment agreements set minimum annual base salaries for the named executive officer and also establish the target bonus amounts for the named executive officer at a specified percentage of his then-current annual rate of base salary. The following table includes the current annual rate of base salary and target bonus amounts (set as a percentage of such base salary) for each of the named executive officers under their respective employment agreements, as well as the expiration date of each such employment agreement, subject to extension by the Compensation Committee of our Board of Directors.

Named Executive Officer	Current Annual Base Salary	Target Bonus (% of then-current annual base salary)	Employment Agreement Expiration Date
Mark R. Goldston(1)	$952,750	100%	March 1, 2011
Steven B. McArthur	$540,000	up to 100%	March 1, 2010(2)
Frederic A. Randall, Jr.	$439,810	up to 100%	February 15, 2011
Scott H. Ray	$500,000	up to 100%	November 15, 2011
Robert J. Taragan	$400,000	up to 100%	August 15, 2010

(1)
Mr. Goldston also has an employment agreement with our subsidiary, Classmates Media Corporation, which was executed in connection with its contemplated initial public offering. Such employment agreement will become effective on the effective date of such offering and will expire three years thereafter. Under such employment agreement, Mr. Goldston will be entitled to an annual base salary of $1.00 and an annual bonus to be determined at the discretion of the board of directors or compensation committee of Classmates Media Corporation.

(2)
Mr. McArthur voluntarily resigned as of March 1, 2010, and his employment agreement terminated in connection with such resignation.

        As described below, the employment agreement which the company has in place with each named executive officer, other than Mr. Edwards, includes certain severance benefits in the event the named executive officer's employment terminates under certain circumstances.

        Our employment agreement with Mr. Goldston provides that if his employment is terminated without cause (including his resignation following a breach by us of the terms of his employment agreement), or his employment is involuntarily terminated (including a resignation for good reason) following a change in control, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount (which will vary depending upon the circumstances of his termination as described below), plus he will receive a prorated amount of that specified bonus for the year of his termination, and all of his outstanding equity awards will vest. In the event of a termination without cause, such bonus amount will equal his then current annual rate of base salary, and in the event of an involuntary termination, such bonus amount will equal the greater of his then current annual rate of base salary or the annual bonus paid to him for the preceding fiscal year. In addition, all of his outstanding options will remain exercisable for up to one year following his termination date. In consideration of the severance payment, Mr. Goldston has agreed to an 18-month non-competition and employee non-solicitation agreement and to provide us with a standard release of claims. Within a specified period of time following a change-in-control event, the employment agreement will automatically terminate, and at that time Mr. Goldston will become entitled to the same benefits he would have received in the event of an involuntary termination in connection with such change-in-control event, whether or not he actually terminates employment. In the event Mr. Goldston's employment is terminated by reason of death or permanent disability, all of his outstanding equity awards will vest in full.

        Our employment agreement with Mr. Randall provides that if his employment is terminated without cause (including his resignation following a breach by us of the terms of his employment agreement), or if his employment is involuntarily terminated (including a constructive termination) following a change in control, he will be entitled to a lump sum payment equal to three times the sum of his annual base salary and a specified bonus amount (which will vary depending upon the circumstances of his termination as described below), plus he will receive a prorated specified bonus for the year of his termination. In the event of a termination without cause, such bonus amount will equal 75% of his then current annual rate of base salary, and in the event of an involuntary termination, such bonus amount will equal the greater of 75% of his then current annual rate of base salary or the annual bonus paid to him for the preceding fiscal year. If his employment is terminated without cause, he will receive an additional 12 months of vesting credit under each of his outstanding equity awards. However, if his employment is involuntarily terminated following a change in control, all of his outstanding equity awards will fully vest and all of his outstanding options will remain exercisable for up to one year following his termination date. In consideration of the severance payment, Mr. Randall has agreed to an 18-month non-competition agreement and to provide us with a standard release of claims. Within a specified period of time following a change-in-control event, the employment agreement will automatically terminate, and at that time Mr. Randall will become entitled to the same benefits he would have received in the event of an involuntary termination in connection with such change-in-control event, whether or not he actually terminates employment. In the event his employment is terminated by reason of death or permanent disability, all of his outstanding equity awards will vest in full.

        To the extent any of the severance benefits payable to Mr. Goldston or Mr. Randall constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") resulting in the imposition of excise taxes, we have agreed to provide such individual with a full tax gross-up to cover those excise taxes and all additional taxes he incurs by reason of such payment.

        Our employment agreement with Mr. Ray provides that if his employment is terminated without cause, or he resigns for good reason, in connection with, or within 24 months following, a change in control, then all of his restricted stock units will fully vest. If his employment is terminated without cause, or he resigns for good reason, other than in connection with, or within 24 months following, a change in control, then he will receive an additional 12 months of vesting credit under each of his outstanding restricted stock units. If Mr. Ray's employment is terminated without cause, or he resigns for good reason, whether or not in connection with a change in control, then he will be entitled to a severance payment, payable in 24 equal monthly installments, in an aggregate amount equal to the sum of (i) 24 months of his then current monthly rate of base salary, (ii) a specified bonus amount, and (iii) a prorated specified bonus amount for the year of termination. In consideration of such severance payment, Mr. Ray has agreed to a 12-month non-competition agreement and to provide us with a standard release of claims. If Mr. Ray's employment is terminated due to his death or disability, then he will receive an additional 12 months of vesting credit under each of his outstanding restricted stock units.

        Our employment agreement with Mr. Taragan provides that if such executive officer's employment is terminated without cause, or if he resigns for good reason, he will be entitled to a cash severance payment, payable in 12 equal monthly installments, in an aggregate amount equal to the sum of (i) his annual base salary, (ii) a specified bonus amount and (iii) a prorated specified bonus amount for the year of termination. If the date of termination occurs following the end of a fiscal year but prior to the date on which the executive officer would have otherwise become entitled to his annual bonus for such fiscal year, the company will pay him the annual bonus he would have received had he remained employed through such annual bonus payment date. In addition, he will receive an additional 12 months of vesting credit under each of his outstanding stock options and restricted stock unit awards (the "Accelerated Vesting Credit"). If his employment is terminated without cause, or he resigns for good reason, following a change in control, he will be entitled to the cash severance payment described above, plus additional vesting credit under each of his outstanding stock options and restricted stock unit awards equal to the greater of (i) an additional 12 months or (ii) the additional number of shares in which he would have been vested at the time of such termination if he had completed an additional period of service equal in duration to the actual period of service completed by him between the grant date for each applicable award and the date of his termination (the "Enhanced Accelerated Vesting Credit"). In the event his employment is terminated by reason of death or permanent disability, he will receive the Accelerated Vesting Credit under each of his outstanding stock options and restricted stock unit awards. In consideration of the severance payment and the Accelerated Vesting Credit or Enhanced Accelerated Vesting Credit, the executive officer has agreed to a 12-month non-competition agreement and to provide us with a standard release of claims.

        In connection with the then contemplated initial public offering of CMC (the "IPO"), Mr. Goldston entered into an employment agreement with CMC in August 2007, which will become effective on the date such an IPO is effected (the "CMC Employment Agreement"). In connection with such IPO, Mr. Goldston would also receive options to purchase 4.2857% of the fully diluted shares of the CMC Class A common stock at an exercise price equal to the price at which the Class A common stock in sold in the IPO. Under the CMC Employment Agreement, Mr. Goldston's CMC options would fully vest upon the occurrence of any of the following events:

            (i)  CMC terminates his employment without cause (including his resignation following a breach by CMC of the terms of his CMC Employment Agreement),

           (ii)  his employment with CMC is involuntarily terminated (including a resignation for good reason) following a CMC change in control,

          (iii)  his employment with CMC is terminated due to his death or disability,

          (iv)  we terminate his employment without cause, or his employment with us is involuntarily terminated (including a resignation for good reason) following a change in control of United Online, and in either instance he is not employed by CMC immediately following such termination, or

           (v)  his employment with CMC is terminated for any reason (other than a reason that would otherwise give rise to accelerated vesting of the unvested options) and, following such termination, he remains employed by us and his employment with us is subsequently terminated due to his death or disability.

        In the event (i) Mr. Goldston's employment with CMC is involuntarily terminated, (ii) Mr. Goldston resigns following a breach by CMC of the terms of his CMC Employment Agreement, (iii) Mr. Goldston's employment terminates due to his death or disability, or (iv) Mr. Goldston's employment with United Online terminates due to an involuntary termination (including a resignation for good reason) following a change in control or due to his death or disability and he is not employed by CMC immediately following such termination, all of his outstanding CMC options would remain exercisable for up to one year following the termination date. In addition, if CMC terminates Mr. Goldston's employment without cause, or if his employment with CMC is involuntarily terminated following a change in control of CMC, he will be entitled to a cash lump sum payment in an amount equal to three times the sum of the base salary and annual bonus paid to him by CMC in the preceding 12-month period, and any outstanding CMC equity awards will fully vest. Furthermore, within a specified period of time following a change-in-control event relating to CMC or United Online, the CMC Employment Agreement will automatically terminate, and at that time Mr. Goldston will become entitled to the same benefits he would have received if his employment with CMC was involuntary terminated in connection with a change-in-control event, whether or not his employment with CMC actually terminates. In consideration of the severance payment, Mr. Goldston has agreed not to compete and not to solicit CMC employees for a 12-month period following his termination of employment and to provide CMC with a standard release of claims. To the extent his severance benefits under the CMC employment agreement constitute a "parachute payment" under Section 280G of the Internal Revenue Code resulting in the imposition of excise taxes, CMC will provide him with a full tax gross-up to cover those excise taxes and all additional taxes he incurs by reason of such payment.

        Mr. McArthur's employment agreement terminated in connection with his resignation. Had he continued his employment, he would have become entitled to receive, pursuant to the terms of his employment agreement a certain number of fully vested shares of our common stock periodically on specified dates (the "Issuance Dates"), unless the IPO occurred prior to any such Issuance Date. Had such IPO occurred while he remained in our employ, he instead would have received restricted stock units covering shares of CMC, which would have been subject to a vesting schedule tied to the then remaining Issuance Dates, subject to accelerated vesting in the event of certain defined circumstances. However, Mr. McArthur's rights to such stock awards terminated when he ceased employment with us. Mr. McArthur's employment agreement also provided for severance benefits that were substantially similar to the benefits described above for Mr. Ray. However, Mr. McArthur was not eligible to receive any severance payment in connection with his resignation, and no severance benefits were paid to him upon his cessation of employment.

        Equity Compensation Plans.    All outstanding options and restricted stock units under the company's stock plans will immediately vest upon a change in control, to the extent not assumed or continued in effect by the successor entity or replaced with an incentive compensation program which preserves the intrinsic value of the award at that time and provides for the subsequent vesting and concurrent payout of that value in accordance with the pre-existing vesting schedules for those awards.

        Quantification of Benefits.    The following tables provide estimated payments and benefits which would have been provided to the named executive officer, assuming certain hypothetical events had occurred with respect to the named executive officer on December 31, 2009. For amounts connected with a change-in-control event, it is assumed that the change in control occurred on December 31, 2009 and that the price per share of our common stock paid to our stockholders in the change-in-control transaction was $7.19, the closing selling price per share of our common stock on December 31, 2009. For additional information regarding the terms and conditions relating to such payments and benefits, see our employment agreements with the named executive officers and our equity compensation plan documents, copies of which were previously filed with the SEC. Mr. McArthur voluntarily resigned effective March 1, 2010, and no severance benefits under his employment agreement were triggered by such resignation. For that reason, he is not included in any of the tables below.

        Termination of Employment Events.    The following table provides estimated payments and benefits which would have been provided to the named executive officer assuming the following hypothetical termination events had occurred with respect to the named executive officer on December 31, 2009:

  A.
  termination without cause or resignation for good reason (in the absence of a change in control);

  B.
  involuntary termination or resignation for good reason following a change in control; and

  C.
  termination as a result of death or permanent disability.

			Value of Accelerated Vesting(1)
		Aggregate Cash Severance or Change in Control Payment (2)
			Restricted Stock, RSUs and other Stock Awards	Stock Options		Parachute Tax Gross-Up Payment	AD&D Insurance Proceeds (3)	Total
A.	Termination without cause or resignation for good reason (in the absence of a change in control)
	Mark R. Goldston	$6,669,250	18,253,627	319,692	(4)	—	—	$25,242,569
	Frederic A. Randall, Jr.	$2,638,860	2,035,172	—		—	—	$4,674,032
	Scott H. Ray	$2,000,000	1,108,454	—		—	—	$3,108,454
	Robert J. Taragan	$1,200,000	1,687,659	—		—	—	$2,887,659
B.	Involuntary termination or resignation for good reason following a change in control
	Mark R. Goldston	$9,858,270	18,253,627	319,692	(4)	—	—	$28,431,589
	Frederic A. Randall, Jr.	$3,532,466	2,230,410	—		—	—	$5,762,876
	Scott H. Ray	$2,000,000	1,833,450	—		—	—	$3,833,450
	Robert J. Taragan	$1,200,000	1,687,659	—		—	—	$2,887,659
C.	Death or disability
	Mark R. Goldston	$—	18,253,627	—		—	100,000	$18,353,627
	Frederic A. Randall, Jr.	$—	2,230,410	—		—	100,000	$2,330,410
	Scott H. Ray	$—	1,108,454	—		—	100,000	$1,208,454
	Robert J. Taragan	$—	1,687,659	—		—	100,000	$1,787,659

  (1)
  The valuation is based on the $7.19 closing price of our common stock on December 31, 2009.

  (2)
  Includes severance and bonus amounts.

  (3)
  As part of the Exec-U-Care plan, each named executive officer receives accidental death and dismemberment insurance coverage in the amount of $100,000 in the event of a qualifying accidental death and up to $100,000 in the event of a qualifying dismemberment. For the purposes of this table, we have assumed that the circumstances surrounding the hypothetical termination as a result of death or permanent disability entitled the named executive officer to the full amount of such insurance proceeds.

  (4)
  If Mr. Goldston's employment is terminated without cause or involuntarily terminated (as such terms are defined in his employment agreement), all stock options will remain outstanding for a one-year period following the date of termination. All of the stock options held by Mr. Goldston as of December 31, 2009 were vested. Accordingly, with respect to those options, the column includes only the Black-Scholes value of the extended post-termination exercise period that would be in effect for those options upon such a termination of employment.

        Change in Control Where Outstanding Awards Are Not Assumed.    The following table provides estimated benefits which would have been provided to each named executive officer assuming a change in control had occurred in which outstanding restricted stock and restricted stock unit awards and stock options are not continued or assumed by the company's successor or replaced with a comparable incentive compensation program, thereby triggering the accelerated vesting of those awards.

	Value of Accelerated Vesting(1)
	Restricted Stock, RSUs and other Stock Awards	Stock Options	Total
Mark R. Goldston	$18,253,627	$—	$18,253,627
Frederic A. Randall, Jr.	$2,230,410	$—	$2,230,410
Scott H. Ray	$1,833,450	$—	$1,833,450
Robert J. Taragan	$1,766,051	$—	$1,766,051

(1)
The valuation is based on the $7.19 closing price of our common stock on December 31, 2009.

        Special Employment Agreement Benefits in the Event of a Change in Control.    The following table provides estimated payments and benefits which would have been provided to Messrs. Goldston and Randall in connection with a change-in-control event on December 31, 2009, whether or not they actually terminated their employment with us at that time.

		Value of Accelerated Vesting(1)
	Aggregate Cash Severance or Change in Control Payment (2)
		Restricted Stock, RSUs and other Stock Awards	Stock Options	Parachute Tax Gross-Up Payment	Total
Mark R. Goldston(3)	$9,858,270	$18,253,627	$—	$—	$28,111,897
Frederic A. Randall, Jr.(3)	$3,532,466	$2,230,410	$—	$—	$5,762,876

(1)
The valuation is based on the $7.19 closing price of our common stock on December 31, 2009.

(2)
Includes severance and bonus amounts.

(3)
The employment agreements with Messrs. Goldston and Randall provide that such named executive officer's employment agreement will terminate within a specified period of time following a change-in-control event, and at that time, each of them will become entitled to the same benefits he would have received in the event of an involuntary termination in connection with such change-in-control event, whether or not his employment actually terminates.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

	A		B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(4)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(5)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(6)
Equity Compensation Plans Approved by Stockholders(1)(2)	7,620,310	(7)	$7.18	7,282,899	(8)
Equity Compensation Plans Not Approved by Stockholders(3)	1,973,072		$9.82	1,458,932

Total	9,593,382		$7.88	8,741,831

(1)
Consists of the 2001 Stock Incentive Plan (the "2001 Plan") and the 2001 Employee Stock Purchase Plan (the "ESPP"). In connection with the merger of NetZero, Inc, and Juno Online Services, Inc. (the "Merger"), we consolidated the Juno Online Services, Inc. 1999 Stock Incentive Plan and the NetZero, Inc. 1999 Stock Incentive Plan to form the 2001 Plan. Both the NetZero and Juno plans were approved by their respective stockholders prior to the Merger. In connection with the Merger, options to purchase 11,748,790 shares of NetZero common stock were assumed and converted into options to purchase 3,524,637 shares of our common stock and then transferred to the 2001 Plan; and options to purchase 8,031,560 shares of Juno common stock were assumed and converted into options to purchase 4,300,900 shares of our common stock and then transferred to the 2001 Plan.

(2)
In connection with the Merger, we consolidated the Juno Online Services, Inc. 1999 Employee Stock Purchase Plan and the NetZero, Inc. 1999 Employee Stock Purchase Plan to form the ESPP. Both the Juno ESPP and NetZero ESPP were approved by their respective stockholders prior to the Merger.

(3)
Consists of the 2001 Supplemental Stock Incentive Plan (the "2001 Supplemental Plan"), the Classmates Online, Inc. Amended and Restated 1999 Stock Plan (the "Classmates 1999 Plan"), the Classmates Online, Inc. 2004 Stock Plan (the "Classmates 2004 Plan") and the FTD Group, Inc. 2005 Equity Incentive Award Plan, Amended and Restated as of October 29, 2008 (the "2005 FTD Plan"). In connection with the Merger, we consolidated the following non-stockholder approved plans to form the 2001 Supplemental Plan: (i) the NetZero, Inc. 2001 Non-Executive Stock Incentive Plan; (ii) the Juno Online Services, Inc. 2001 Supplemental Stock Incentive Plan, (iii) the AimTV, Inc. 1999 Employee Stock Option Plan and (iv) the 1999 RocketCash Corporation Stock Option Plan. The RocketCash and AimTV plans were assumed by NetZero prior to the Merger in connection with the acquisition of all of the outstanding capital stock of each company. In connection with the Merger, options to purchase 2,028,475 shares of NetZero common stock, which included the AIM TV options assumed by NetZero and converted into options to acquire NetZero common stock in connection with the AimTV acquisition, were assumed and converted into options to purchase 608,542 shares of our common stock and then transferred to the 2001 Supplemental Plan; and options to purchase 774,125 shares of Juno common stock were assumed and converted into options to purchase 414,543 shares of our common stock and then transferred to the 2001 Supplemental Plan. The AimTV options assumed by NetZero covered 32,475 shares of NetZero common stock and, when transferred to the 2001 Supplemental Plan following the Merger, were converted into options to acquire 9,742 shares of our common stock at a weighted-average exercise price of $3.43 per share. In connection with the acquisition of Classmates Online, Inc., we assumed options to purchase 785,584 shares of Classmates Online, Inc. common stock under the Classmates 1999 Plan and converted them into options to purchase 364,412 shares of our common stock; and we assumed options to purchase 378,479 shares of Classmates Online, Inc. common stock under the Classmates 2004 Plan and converted them into options to purchase 175,573 shares of our common stock. We also assumed the remaining unallocated share reserve under the Classmates 2004 Plan and converted that reserve into an additional 763,126 shares of our common stock available for future grant. All of the foregoing adjustments to the outstanding Classmates options and the remaining Classmates 2004 Plan reserve were made in accordance with the applicable exchange ratio in effect for the Classmates acquisition. The Classmates 1999 Plan provides that the shares underlying any options which are forfeited upon termination of employment will become available for subsequent award under the Classmates 2004 Plan. In connection with the acquisition of FTD Group, Inc., we assumed the unallocated share reserve under the 2005 FTD Plan and converted that reserve into an additional 1,462,338 share of our common stock available for future grant. The adjustment to the share reserve was made in accordance with the exchange ratio established by the Board of Directors in accordance with Nasdaq rules.

(4)
This column reflects the aggregate number of shares of our common stock to be issued upon the exercise of options and the vesting of restricted stock units outstanding as of December 31, 2009.

(5)
The calculation in this column does not take into account 7,158,499 shares of our outstanding common stock underlying outstanding restricted stock units and other stock-based award commitments. Such shares will be issued at the time the restricted stock units or awards vest, without any cash consideration payable for those shares.

(6)
The 2001 Plan, the ESPP and the 2001 Supplemental Plan each contain a provision whereby the share reserve under the plan will automatically increase on the first business day of January each year that the plan remains in existence. The increase for each plan will be limited to the lesser of a specified number of shares or a percentage of our outstanding common stock as of the last business day of the calendar year immediately preceding the increase. These automatic share increase provisions will no longer be in effect after the 2010 calendar year if the stockholders approve Proposals Three and Four at the annual meeting. For prior calendar years, the 2001 Plan increased each year by the lesser of 4.0% of the outstanding common stock and 1,950,000 shares; the 2001 Supplemental Plan increased each year by the lesser of 0.5% of the outstanding common stock and 214,200 shares; and the ESPP increased each year by the lesser of 1.5% of the outstanding common stock and 975,000 shares.

(7)
Excludes purchase rights outstanding under the ESPP. Under the ESPP, each eligible employee may purchase up to 3,750 shares of our common stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of common stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the purchase date.

(8)
As of December 31, 2009, 3,723,681 shares of our common stock remained available for issuance under the 2001 Plan and 3,559,218 shares of our common stock remained available for issuance under the ESPP. The shares available for issuance under the 2001 Plan may be issued upon the exercise of stock options or stock appreciation rights granted under such plan, or those shares may be issued through direct stock issuances or pursuant to restricted stock awards or restricted stock units which vest upon the attainment of prescribed performance milestones or the completion of designated service periods. Shares may also be issued as a bonus for services rendered to the company, without any cash payment required from the recipient. Please see Proposal Three for information relating to the procedure by which the 2001 Plan and the 2001 Supplemental Plan, together with the Classmates 2004 Plan and the 2005 FTD Plan, will be replaced by the new 2010 Incentive Compensation Plan, if that latter plan is approved by the stockholders at the annual meeting. Please see Proposal Four for information regarding the termination of the ESPP and the implementation of the successor 2010 Employee Stock Purchase Plan, if that latter plan is approved by the stockholders at the annual meeting.

The 2001 Supplemental Plan

        Eligible individuals under the 2001 Supplemental Plan include continuing employees (other than executive officers) and independent consultants in our service or the service of our subsidiaries. In addition, newly-hired employees (including newly-hired executive officers) may receive an award under the 2001 Supplemental Plan in connection with their commencement of employment with us. The 2001 Supplemental Plan also contains an automatic share increase provision pursuant to which the share reserve will automatically increase on the first trading day of January each year over the ten-year term of the plan by an amount equal to 0.5% of the outstanding shares of our common stock on the last trading day in the immediately preceding calendar year, up to a maximum annual increase of 214,200 shares (adjusted for any subsequent stock dividends, stock splits, recapitalizations or similar transactions affecting our common stock). Awards under the 2001 Supplemental Plan may be either in the form of stock option grants with exercise prices at, above or below the fair market value of our common stock on the award date or in the form of restricted stock or restricted stock unit awards. No option grants will have a maximum term in excess of 10 years, and each option grant or stock award will generally vest over one or more years of service or upon the completion of designated performance milestones. However, upon certain changes in control or ownership, those options and stock awards may vest in whole or in part on an accelerated basis. As of December 31, 2009, options and restricted stock units covering an aggregate of 893,183 shares of our common stock were outstanding under the 2001 Supplemental Plan, and 389,932 shares of our common stock remained available for future issuance. Please see Proposal Three for information relating to the procedure by which the 2001 Supplemental Plan will be replaced by the new 2010 Incentive Compensation Plan, if that latter plan is approved by the stockholders at the annual meeting.

Classmates Online, Inc. 2004 Plan as assumed by United Online

        Eligible individuals under the Classmates 2004 Plan include (i) employees, directors and officers of Classmates Online, Inc. or its subsidiaries and (ii) employees, directors and executive officers of United Online or its subsidiaries whose service commenced or commences after the date of our acquisition of Classmates Online, Inc. Awards under the Classmates 2004 Plan may be made to such eligible individuals either in the form of non-statutory stock option grants with an exercise price of not less than 85% of the fair market value of our common stock on the grant date or in the form of restricted stock awards. No option grants will have a maximum term in excess of 10 years, and each option grant or stock award will generally vest over one or more years of service. However, upon certain changes in control or ownership, those options and stock awards may vest in whole or in part on an accelerated basis. As of December 31, 2009, options covering an aggregate of 271,839 shares of our common stock were outstanding under the Classmates 2004 Plan, and 552,903 shares of our common stock remained available for future issuance. The Classmates 1999 Plan provides that the shares underlying any options which are forfeited upon termination of employment will become available for subsequent award under the Classmates 2004 Plan. As of December 31, 2009, options to purchase 8,550 shares of our common stock were outstanding under the Classmates 1999 Plan. Please see Proposal Three for information relating to the procedure by which the Classmates 2004 Plan will be replaced by the new 2010 Incentive Compensation Plan, if that latter plan is approved by the stockholders at the annual meeting.

FTD Group, Inc. 2005 Equity Incentive Award Plan, Amended and Restated as of October 29, 2008

        Eligible individuals under the 2005 FTD Plan include (i) employees and consultants employed by FTD Group, Inc. or its subsidiaries and (ii) employees, consultants and directors of United Online or its subsidiaries whose service commenced or commences after the date of our acquisition of FTD Group, Inc. Awards under the 2005 FTD Plan may be made to such eligible individuals in the form of non-statutory stock option grants, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance shares, performance stock units, dividend equivalent rights, or other stock-based awards. No option grants or stock appreciation rights will have a maximum term in excess of ten years. Each option grant or other equity award under the plan will generally vest over one or more years of service. However, upon certain changes in control or ownership, those awards may vest in whole or in part on an accelerated basis. As of December 31, 2009, restricted stock units covering an aggregate of 799,500 shares of our common stock were outstanding under the 2005 FTD Plan, and 516,097 shares of our common stock remained available for future issuance. Please see Proposal Three for information relating to the procedure by which the 2005 FTD Plan will be replaced by the new 2010 Incentive Compensation Plan, if that latter plan is approved by the stockholders at the annual meeting.

RELATED-PARTY TRANSACTIONS

        Pursuant to our Code of Ethics, without full disclosure and prior written approval, our executive officers and directors are not permitted to make any investment, accept any position or benefits, participate in any transaction or business arrangement or otherwise act in a manner that creates or appears to create a conflict of interest. Our executive officers and directors are required to make such disclosure to, and receive the prior written approval of, our General Counsel and the Chairman of the Audit Committee, or such other individual or committee of the Board of Directors as may be designated by the Board of Directors with respect to any related-party transactions. A current copy of the Code of Ethics is available on our corporate Web site (www.unitedonline.com) under "Investor Relations." In addition, each year, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related-party transactions. Our Board of Directors determines, on an annual basis, which members of our Board meet the definition of an independent director as defined in Rule 4200 of the NASDAQ Marketplace Rules.

        Pursuant to our Audit Committee's written charter, our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving any potential related-party transactions which could be required to be disclosed under Item 404 of Regulation S-K, unless such transactions have been approved by a comparable committee of the Board of Directors or the Board of Directors as a whole. A copy of the Audit Committee's written charter is available on our corporate Web site (www.unitedonline.com) under "Investor Relations." Under Item 404 of Regulation S-K, a related-party transaction is defined as any transaction or proposed transaction in which the company was or is to be a participant and the amount involved exceeds $120,000 in a fiscal year, and in which any of the following had or will have a direct or indirect material interest: the company's directors, director nominees, executive officers, greater than five percent beneficial owners, or any immediate family member of any of the foregoing. In the course of the Audit Committee's review to approve or disapprove related-party transactions, the Audit Committee may consider, among other things, any of the following: the nature of the related person's interest in the transaction; the material terms of the transactions, including, within limitation, the amount and type of transaction; the importance of the transaction to each party; the reasons for the company entering into the transaction with the related person; whether the transactions would impair the judgment of a director or executive officer to act in the best interest of the company; and any other matters the Audit Committee deems appropriate.

 AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the company's audited consolidated financial statements for the year ended December 31, 2009, included in the company's Form 10-K for that period.

        Composition and Charter.    The Audit Committee of our Board of Directors currently consists of four independent directors, as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules: Mr. Phanstiel, who serves as Chairman of the Audit Committee, Messrs. Armstrong and Coleman and Dr. Scott. The Audit Committee operates under a written charter adopted by our Board of Directors, which was amended in March 2007 and is attached as Appendix A to the proxy statement for the annual meeting of stockholders held in 2007, which was filed with the SEC on April 23, 2007. The Board of Directors and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

        Responsibilities.    The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures and the company's financial reporting process that management and the Board have established; and endeavoring to maintain free and open lines of communication among the Audit Committee, the company's independent registered public accounting firm and management. The Audit Committee is also responsible for the review of all critical accounting policies and practices to be used by the company; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. The Audit Committee also has the authority to secure independent expert advice to the extent the Audit Committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the Audit Committee in fulfilling its duties and responsibilities.

        It is not the duty of the Audit Committee to plan or conduct audits or to prepare the company's consolidated financial statements. Management is responsible for preparing the company's consolidated financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent registered public accounting firm is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with accounting principles generally accepted in the United States of America ("GAAP") the company's financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the company's independent registered public accounting firm prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the company's financial affairs. In addition, the Audit Committee is responsible for the oversight of the independent registered public accounting firm; considering and approving the appointment of and approving all engagements of, and fee arrangements with, the company's independent registered public accounting firm; and the evaluation of the independence of the company's independent registered public accounting firm.

        In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by, and on the representations made by, the company's management and the company's independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee's authority and oversight responsibilities do not independently assure that the audits of the company's consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States of America, or that our consolidated financial statements are presented in accordance with GAAP.

        Review with Management and Independent Registered Public Accounting Firm.    The Audit Committee has reviewed and discussed the company's audited consolidated financial statements (including the quality of the company's accounting principles) with the company's management and the company's independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, the Audit Committee has consulted with management and PricewaterhouseCoopers LLP prior to the presentation of our consolidated financial statements to stockholders. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, including, among other items, matters related to the conduct by the independent registered public accounting firm of the audit of the company's consolidated financial statements. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the company, including whether its provision of non-audit services has compromised such independence.

        Conclusion and Reappointment of Independent Registered Public Accounting Firm.    Based on the reviews and discussions referred to above in this report, the Audit Committee recommended to the company's Board of Directors that the audited consolidated financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC, and in February 2010 appointed PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Submitted by the Audit Committee of the Board of Directors:

Howard G. Phanstiel James T. Armstrong Kenneth L. Coleman Carol A. Scott

        Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the compensation committee report, the audit committee report, and reference to the independence of the audit committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Executive officers, directors and greater-than-10% beneficial owners are required to furnish us with copies of all of the forms that they file.

        Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2009, our officers, directors, greater-than-10% beneficial owners, and other persons subject to Section 16(a) of the Exchange Act filed on a timely basis all reports required of them under Section 16(a) so that there were no late filings of any Form 3 or Form 5 reports or late Form 4 filings with respect to transactions in United Online's stock, with the exception of Neil P. Edwards, who filed a Form 4/A on March 17, 2009, disclosing the award of 40,000 restricted stock units that occurred in February 15, 2009 and Paul E. Jordan, who filed a Form 3/A on December 2, 2009, disclosing 6,714 shares that were erroneously omitted from the Form 3 filed on April 2, 2007.

Annual Report

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 23, 2010, will be made available over the Internet as set forth in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials, including our Annual Report on Form 10-K, via email until you elect otherwise. If you have previously elected to receive paper copies of our proxy materials, you will continue to receive these materials, including our Annual Report on Form 10-K, in paper format until you elect otherwise. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K; Available Information

        Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, free of charge, by following the instructions in the Notice. All reports and documents we file with the SEC are also available, free of charge, on our corporate Web site (www.unitedonline.com) under "Investor Relations."

BY ORDER OF THE BOARD OF DIRECTORS OF UNITED ONLINE, INC.
Charles B. Ammann Executive Vice President, General Counsel and Secretary

Woodland Hills, California
April 14, 2010

 EXHIBIT A

UNITED ONLINE, INC.
2010 INCENTIVE COMPENSATION PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        This 2010 Incentive Compensation Plan is intended to promote the interests of United Online, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into a series of separate incentive compensation programs:

  •
  the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

  •
  the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

  •
  the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards and special cash incentive programs tied to the attainment of pre-established performance milestones or the appreciation in the Fair Market Value of the Common Stock.

        B.    The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

        A.    The Compensation Committee (whether acting directly or through a subcommittee of two or more members thereof) shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to all such persons. All Awards to non-employee Board members shall be made by the Board on the basis of the recommendations of the Compensation Committee or by the Compensation Committee (or subcommittee thereof) which shall at the time of any such Award be comprised solely of two or more independent Board members, as determined in accordance with the independence standards established by the Stock Exchange on which the Common Stock is at the time primarily traded.

        B.    Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The

Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

        C.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

        D.    Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Plan are as follows:

            (i)  Employees,

           (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

        C.    The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

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V.     STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to Twenty Three Million Six Hundred Thousand (23,600,000) shares, subject to adjustment from time to time pursuant to the provisions of Section V.I of this Article One. However, such share reserve shall be reduced for the shares subject to any awards made under the Predecessor Plans during the period commencing January 1, 2010 and continuing through the date the new Plan is approved by the Corporation's stockholders at the 2010 Annual Meeting. The actual number of shares by which the share reserve under the Plan shall be reduced for such awards under the Predecessor Plans shall be determined in accordance with the parameters of Section V.D of this Article One, as if those awards had in fact been made under the Plan.

        B.    The Plan shall serve as the successor to the various Predecessor Plans, and no further stock option grants, restricted stock unit awards or other stock-based awards shall be made under any of the Predecessor Plans on or after the date the Plan is approved by the Corporation's stockholders at the 2010 Annual Meeting. However, all option grants and restricted stock unit awards outstanding under the Predecessor Plans on the date of the 2010 Annual Meeting shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of shares of Common Stock thereunder.

        C.    To the extent any options that are outstanding under the Predecessor Plans on or after December 31, 2009 expire, are forfeited or cancelled or terminate unexercised or any unvested restricted stock unit awards outstanding under the Predecessor Plans on or after December 31, 2009 are forfeited or cancelled, the number of shares of Common Stock at the time subject to those expired, forfeited, cancelled or terminated options and the number of shares of Common Stock at the time subject to those forfeited or cancelled restricted stock unit awards shall be added to the share reserve under this Plan and shall accordingly be available for award and issuance hereunder in accordance with the following parameters:

            (i)  for each share of Common Stock subject to such expired, forfeited, cancelled or unexercised option grant, the share reserve shall be increased by one share; and

           (ii)  for each share of Common Stock subject to such forfeited or cancelled restricted stock unit award, the share reserve shall be increased by 2.5 shares.

        D.    The number of shares of Common Stock reserved for award and issuance under this Plan pursuant to Section V.A of this Article One shall be reduced on a one-for-one basis for each share of Common Stock subject to an Award made under the Discretionary Grant Program and by a fixed ratio of 2.5 shares of Common Stock for each share of Common Stock subject to a Full Value Award made under the Stock Issuance or Incentive Bonus Program.

        E.    The maximum number of shares of Common Stock which may be issued pursuant to Incentive Options granted under the Plan shall not exceed 23,600,000 shares in the aggregate, subject to adjustment from time to time under Section V.I of this Article One.

        F.     Each person participating in the Plan other than a non-employee Board member shall be subject to the following limitations:

  •
  for Awards denominated in terms of shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed in the aggregate Five Million (5,000,000) shares of Common Stock under the Discretionary Grant

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    Program and an additional Three Million (3,000,000) shares of Common Stock in the aggregate under the Stock Issuance and Incentive Bonus Programs; and

  •
  for Awards denominated in cash (whether payable in cash, Common Stock or a combination of both) and subject to one or more performance-vesting conditions, the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed Seven Million Five Hundred Thousand dollars ($7,500,000.00) for each calendar year within the applicable performance measurement period, with any such performance period not to exceed five (5) years and with pro-ration based on the foregoing dollar amount in the event of any fractional calendar year included within such performance period.

        G.    Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent award and issuance under the Plan to the extent those Awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Such shares shall be added back to the number of shares of Common Stock reserved for award and issuance under the Plan as follows:

            (i)  for each share of Common Stock subject to such an expired, forfeited, cancelled or terminated Award made under the Discretionary Grant Program, one share of Common Stock shall become available for subsequent award and issuance under the Plan,

           (ii)  for each share subject to a forfeited or cancelled Full Value Award made under the Stock Issuance or Incentive Bonus Program, 2.5 shares shall become available for subsequent award and issuance, and

          (iii)  for each unvested share issued under the Discretionary Grant or Stock Issuance Program for cash consideration not less than the Fair Market Value per share of Common Stock on the Award date and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan, one share shall become available for subsequent award and issuance under the Plan.

        H.    Should the exercise price of an option under the Plan be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issued, vested or settled under such Award, calculated in each instance prior to any such share withholding.

        I.     Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change in Control transaction), then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Options, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated

4

Awards under the Discretionary Grant Program or under the Stock Issuance and Incentive Bonus Programs per calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (vii) the number and/or class of securities subject to the Corporation's outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive.

        J.     Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

          1.     The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

              (i)  cash or check made payable to the Corporation,

             (ii)  shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

            (iii)  shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the exercise date, and

            (iv)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation's pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

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        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    Exercise and Term of Options.

          1.     Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          2.     The Plan Administrator shall also have the discretionary authority to structure one or more Awards under the Discretionary Grant Program so that those Awards shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

        C.    Effect of Termination of Service.

          1.     The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee's cessation of Service or death:

              (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

             (ii)  Any option held by the Optionee at the time of the Optionee's death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

            (iii)  Should the Optionee's Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

            (iv)  During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options will continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

             (ii)  include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under the Discretionary Grant Program shall automatically be extended by an additional period of time equal in duration to any interval

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    within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

            (iii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    Repurchase Rights.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    Transferability of Options.    The transferability of options granted under the Plan shall be governed by the following provisions:

          (i)    Incentive Options.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death.

          (ii)    Non-Statutory Options.    Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be transferred gratuitously in whole or in part during the Optionee's lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members or may be transferred to one or more Family Member pursuant to a domestic relations order. The transferred portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the option immediately prior to such transfer and shall be set forth in such documents issued to the transferee as the Plan Administrator may deem appropriate.

          (iii)    Beneficiary Designations.    Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Discretionary Grant Program (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

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II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to Employees.

        B.    Dollar Limitation.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

        To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

        C.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  STOCK APPRECIATION RIGHTS

        A.    Authority.    The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

        B.    Types.    Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights ("Tandem Rights") and (ii) stand-alone stock appreciation rights ("Stand-alone Rights").

        C.    Tandem Rights.    The following terms and conditions shall govern the grant and exercise of Tandem Rights.

          1.     One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

          2.     Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

        D.    Stand-Alone Rights.    The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

          1.     One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall

8

  relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. The provisions and limitations of Paragraphs C.1 and C.2 of Section I of this Article Two shall also be applicable to any Stand-Alone Right awarded under the Plan.

          2.     Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

          3.     The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

          4.     Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder's lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

          5.     The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

          6.     The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

        E.    Post-Service Exercise.    The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient's Service shall be substantially the same as those set forth in Section I.C.1 of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator's discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV.    CHANGE IN CONTROL

        A.    In the event of an actual Change in Control transaction, each outstanding Award under the Discretionary Grant Program may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for the subsequent vesting and concurrent payment of that spread in accordance with the same exercise/vesting schedule in effect for that Award, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A. However, to the extent the Award is not to be so assumed, continued or replaced, that Award shall immediately prior to the effective date of the Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of Common

9

Stock, except to the extent the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. Notwithstanding the foregoing, any Award outstanding under the Discretionary Grant Program on the date of such Change in Control shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on such date of the Change in Control (or any earlier date specified in the definitive agreement for the Change in Control transaction) is less than the per share exercise or base price in effect for such Award.

        B.    All repurchase rights outstanding under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

        C.    Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        D.    Each Award under the Discretionary Grant Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the exercise or base price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        E.    The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

        F.     The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of any Change

10

in Control transaction in which those Awards do not otherwise fully accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

        G.    The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.     PROHIBITION ON REPRICING PROGRAMS

        The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program, either as vested or unvested shares, through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.

        A.    Issue Price.

          1.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

              (i)  cash or check made payable to the Corporation;

             (ii)  past services rendered to the Corporation (or any Parent or Subsidiary); or

            (iii)  any other valid consideration under the State in which the Corporation is at the time incorporated.

        However, if the consideration for the shares is to be paid in the form of a cash purchase price, then the cash consideration payable per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

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        B.    Vesting Provisions.

          1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant's period of Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant's Service.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established corporate performance objectives based on one or more Performance Goals and measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

          3.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

          4.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit Award until that Award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Awards of performance shares or restricted stock units, subject to such terms and conditions as the Plan Administrator may deem appropriate. In no event, however, shall any dividends or dividend-equivalent units relating to Awards subject to performance-vesting conditions vest or otherwise become payable prior to the time the underlying Award (or portion thereof to which such dividend or dividend-equivalents units relate) vests and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

          5.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance

12

  objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

          6.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

          7.     Outstanding Awards of performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. Any such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to Awards which were intended at the time of grant to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Three.

          8.     The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

              (i)  At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

             (ii)  The performance shares which so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are awarded or the period selected by the Participant in accordance with the applicable requirements of Code Section 409A.

            (iii)  Performance shares may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

            (iv)  Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

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II.    CHANGE IN CONTROL

        A.    Each Award outstanding under the Stock Issuance Program on the effective date of an actual Change in Control transaction may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash incentive program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent vesting and payment of that value in accordance with the same vesting schedule in effect for those shares at the time of such Change in Control. If any such Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then upon the assumption, continuation or replacement of that Award, the performance vesting condition shall automatically be cancelled, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control. However, to the extent any Award outstanding under the Stock Issuance Program on the effective date of such Change in Control Transaction is not to be so assumed, continued or replaced, that Award shall vest in full immediately prior to the effective date of the actual Change in Control transaction and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

        B.    Each outstanding Award under the Stock Issuance Program which is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such cash consideration shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and with the consent of the Plan Administrator obtained prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

        C.    The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of that Change in Control transaction. The Plan Administrator's authority under this Section II.C shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of those Awards pursuant to this Section II.C may result in their loss of performance-based status under Code Section 162(m).

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 ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I.     INCENTIVE BONUS TERMS

        The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

            (i)  cash bonus awards ("Cash Awards"),

           (ii)  performance unit awards ("Performance Unit Awards"), and

          (iii)  dividend equivalent rights ("DER Awards").

        A.    Cash Awards.    The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant's continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Incentive Bonus Award Agreement.

          2.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time of the Award.

          3.     Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant's interest in the Cash Award as to which the waiver applies. However, no vesting requirements tied to the attainment of Performance Goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant's cessation of Service by reason of death or Permanent Disability or as otherwise provided in Section II of this Article Four.

          4.     Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        B.    Performance Unit Awards.    The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of the Incentive Bonus Program. Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     A Performance Unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more Performance

15

  Goals are attained or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

          2.     Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

          3.     Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement.

        C.    DER Awards.    The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of the Incentive Bonus Program. Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

          1.     The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

          2.     Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether paid in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall, for each DER subject to the Award, be credited with each dividend or distribution made per issued and outstanding share of Common Stock during the term that DER remains outstanding.

          3.     Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or upon the satisfaction of any applicable vesting schedule in effect for the DER Award, or such payment may be deferred beyond the vesting date for a period specified by the Plan Administrator at the time the DER Award is made or selected by the Participant in accordance with the requirements of Code Section 409A. In no event, however, shall any DER Award made with respect to an Award subject to performance-vesting conditions under the Stock Issuance or Incentive Bonus Program vest or become payable prior to the vesting of that Award (or the portion thereof to which the DER Award relates) and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying Award in the event those performance conditions are not attained.

          4.     Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as set forth in the applicable Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant's book account may be based on the Fair Market Value per share of Common Stock on the date of

16

  conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as set forth in the applicable Award Agreement.

          5.     The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established corporate performance objectives based upon one or more Performance Goals measured over the performance period (not to exceed five (5) years) specified by the Plan Administrator at the time the Award is made.

II.    CHANGE IN CONTROL

        A.    The Plan Administrator shall have the discretionary authority to structure one or more Awards under the Incentive Bonus Program so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed twenty-four (24) months) following the effective date of such Change in Control. To the extent any such Award is, at the time of such Change in Control, subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, then that performance vesting condition shall automatically be cancelled on the effective date of such Change in Control, and such Award shall thereupon be converted into a Service-vesting Award that will vest upon the completion of a Service period co-terminous with the portion of the performance period (and any subsequent Service vesting component that was originally part of that Award) remaining at the time of the Change in Control.

        B.    The Plan Administrator's authority under Paragraph A of this Section II shall also extend to any Award under the Incentive Bonus Program intended to qualify as performance-based compensation under Code Section 162(m), even though the actual vesting of that Award may result in the loss of performance-based status under Code Section 162(m).

ARTICLE FIVE

MISCELLANEOUS

I.     DEFERRED COMPENSATION

        A.    The Plan Administrator may, in its sole discretion, structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

        B.    The Plan Administrator may implement a non-employee Board member retainer fee deferral program under the Plan so as to allow the non-employee Board members the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into restricted stock units under the Stock Issuance Program that will defer the issuance of the shares of Common Stock that vest under those restricted stock units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

        C.    To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the

17

Plan shall be reduced on a share-for-share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, structure one or more Awards so that shares of Common Stock may be used as follows to satisfy all or part of the Withholding Taxes to which such holders of those Awards may become subject in connection with the issuance, exercise, vesting or settlement of those Awards:

          1.    Stock Withholding:    The Corporation may be given the right to withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the applicable Withholding Taxes. The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

          2.    Stock Delivery:    The holder of the Award may be given the right to deliver to the Corporation, at the time of the issuance, exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value at the time of delivery equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

III.  SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.    EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective on the Plan Effective Date, subject to the approval of the Corporation's stockholders at the 2010 Annual Meeting.

        B.    The Plan shall serve as the successor to each of the Predecessor Plans, and no further option grants or restricted stock unit awards shall be made under any of the Predecessor Plans if this Plan is approved by the stockholders at the 2010 Annual Meeting. Such stockholder approval shall not affect the option grants and restricted stock unit awards outstanding under the Predecessor Plans at the time of the 2010 Annual Meeting, and those option grants and restricted stock unit awards shall continue in full force and effect in accordance with their terms. However, should any of those options expire or terminate unexercised or any unvested restricted stock units be forfeited, the shares of Common Stock subject to those options at the time of expiration or termination and the shares subject to those forfeited restricted stock units shall be added to the share reserve of this Plan in accordance with the provisions of Section V.B of Article I.

        C.    The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on the tenth anniversary of the Plan Effective Date,

18

then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

V.     AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that stockholder approval shall be required for any amendment to the Plan which (i) materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.I of Article One), (ii) materially increases the benefits accruing to Optionees or Participants, (iii) materially expands the class of individuals eligible to participate in the Plan, (iv) expands the types of awards which may be made under the Plan or extends the term of the Plan or (v) would reduce or limit the scope of the prohibition on repricing programs set forth in Section V of Article Two or otherwise eliminate such prohibition, or (vi) effect any other change or modification to the Plan for which stockholder approval is required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

        B.    The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.

        C.    Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

        D.    The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award Agreements provided to Optionees or Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Corporation shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Optionee and Participant shall accordingly be solely responsible for any taxes, penalties or other amounts which may become payable with respect to his or her Awards by reason of Section 409A of the Code.

VI.   USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII. REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise, vesting or settlement of any Award under the Plan shall be subject to the Corporation's procurement of all approvals and permits

19

required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

VIII.  NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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 APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

        B.    Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

        C.    Board shall mean the Corporation's Board of Directors.

        D.    Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual's termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

        E.    Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

            (i)  the closing of a merger, consolidation or other reorganization approved by the Corporation's stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

           (ii)  the closing of a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

          (iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders,

          (iv)  a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation's assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation's assets, as the case may be, or a parent thereof, or

           (v)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, but excluding for purposes of both clauses (A) and (B) any person appointed or elected to the Board in connection with an actual or threatened proxy contest for Board membership or any other actual or threatened solicitation of proxies for the election of Board members.

        F.     Code shall mean the Internal Revenue Code of 1986, as amended.

        G.    Common Stock shall mean the Corporation's common stock.

        H.    Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

        I.     Corporation shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc. which has by appropriate action assumed the Plan.

        J.     Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

        K.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        L.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        M.   Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common

Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        N.    Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

        O.    Full Value Award means any of the following Awards made under the Stock Issuance or Incentive Bonus Programs that are settled in shares of Common Stock: restricted stock awards (unless issued for cash consideration equal to the Fair Market Value of the shares of Common Stock on the award date), restricted stock unit awards, performance shares, performance units, cash incentive awards and any other Awards under the Plan other than stock options and stock appreciation rights issued under the Discretionary Grant Program and dividend equivalent rights under the Incentive Bonus Program.

        P.     Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

  •
  Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

  •
  In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual's voluntary resignation following

            (A)  a material reduction in the scope of the duties, responsibilities and authority of his or her position with the Corporation (or any Parent or Subsidiary), it being understood that a change in such individual's title shall not, in and of itself, be deemed a material reduction,

            (B)  a materially adverse change in his or her reporting requirements so that such individual is required to report to a person whose duties, responsibilities and authority are materially less than the person to whom he or she previously reported,

            (C)  a material reduction in such individual's base salary or the aggregate of his or her base salary and target bonus under any corporate-performance based bonus or incentive programs, with a reduction of fifteen percent (15%) or more to the his or her base salary or aggregate base salary and target bonus to be deemed a material, or

            (D)  a relocation of such individual's place of employment by more than fifty (50) miles;

provided and only if such change, reduction or relocation is effected by the Corporation (or any Parent or Subsidiary) without the individual's consent.

        Q.    Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

        R.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        S.     Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

            (i)  such individual's involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

           (ii)  such individual's voluntary resignation for Good Reason.

        T.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        U.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        V.     Optionee shall mean any person to whom an option is granted under the Discretionary Grant Program.

        W.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        X.    Participant shall mean any person who is issued (i) shares of Common Stock, restricted stock units, performance shares, performance units or other stock-based awards under the Stock Issuance Program or (ii) an incentive bonus award under the Incentive Bonus Program.

        Y.    Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more..

        Z.    Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xvi) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Corporation's revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. In addition, such performance criteria may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may be structured at the time of the Award to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation or governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) costs and expenses incurred in connection with the relocation of the principal offices of the Corporation or any Parent or Subsidiary; (G) any extraordinary or nonrecurring items; (H) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan or other bonus or incentive compensation plans of the Corporation or any Parent or Subsidiary; (I) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (J) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or assets thereof and (K) the impact of foreign currency fluctuations or changes in exchange rates.

       AA.  Plan shall mean the Corporation's 2010 Incentive Compensation Plan, as set forth in this document and as subsequently amended or modified from time to time.

        BB.  Plan Administrator shall mean the particular entity, whether the Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

       CC.  Plan Effective Date shall mean the April 9, 2010, date on which the Plan is approved by the Board.

       DD.  Predecessor Plans shall mean (i) the Corporation's 2001 Stock Incentive Plan, (ii) the Corporation's 2001 Supplemental Stock Incentive Plan, (iii) the Classmates Online, Inc. 2004 Plan, and (iv) the FTD Group, Inc. 2005 Equity Incentive Plan

       EE.  Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

         FF.  Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

       GG.  Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Optionee's Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation's written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

      HH.  Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

          II.  Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

         JJ.  Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

       KK.  Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        LL.  10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     MM.  Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

 EXHIBIT B

UNITED ONLINE, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

I.     PURPOSE OF THE PLAN

        This Employee Stock Purchase Plan is intended to promote the interests of United Online, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code.

        The Plan shall serve as the successor to the Corporation's 2001 Employee Stock Purchase Plan, and no additional offering periods shall commence under that Predecessor Plan after December 31, 2009. The Predecessor Plan shall terminate upon the earlier of (i) the last business day in April 2011 or (ii) the completion of the last of the offering periods in effect under the Predecessor Plan on December 31, 2009.

        Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

        The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

        A.    The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 4,500,000 shares. Such reserve shall be in addition to the shares of Common Stock reserved for issuance under the Predecessor Plan with respect to offering periods that commenced under such plan on or before December 31, 2009.

        B.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant during any offering period and on any one Purchase Date during that offering period, (iii) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and such adjustments shall be final, binding and conclusive.

IV.    OFFERING PERIODS

        A.    Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

        B.    Unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period:

            (i)  each offering period shall have a duration of twenty-four (24) months, and

           (ii)  offering periods shall commence on the first business day of May and the first business day of November each year.

        C.    The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Corporation (or any subsidiary of the Corporation) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the participants in each separate offering period shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

        D.    Unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period, each offering period shall be comprised of four successive Purchase Intervals. Purchase Intervals shall run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year, unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period.

        E.    The initial offering period under the Plan shall commence on May 3, 2010, shall have a duration of twenty-four (24) months, and shall have four successive six-month Purchase Intervals. The Purchase Intervals in such initial offering period shall run from the first business day in May each year to the last business day in October in that year and from the first business day in November each year to the last business day in April in the following year. However, the purchase rights granted to Participants in the initial offering period shall be subject to stockholder approval of the Plan at the 2010 Annual Stockholders Meeting. If such stockholder approval is not obtained, then (i) the initial offering period, together with the Plan, shall immediately terminate, (ii) all payroll deductions collected from Participants in that offering period shall be promptly refunded, and (iii) no further offering periods shall commence under the terminated Plan.

        F.     Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per share of Common Stock on the start date of that new offering period is lower than the Fair Market Value per share of Common Stock on the start date of the offering period in which they were currently enrolled.

V.     ELIGIBILITY

        A.    Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period only on such start date. However, an Eligible Employee may participate in only one offering period at a time.

        B.    The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

        C.    Each corporation that becomes a Corporate Affiliate after May 3, 2010 shall automatically become a Participating Corporation effective as of the start date of the first offering date coincident

2

with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period.

        D.    To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization or other authorized form of contribution allowable for that offering period) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date. However, unless sooner enrolled in the Plan in accordance with the foregoing, any Participant enrolled in any offering period outstanding under the Predecessor Plan on the Effective Date shall automatically, following the completion of that offering period, be enrolled upon the same terms and conditions in effect for that offering period, including the authorized rate of payroll deduction, on the start date of the first offering period under the Plan thereafter that incorporates those same terms and conditions.

VI.   PAYROLL DEDUCTIONS

        A.    For each offering period, the Plan Administrator may allow contributions to the Plan to be effected in the form of periodic payroll deductions or one or more other forms specified by the Plan Administrator prior to the start date of the applicable offering period. However, all contributions, whether in the form of payroll deductions or other mode, shall be made solely on the basis of the Participant's Cash Earnings for the offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period:

            (i)  Participant contributions for each offering period shall be solely in the form of payroll deductions, and

           (ii)  the payroll deductions that each Participant may authorize for purposes of acquiring shares of Common Stock during an offering period may be in any multiple of one percent (1%) of the Cash Earnings paid to that Participant during each Purchase Interval within such offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.

        B.    The rate of payroll deduction or other permitted form of contribution so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

            (i)  The Participant may, at any time during the offering period, reduce the rate of his or her payroll deduction or other permitted form of contribution to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

           (ii)  The Participant may, at any time during the offering period, increase the rate of his or her payroll deduction or other permitted form of contribution (up to the maximum percentage limit for that offering period) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

          (iii)  The Participant may at any time reduce his or her rate of payroll deduction under the ESPP or other form of permitted contribution to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant's existing payroll deductions or other permitted contribution for the Purchase Interval in which such reduction occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date.

3

        C.    Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. To the extent the Plan Administrator authorizes other forms of contributions for an offering period, those permitted contributions shall be collected in the manner specified by the Plan Administrator for that offering period. The payroll deductions or other permitted forms of contribution so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by the terms of that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for any corporate purpose.

        D.    Payroll deductions or other permitted form of contribution shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

        E.    The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

        A.    Grant of Purchase Right.    A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period. Unless the Plan Administrator determines otherwise prior to the start date of the applicable offering period and subject to the limitations of Article VIII below, each purchase right granted for an offering period shall provide the Participant with the right to purchase up to 3,750 shares of Common Stock on each Purchase Date within that offering period for a maximum of 15,000 shares of Common Stock for an offering period comprised of four Purchase Intervals. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

        Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

        B.    Exercise of the Purchase Right.    Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions or other contributions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions or other form of contribution for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

        C.    Purchase Price.    The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period will be established by the Plan Administrator prior to the start of that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

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        D.    Number of Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions or other permitted form of contribution during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,750 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date shall not exceed 900,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant (and the corresponding maximum number of shares purchasable per Participant for that offering period) and in total by all Participants on each Purchase Date within that offering period.

        E.    Excess Payroll Deductions/Contributions.    Any payroll deductions or other permitted form of contribution not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions or other permitted form of contribution not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

        F.    Suspension of Payroll Deductions/Contributions.    In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions or other form of contribution permitted for that offering period shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions or contributions shall not terminate the Participant's purchase right for the offering period in which he or she is enrolled, and payroll deductions or other permitted form of contribution shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.

        G.    Termination of Purchase Right.    The following provisions shall govern the termination of outstanding purchase rights:

            (i)  A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions or other permitted form of contribution shall be collected from the Participant with respect to the offering period. Any payroll deductions or other permitted contributions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions or other permitted form of contribution collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

           (ii)  The Participant's withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

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          (iii)  Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions or other permitted contributions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions or other permitted contributions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions or other permitted form of contribution be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions or other permitted form of contribution under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

        H.    Change in Control.    Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions or other permitted contributions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for that Purchase Internal pursuant to the Purchase Price provisions of Paragraph C of this Article VII. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants.

        The Corporation shall use reasonable efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

        I.    Proration of Purchase Rights.    Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other permitted form of contribution of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

        J.    ESPP Broker Account.    The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant's Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required

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holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

        The foregoing procedures shall not in any way limit when the Participant may sell his or her shares.    Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

        The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.

        K.    Assignability.    The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

        L.    Stockholder Rights.    A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

        A.    No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

        B.    For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

            (i)  The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

           (ii)  No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

        C.    If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions or other permitted form of contribution which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

        D.    In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

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IX.   EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective for the offering period commencing on the Effective Date; provided, however, that (i) the purchase rights for that initial offering period shall be subject to the provisions of Paragraph E of Article IV and (ii) no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

        B.    The Plan shall serve as the successor to the Predecessor Plan, and no further offering periods under the Predecessor Plan shall commence after December 31, 2009.

        C.    Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in April 2020, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions or other forms of contribution shall be collected, under the Plan following such termination.

X.    AMENDMENT OF THE PLAN

        A.    The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any subsequent Purchase Interval.

        B.    In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization or (ii) modify the eligibility requirements for participation in the Plan.

XI.   GENERAL PROVISIONS

        A.    All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

        B.    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        C.    The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

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 Schedule A

Corporations Participating in
the United Online, Inc.
2010 Employee Stock Purchase Plan

Juno Internet Services, Inc.
NetZero, Inc.
United Online Advertising Network, Inc.
Classmates Online, Inc.
MyPoints.com, Inc.
FTD.COM, Inc.
Florists' Transworld Delivery, Inc.

 APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    Board shall mean the Corporation's Board of Directors.

        B.    Cash Earnings shall mean (i) the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan and (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Cash Earnings shall not include any contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

        C.    Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

            (i)  a merger, consolidation or other reorganization approved by the Corporation's stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

           (ii)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

          (iii)  the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's existing stockholders,

          (iv)  a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation's assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation's assets, as the case may be, or a parent thereof, or

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           (v)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases for any reason to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, but excluding for purposes of both clauses (A) and (B) any person appointed or elected to the Board in connection with an actual or threatened proxy contest for Board membership or any other actual or threatened solicitation of proxies for the election of Board members.

        D.    Code shall mean the Internal Revenue Code of 1986, as amended.

        E.    Common Stock shall mean the Corporation's common stock.

        F.     Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        G.    Corporation shall mean United Online, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of United Online, Inc., which shall assume the Plan.

        H.    Effective Date shall be May 3, 2010. Any Corporate Affiliate that becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

        I.     Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401 (a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

        J.     Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

        K.    Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        L.    1933 Act shall mean the Securities Act of 1933, as amended.

        M.   1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        N.    Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        O.    Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

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        P.     Plan shall mean the United Online, Inc. 2010 Employee Stock Purchase Plan, as set forth in this document.

        Q.    Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

        R.    Predecessor Plan shall mean the Corporation's 2001 Employee Stock Purchase Plan.

        S.     Purchase Date shall mean the last business day of each Purchase Interval.

        T.     Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant; provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, designate a different duration for the Purchase Intervals within that offering period.

        U.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000062853_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Robert Berglass 02 Kenneth L. Coleman UNITED ONLINE, INC. 21301 BURBANK BLVD. WOODLAND HILLS, CA 91367 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. 3. To approve the adoption and implementation of the United Online, Inc. 2010 Incentive Compensation Plan. 4. To approve the adoption and implementation of the United Online, Inc. 2010 Employee Stock Purchase Plan. NOTE: The Company may transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000062853_2 R2.09.05.010 United Online, Inc. Proxy United Online Annual Meeting of Stockholders May 27, 2010 This Proxy is Solicited on Behalf of the Board of Directors of United Online, Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . UNITED ONLINE, INC. Annual Meeting of Stockholders May 27, 2010 10:30 AM This Proxy is solicited on behalf of the Board of Directors of United Online, Inc. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 27, 2010 and the Proxy Statement, and appoints Mark R. Goldston and Scott H. Ray and each of them, the Proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $0.0001 per share, of United Online, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of United Online, Inc. to be held on Thursday, May 27, 2010 at 10:30 a.m. Pacific time at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367, or at any and all adjournments and postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors recommends a vote FOR the election of each of the director nominees listed on the reverse side, and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified by the undersiged on the reverse side. IF NO SPECIFICATION IS MADE AND THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE, IN FAVOR OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed on the other side)

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS
Director Summary Compensation Table
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE: APPROVAL OF 2010 INCENTIVE COMPENSATION PLAN
PROPOSAL FOUR: APPROVAL OF 2010 EMPLOYEE STOCK PURCHASE PLAN
OTHER MATTERS
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
RELATED-PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
EXHIBIT A UNITED ONLINE, INC. 2010 INCENTIVE COMPENSATION PLAN
ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO DISCRETIONARY GRANT PROGRAM
ARTICLE THREE STOCK ISSUANCE PROGRAM
ARTICLE FOUR INCENTIVE BONUS PROGRAM
ARTICLE FIVE MISCELLANEOUS
APPENDIX
EXHIBIT B UNITED ONLINE, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
Schedule A
APPENDIX